Exhibit 10.22

CONFIDENTIAL TREATMENT REQUESTED

Certain portions of this document have been omitted pursuant to a request for Confidential Treatment and, where applicable, have been marked with “[***]” to indicate where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

CREDIT AGREEMENT dated as of March 31, 2016
among
DOMINO SOLAR LTD
as Borrower
SOLARCITY CORPORATION as Performance Guarantor and as Manager DOM SOLAR LESSOR I, LP as Original Lessor
Credit Suisse AG, New York Branch
as Agent for the financial institutions that may from time to time become parties hereto as Lenders LENDERS from time to time party hereto FUNDING AGENTS from time to time party hereto and
U.S. Bank National Association, as Paying Agent and as Custodian

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

i

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ii

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SCHEDULES

Schedule I	--	Lockbox Bank, Lockbox Account, Collection Account, Inverter Replacement Reserve Account, Liquidity Reserve Account, Pre-Placed In Service Reserve Account, and Distribution Account
Schedule II	--	Scheduled Host Customer Payments
Schedule III	--	Scheduled PBI Payments
Schedule IV	--	Eligible Solar Asset Criteria
Schedule V	--	Schedule of Solar Assets
Schedule 4.1(W)	--	Environmental Matters

EXHIBITS

EXHIBIT A	--	Defined Terms
EXHIBIT B	--	List of Closing Documents
EXHIBIT C-1	--	Form of Borrowing Base Certificate
EXHIBIT C-2	--	Form of Notice of Borrowing
EXHIBIT D	--	Form of Loan Note
EXHIBIT E EXHIBIT F EXHIBIT G	-- -- --	Commitments Form of Notice of Delayed Funding Form of Delayed Funding Notice
EXHIBIT H	--	Form of Lender Joinder

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is entered into as of March 31, 2016, by and among DOMINO SOLAR LTD, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), SOLARCITY CORPORATION, a Delaware corporation, as manager (in such capacity, the “Manager”) and as performance guarantor (in such capacity, the “Performance Guarantor”), DOM SOLAR LESSOR I, LP, an exempted limited partnership formed under the laws of the Cayman Islands, as original lessor (the “Original Lessor”), acting through its general partner, Dom Solar General Partner I, LLC, Credit Suisse AG, New York Branch (“CSNY”), as contractual representative (in such capacity, the “Agent”) for the financial institutions that may become parties hereto (each such financial institution (including any Conduit Lender), a “Lender” and collectively, the “Lenders”), the Lenders, each Funding Agent representing a group of Lenders, and u.s. bank national association, as paying agent (in such capacity, the “Paying Agent”) and as custodian (in such capacity, the “Custodian”).

RECITALS

WHEREAS, prior to the date hereof, the Original Lessor acquired certain Projects from SolarCity pursuant to a series of contribution agreements (each a, “Contribution Agreement”) among SolarCity, certain of its Subsidiaries and the Original Lessor, and such Projects became “Leased Projects” or “Accepted Projects” (as such terms are defined in the Master Lease Agreement) pursuant to the Master Lease Agreement;

WHEREAS, on the date hereof, pursuant to the Master Contribution Agreement, the Original Lessor shall, immediately prior to giving effect to this Agreement, assign, transfer and convey to the Borrower all of its right, title and interest in and to the Master Lease Agreement and other Master Lease Documents, including the Leased Projects and Accepted Projects existing on the date hereof;

WHEREAS, from time to time, the Original Lessor shall acquire additional Projects from SolarCity pursuant to additional Contribution Agreements, and pursuant to the Master Contribution Agreement, the Original Lessor shall contribute such Projects to the Borrower;

WHEREAS, the Borrower desires to monetize (i) a portion of the future Periodic Rent and (ii) cash flows from Non-MLA Solar Assets; and

WHEREAS, the Lenders are willing to provide financing upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

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ARTICLE I
CERTAIN DEFINITIONS

SECTION 1.1     Certain Definitions.  Capitalized terms used but not otherwise defined herein have the meanings given to them in Exhibit A attached hereto.

SECTION 1.2     Computation of Time Periods.  In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each means “to but excluding” and the word “through” means “through and including.”

SECTION 1.3     Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (A) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein), (B) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (C) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (D) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, (E) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, and (F) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re-enacted or expressly replaced.

SECTION 1.4     Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements, except as otherwise specifically prescribed herein.

ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.1     Establishment of the Credit Facility.  On the Closing Date, and subject to and upon the terms and conditions set forth in this Agreement and the other Transaction Documents, the Agent and the Lenders agree to establish the credit facility set forth in this Agreement for the benefit of the Borrower.

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SECTION 2.2     The Advances.  During the Availability Period, each Conduit Lender may, in its sole discretion, and the Committed Lender or the Committed Lenders in the related Lender Group shall, if such Conduit Lender elects, in its sole discretion, not to do so or if there is no Conduit Lender in its related Lender Group, make Advances to the Borrower in an amount, for each Lender Group, equal to its Lender Group Percentage of the amount requested by the Borrower pursuant to Section 2.4; provided, however, that no Lender shall have any obligation to make any Advance that would cause (or permit the Borrower to cause as a result of the Borrower’s intended use of the proceeds of such Advance) the aggregate outstanding principal balance of all Advances to exceed the lesser of (A) the Aggregate Commitment at such time and (B) the Borrowing Base at such time.

SECTION 2.3     Use of Proceeds.  Proceeds of Advances shall only be used by the Borrower to (A) first, make deposits into the Liquidity Reserve Account (up to the Liquidity Reserve Account Required Balance) and into the Pre-Placed In Service Reserve Account (up to the Pre-Placed In Service Reserve Account Required Balance), (B) second, with respect to the first Advance, pay certain fees and expenses incurred in connection with establishment of the credit facility set forth in this Agreement and (C) third, make distributions to the Original Lessor.

SECTION 2.4     Making the Advances.

(A)     Except as otherwise provided herein, the Borrower may request the Lenders to make Advances to the Borrower by the delivery to the Agent and the Funding Agents, not later than 1:00 P.M. (New York City time) on any Business Day of a written notice of such request substantially in the form of Exhibit C-2 attached hereto (each such notice, a “Notice of Borrowing”) together with a duly completed Borrowing Base Certificate signed by a Responsible Officer.  Any Notice of Borrowing and/or Borrowing Base Certificate received by the Agent and the Funding Agents after the time specified in the immediately preceding sentence shall be deemed to have been received by the Agent and the Funding Agents on the next Business Day, and to the extent that results in the proposed Borrowing Date being earlier than two Business Days after the date of delivery of such Notice of Borrowing, then the date specified in such Notice of Borrowing as the proposed Borrowing Date of an Advance shall be deemed to be the Business Day immediately succeeding the proposed Borrowing Date of such Advance specified in such Notice of Borrowing.  The proposed Borrowing Date specified in a Notice of Borrowing shall be no earlier than two Business Days after the date of delivery of such Notice of Borrowing and may be up to a maximum of 30 days after the date of delivery of such Notice of Borrowing.  Unless otherwise provided herein, each Notice of Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of the Advance requested and (ii) the Borrowing Date (which shall be a Business Day).

(B)     The aggregate principal amount of each Advance by the Borrower shall not be less than $1,000,000.

(C)     The Notice of Borrowing shall specify the allocated amount of such Advances to be made by the Lenders in each Lender Group based on its Lender Group Percentage.  Each Conduit Lender may, in its sole discretion, and the Committed Lender or the Committed Lenders shall, if the Conduit Lender in its or their related Lender Group elects, in its

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sole discretion, not to do so or if there is no Conduit Lender in its related Lender Group, make such Advances in immediately available funds in an amount, for each Lender Group, equal to its Lender Group Percentage of the amount requested by the Borrower pursuant to the applicable Notice of Borrowing by no later than 4:00 P.M. (New York City time) on the Borrowing Date specified, directly to or as directed by the Borrower in the applicable Notice of Borrowing.  In connection with the funding of each Advance, the Borrower (or the Agent, on the Borrower’s behalf, out of the proceeds of the initial Advance) shall cause to be deposited into the Liquidity Reserve Account an amount such that the amount on deposit therein is equal to the Liquidity Reserve Account Required Balance.

(D)     Notwithstanding the foregoing, if any Committed Lender who shall have previously notified the Borrower in writing, in substantially the form of Exhibit F hereto, that it has incurred any external cost, fee or expense directly related to and as a result of the “liquidity coverage ratio” under Basel III in respect of its Commitment hereunder or any liquidity agreement between such Committed Lender and the Conduit Lender, or its interest in the Loan Notes, such Committed Lender may, upon receipt of a Notice of Borrowing pursuant to Section 2.4(A), notify the Borrower in writing by 5:00 P.M. (New York City time) two Business Days prior to the Borrowing Date specified in such Notice of Borrowing, in substantially the form of Exhibit G hereto (a “Delayed Funding Notice”), of its intent to fund (or, if applicable and if such Conduit Lender so agrees in its sole discretion, have its Conduit Lender, if applicable, fund all or part of) its allocated amount of the related Advance (such amount, the “Delayed Amount”) on a Business Day that is on or before the thirty-fifth (35th) day following the date of delivery of such Committed Lender of such Delayed Funding Notice (the “Delayed Funding Date”) rather than on the date specified in such Notice of Borrowing.  If any Committed Lender provides a Delayed Funding Notice to the Borrower following the delivery by the Borrower of a Notice of Borrowing, the Borrower may revoke such Notice of Borrowing by delivering written notice of the same to the Agent and the Funding Agents by 12:00 P.M. (New York city time) on the Business Day preceding the related Borrowing Date.  No Committed Lender that has provided a Delayed Funding Notice in respect of an Advance (a “Delayed Funding Lender”) shall be considered to be in default of its obligation to fund its Delayed Amount pursuant to Section 2.4(C) unless and until it has failed to fund the Delayed Amount on or before the Delayed Funding Date.  A Delayed Funding Lender is not obliged to fund until 35 days have elapsed since the funding request.  For the avoidance of doubt, a Delayed Funding Lender shall be required to fund its Delayed Funding Amount regardless of the occurrence of an Amortization Event, Event of Default, Potential Amortization Event or Potential Default which occurs during the period from and including the related Borrowing Date to and include the related Delayed Funding Date, unless such Amortization Event, Event of Default, Potential Amortization Event or Potential Default relates to an Insolvency Event with respect to the Borrower.

(E)     If (i) one or more Delayed Funding Lenders provide a Delayed Funding Notice to the Borrower in respect of a Notice of Borrowing and (ii) the Borrower shall not have revoked the Notice of Borrowing prior to the Business Day preceding such Borrowing Date, the Agent shall, by no later than 12:00 P.M. (New York City time) on the Business Day preceding such Borrowing Date, direct each Lender Group and each Committed Lender that is not a Delayed Funding Lender with respect to such Borrowing Date (each a “Non-Delayed Funding Lender”) to fund an additional portion of such Advance on such Borrowing Date equal to such

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Non-Delayed Funding Lender’s proportionate share (based upon such Non-Delayed Funding Lender’s Commitment relative to the sum of the Commitments of all Non-Delayed Funding Lenders) of the aggregate Delayed Amounts with respect to such Borrowing Date; provided, however, that in no event shall a Non-Delayed Funding Lender be required to fund any amounts in excess of its Commitment.  Subject to Section 2.4(C), in the case of a Non-Delayed Funding Lender that is a Committed Lender, such Committed Lender hereby agrees, or, in the case of a Non-Delayed Funding Lender that is a Lender Group, the Conduit Lender in such Lender Group may agree, in its sole discretion, and the Committed Lenders in such Lender Group hereby agree, to fund such portion of the Advance on such Borrowing Date.

(F)     After the Non-Delayed Funding Lenders fund a Delayed Amount on any Borrowing Date in accordance with Section 2.4(E), the Delayed Funding Lender in respect of such Delayed Amount will be obligated to fund an amount equal to the excess, if any, of (i) such Delayed Amount over (ii) the amount, if any, by which the portion of any principal distribution amount paid to such  Non-Delayed Funding Lenders pursuant to Section 2.7 or any decrease to the outstanding principal balance made in accordance with Section 2.8, on any date during the period from and including such Borrowing Date to but excluding the Delayed Funding Date for such Delayed Amount, was greater than what it would have been had such Delayed Amount been funded by such Delayed Funding Lender on such Borrowing Date (the “Delayed Funding Reimbursement Amount”) with respect to such Delayed Amount on or before its Delayed Funding Date, irrespective of whether the Borrower would be able to satisfy the conditions set forth in Section 3.3(A) to an Advance, in an amount equal to such Delayed Funding Reimbursement Amount on such Delayed Funding Date.  Such Delayed Funding Lender shall fund such Delayed Funding Reimbursement Amount on such Delayed Funding Date by paying such amount to the Agent in immediately available funds, and the Agent shall distribute such funds to each such Non-Delayed Funding Lender, pro rata based on the relative amount of such Delayed Amount funded by such Non-Delayed Funding Lender on such Borrowing Date pursuant to Section 2.4(E).

(G)     If any Committed Lender sends a notice similar to a Delayed Funding Notice to a borrower to which it is a lender in a similarly structured asset-backed warehouse facility, it shall notify the Borrower of the same; provided, however, that the failure of a Committed Lender to provide such notification to the Borrower shall not in any manner prohibit such Committed Lender from sending a Delayed Funding Notice hereunder.

SECTION 2.5     Fees.

(A)     Unused Line Fee.  The Borrower agrees to pay to each Funding Agent, for the benefit of each Committed Lender in its Lender Group and as consideration for the Commitment of such Committed Lender in such Lender Group unused line fees in Dollars (the “Unused Line Fee”) for the period from the Closing Date to the last day of the Availability Period, computed as (i) the applicable Unused Line Fee Percentage times (ii) the average Unused Portion of the Commitments with respect to such Committed Lender during a Collection Period; provided, that for the purposes of this provision, the Commitment of any Committed Lender shall be deemed to be zero if such Lender is in default of its obligations hereunder.  Accrued Unused Line Fees shall be due and payable in arrears (from Distributable Collections as set forth

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and in the order of priority established pursuant to Section 2.7) on each Quarterly Payment Date and on the last day of the Availability Period.

(B)     Manager Fee.  The Borrower shall pay the Manager Fee to the initial Manager and after the resignation or replacement of the initial Manager, the Borrower shall pay the Manager Fee to a Successor Manager appointed in accordance with the Management Agreement.

(C)     Custodial Fee.  The Borrower shall pay to the Custodian the Custodial Fee.

(D)     Paying Agent Fee.  The Borrower shall pay to the Paying Agent the Paying Agent Fee.

(E)     Payment of Fees.  The fees set forth in Section 2.5(A), (B), (C), and (D) shall be payable on each Quarterly Payment Date by the Borrower from Distributable Collections as set forth and in the order of priority established pursuant to Section 2.7.

SECTION 2.6     Reduction/Increase of the Commitment.

(A)     The Borrower may, on any Business Day, upon written notice given to the Agent and each of the Funding Agents not later than two Business Days prior to the date of the proposed action (which notice may be conditioned upon any event), terminate in whole or reduce in part, on a pro rata basis based on its Lender Group Percentage, the Unused Portion of the Loan Commitments with respect to each Lender Group; provided, however, that (i) any partial reduction shall be in the amount of $3,000,000 or an integral multiple thereof and (ii) any Unused Portion of the Loan Commitments so reduced may not be increased again without the written consent of the related Committed Lenders in such Lender Group.  As used in this Section 2.6 and in Section 2.5, the “Unused Portion of the Loan Commitments” shall mean with respect to a Lender Group on any day the excess of (x) the Commitment of the Committed Lender in such Lender Group as of 5:00 P.M. (New York City time) on such day, over (y) (1) the sum of the aggregate outstanding principal balance of the Advances of all of the Lenders in such Lender Group as of 5:00 P.M. (New York City time) on such day plus (2) during a Delayed Funding Period, the Delayed Amount of its Committed Lender as of 5:00 P.M. (New York City time).

(B)     The Borrower may, on any Business Day upon written notice given to the Agent and each of the Funding Agents, request an increase, on a pro rata basis based on its Lender Group Percentage, of the Commitments of the Committed Lender(s) in each Lender Group; provided, however, that any increase shall be at least equal to $5,000,000 or an integral multiple thereof but shall in no event cause the Aggregate Commitment to exceed the Maximum Facility Amount.  Each Committed Lender shall, within five Business Days of receipt of such request, notify the Agent and the Agent shall in turn notify the Borrower in writing (with copies to the other members of the applicable Lender Group) whether or not each Committed Lender has, in its sole discretion, agreed to increase its Commitment.  If a Committed Lender does not send any notification to the Agent within such five Business Day period, such Committed Lender

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shall be deemed to have declined to increase its Commitment and there shall be no increase in the Commitments of any Committed Lender.

SECTION 2.7     Repayment of the Advances.

(A)     Notwithstanding any other provision herein to the contrary, the outstanding principal balance of the Advances and the other Obligations owing under this Agreement, together with all accrued but unpaid interest thereon, shall be due and payable, if not due and payable earlier, on the Facility Maturity Date.

(B)     On each Quarterly Payment Date, the Paying Agent shall apply all amounts on deposit in the Distribution Account on such Quarterly Payment Date (the “Distributable Collections”) to the Obligations in the following order of priority (such allocations to be made by the Paying Agent based solely on information contained in the Manager Report relating to such related Collection Period:

(i)     first, ratably, (a) to the Qualifying Hedge Counterparty under each Hedge Agreement, the payment of all amounts which are due and payable by the Borrower to such Qualifying Hedge Counterparty on such date (other than fees, expenses, termination payments, indemnification payments, tax payments or other similar amounts), pursuant to the terms of the applicable Hedge Agreement (net of all amounts which are due and payable by such Qualifying Hedge Counterparty to the Borrower on such date pursuant to the terms of such Hedge Agreement) and (b) to the Paying Agent, the Paying Agent Fee and payments in respect of any indemnification obligations, other expenses and any other amounts which are due and payable at such time, in each case, pursuant to the Transaction Documents, but (with respect to this subclause (b)) only up to $50,000 and the Capped Expense Amount per calendar year so long as no Event of Default has occurred and the Obligations have not been accelerated;

(ii)     second, (a) to the Manager, the Manager Fee, plus any accrued and unpaid Manager Fees and (b) to the Custodian, the Custodial Fee, plus any accrued and unpaid Custodial Fees;

(iii)     third, to each Funding Agent, for the benefit of and on behalf of the Lenders in its Lender Group, the Interest Distribution Amount (allocated among the Lender Groups based on their Lender Group Percentages);

(iv)     fourth, to each Funding Agent, for the benefit of and on behalf of each Committed Lender in its Lender Group, the payment of the Unused Line Fee payable to such Committed Lender;

(v)     fifth, ratably (a) in the event that the aggregate outstanding principal balance of all Advances shall exceed the Borrowing Base (a “Borrowing Base Deficiency”), to each Funding Agent, on behalf of the Lenders in its Lender Group, for the prepayment and reduction of the aggregate outstanding principal balance of all Advances, an amount equal to such excess (allocated ratably among the Lender Groups based on their Lender Group Percentages) plus accrued and unpaid interest on the

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Advances repaid, and (b) to the Agent for the account of the Qualifying Hedge Counterparty under each Hedge Agreement, the payment of all termination payments which arose due to a default by the Borrower under such Hedge Agreement and are due and payable by the Borrower to such Qualifying Hedge Counterparty on such date, pursuant to the terms of the applicable Hedge Agreement;

(vi)     sixth, if the amount on deposit in the Liquidity Reserve Account is less than the Liquidity Reserve Account Required Balance, to the Liquidity Reserve Account until the amount on deposit in the Liquidity Reserve Account shall equal the Liquidity Reserve Account Required Balance;

(vii)     seventh, if the amount on deposit in the Pre-Placed In Service Reserve Account is less than the Pre-Placed In Service Reserve Account Required Balance, to the Pre-Placed In Service Reserve Account until the amount on deposit in the Pre-Placed In Service Reserve Account shall equal the Pre-Placed In Service Reserve Account Required Balance

(viii)     eighth, if the Availability Period has ended, to the Inverter Replacement Reserve Account, the Inverter Replacement Reserve Deposit until the amount on deposit in the Inverter Replacement Reserve Account shall equal the Inverter Replacement Reserve Account Required Amount;

(ix)     ninth, if the Availability Period has ended, to the Agent and each Funding Agent on behalf of themselves and the Lenders in the related Lender Group, the aggregate amount of all amounts then due from the Borrower to the Agent, such Funding Agent and such Lenders in the Lender Group including, without limitation, the aggregate outstanding principal balance of all Advances (allocated among such amounts as selected by the Agent provided that payment of the aggregate outstanding principal balance of all Advances shall be allocated ratably among the Lender Groups based on their Lender Group Percentages);

(x)     tenth, to the Agent for the account of the Qualifying Hedge Counterparty under each Hedge Agreement, the payment of all termination payments which arose due to a default by the Qualifying Hedge Counterparty under such Hedge Agreement and all fees, expenses, indemnification payments, tax payments or other amounts (to the extent not previously paid hereunder) which are due and payable by the Borrower to such Qualifying Hedge Counterparty on such date, pursuant to the terms of the applicable Hedge Agreement;

(xi)     eleventh, to the Agent and each Funding Agent, on behalf of themselves and/or the Lenders in its Lender Group, the payment of any Breakage Costs and/or Liquidation Fees and all other expenses and amounts (other than those already provided for above) payable by the Borrower to the Agent, such Funding Agents or such Lenders hereunder or under any other Transaction Document;

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(xii)     twelfth, to the Paying Agent, the Custodian, and/or the Manager, any indemnification or other obligations owed to the Paying Agent, the Custodian, and/or the Manager, respectively pursuant to the Transaction Documents, and in the case of the Paying Agent, not paid pursuant to clause (i) above;

(xiii)     thirteenth, to each Funding Agent on behalf of its Lender Group, the prepayment of Advances in accordance with Section 2.8;

(xiv)     fourteenth, to the Manager, all Manager Extraordinary Expenses not previously paid;

(xv)     fifteenth, all Distributable Collections remaining in the Distribution Account after giving effect to the preceding distributions in this Section 2.7(B), first to the Performance Guarantor to reimburse the Performance Guarantor for any Liquidated Damages Amount paid by the Performance Guarantor and included in such Distributable Collections, and then any remaining amount to an account of the Original Lessor at the direction of the Borrower pursuant to the Payment Direction Letter, free and clear of all Liens.

SECTION 2.8     Prepayments.  The Borrower may at any time upon written notice to the Agent, the Funding Agents and to the Paying Agent, prepay the aggregate principal balance of all outstanding Advances, which notice shall be given at least two Business Days prior to the proposed date of such prepayment.  The prepayment (which need not be on a Quarterly Payment Date) shall be accompanied by (A) the payment of all accrued but unpaid interest on the amounts to be so prepaid and (B) any Liquidation Fee in connection with such prepayment if such prepayment is not made on a Quarterly Payment Date.  The Borrower shall deposit all proceeds of any prepayment made in accordance with this Section 2.8 into the Distribution Account on the date of receipt of such proceeds and immediately apply such proceeds in accordance with the priority of payments set forth in a report of the Manager, in form and substance satisfactory to the Agent (and any excess proceeds shall, at the option of the Agent, in whole or in part, be retained in the Distribution Account and distributed in accordance with the priority of payments set forth in Section 2.7(B) on the next Quarterly Payment Date).

SECTION 2.9     [Reserved].

SECTION 2.10     Interest.  The holders of the Loan Notes shall be entitled to the Interest Distribution Amount payable on each Quarterly Payment Date in accordance with Section 2.7(B).

SECTION 2.11     Breakage Costs; Liquidation Fees; Increased Costs; Capital Adequacy; Illegality; Additional Indemnifications.

(A)     Breakage Costs and Liquidation Fees.  (i) If an Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower hereby agrees to pay Breakage Costs, if any.

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(ii)     The Borrower further agrees to pay all Liquidation Fees associated with a reduction of the principal balance of any Advance at any time.  The Borrower shall not be responsible for any Liquidation Fees or any other loss, cost, or expenses arising at the time of, and arising solely as a result of, any assignment made pursuant to Section 10.8 and the reallocation of any portion of the Advances of the Lender making such assignment unless, in each case, such assignment is requested by the Borrower.

(B)     Increased Costs.  If (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation by a Governmental Authority, (ii) the compliance by any Lender, the Agent or any Affiliate thereof (each of which, an “Affected Party”) with any guideline or request from any Governmental Authority (whether or not having the force of law) or (iii) any Change in Law, (a) shall subject any Affected Party to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) shall impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party, or (c) shall impose any other condition cost or expense affecting the Collateral or the rights of any Lender and the Agent hereunder, the result of which is to increase the cost to any Affected Party under this Agreement or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then within ten Business Days after written demand by such Affected Party, the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered to the extent such additional or increased costs or reduction are incurred or suffered in connection with the Collateral, any obligation to make Advances hereunder, any of the rights of such Lender or the Agent hereunder, or any payment made hereunder.

(C)     Capital Adequacy.  If (i) the introduction of or any change after the Closing Date in or in the interpretation of any law, guideline, rule, regulation, directive or request, (ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, or (iii) any other Change in Law has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change, compliance or Change in Law (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten Business Days after written demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

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(D)     Illegality.  If as a result of any event or circumstance similar to those described in 2.11(B), or 2.11(C), any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then within ten Business Days after written demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts paid by it.

(E)     In determining any amount provided for in this Section 2.11, the Affected Party may use any reasonable averaging and attribution methods.  Any Affected Party making a claim under this Section 2.11 shall submit to the Borrower a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent manifest error.

SECTION 2.12     Payments and Computations.

(A)     The Borrower (through the Paying Agent pursuant to Section 2.7(B) and as otherwise permitted in this Agreement) shall make each payment and prepayment hereunder and under the Loan Notes in respect of principal, interest, expenses, indemnities, fees or other Obligations due from the Borrower not later than 3:00 P.M. (New York City time) on the day when due in U.S. Dollars to the related Funding Agent in immediately available, same-day funds in accordance with standing wire instructions provided by such Funding Agent to the Paying Agent.  Any prepayment made in accordance with Section 2.8 shall be made to each Funding Agent no later than 1:00 P.M. (New York City time) on the day when due in U.S. Dollars to the related Funding Agent in immediately available, same-day funds in accordance with standing wire instructions provided by such Funding Agent to the Paying Agent.  Payments on Obligations may also be made by (i) application of funds in the Distribution Account as provided in Section 2.7(B) or (ii) by the making of additional Advances as provided in Section 2.4.  All computations of interest shall be made by the applicable Funding Agent on the basis of a year of 360 days in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.  Each determination by a Funding Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(B)     All payments to be made in respect of fees, if any, due to the Agent from the Borrower hereunder shall be made on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue.

SECTION 2.13     Payment on Non-Business Days.  Whenever any payment hereunder or under the Loan Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

SECTION 2.14     [Reserved].

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SECTION 2.15     Taxes.

(A)     Defined Terms.  For purposes of this Section 2.15 the term “applicable Law” includes FATCA.

(B)     Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law.  If any applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by or on account of a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by or on the account of an obligation of the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(C)     Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of a Funding Agent timely reimburse it for the payment of, any Other Taxes.

(D)     Indemnification by the Borrower.  The Borrower shall indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to each Funding Agent), or by a Funding Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(E)     Indemnification by the Lenders.  Each Committed Lender shall severally indemnify each Funding Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Committed Lender (but only to the extent that the Borrower has not already indemnified such Funding Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), and (ii) any Excluded Taxes attributable to such Committed Lender, in each case, that are payable or paid by a Funding Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Committed Lender by its Funding Agent shall be conclusive absent manifest error.  Each Committed Lender hereby authorizes its Funding Agent to set off and apply any and all amounts at any time owing to such Committed Lender under any Transaction Document or otherwise

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payable by such Funding Agent to the Lender from any other source against any amount due to such Funding Agent under this paragraph (E).

(F)     Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.15, the Borrower shall deliver to each Funding Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Funding Agent.

(G)     Status of Recipients.  (ii) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the related Funding Agent, at the time or times reasonably requested by the Borrower or such Funding Agent, such properly completed and executed documentation reasonably requested by the Borrower or such Funding Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Recipient, if reasonably requested by the Borrower or the related Funding Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or such Funding Agent as will enable the Borrower or such Funding Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.15(G)(ii)(a), (ii)(b) and (ii)(d) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii)     Without limiting the generality of the foregoing,

(a)     any Recipient that is a U.S. Person shall deliver to the Borrower and the related Funding Agent on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or such Funding Agent), executed originals of IRS Form W-9 certifying that such Recipient is exempt from U.S. federal backup withholding tax;

(b)     any Recipient that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the related Funding Agent (in such number of copies as shall be requested by the Borrower or such Funding Agent) on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or such Funding Agent), whichever of the following is applicable:

(1)     in the case of a Recipient claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax

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treaty and (y) with respect to any other applicable payments under any Transaction Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)     executed originals of IRS Form W-8ECI;

(3)     in the case of a Recipient claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Recipient is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(4)     to the extent a Recipient is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Recipient is a partnership and one or more direct or indirect partners of such Recipient are claiming the portfolio interest exemption, such Recipient may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(c)     any Recipient that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the related Funding Agent (in such number of copies as shall be requested by the Borrower or the Agent) on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or such Funding Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or such Funding Agent to determine the withholding or deduction required to be made; and

(d)     if a payment made to a Recipient under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Recipient shall deliver to the Borrower and the related Funding Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or such Funding Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or such Funding Agent as may be necessary for the Borrower and

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such Funding Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the related Funding Agent in writing of its legal inability to do so.

(H)     Forms for Paying Agent.  The Agent and each Funding Agent shall deliver to the Paying Agent on or before the first Quarterly Payment Date, executed originals of IRS Form W-9 certifying that the Agent or such Funding Agent is exempt from U.S. federal backup withholding tax.

(I)     Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (I) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (I), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (I) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph (I) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person or apply for any refund of Taxes.

(J)     Survival.  Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of a Funding Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

SECTION 2.16     Request for Borrowing Exceeding Aggregate Commitment.

(A)     Notice.  The Borrower may, from time to time during the Availability Period, prior to the issuance of a Notice of Borrowing, send a written notice to the Agent (who shall promptly forward the same to each Lender Group) setting forth the Borrower’s intent to

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request a borrowing that will cause the sum of all outstanding Advances to exceed the Aggregate Commitment.  Such notice shall be sent no earlier than five Business Days prior to the date on which the Borrower intends to send the related Notice of Borrowing and shall set forth the amount by which the sum of all outstanding Advances will exceed the Aggregate Commitment and the related Borrowing Date.

(B)     Approval/Disapproval.  Upon receipt of the notice described in Section 2.16(A) by the Agent, the Agent shall, no later than five Business Days after receipt thereof, obtain the written approval or disapproval of each Committed Lender regarding the requested Advances, which approval shall be granted or not granted in the sole discretion of each Committed Lender.  If the making of the requested Advances is approved, the Borrower shall, in accordance with procedures set forth in Section 2.4, send the related Notice of Borrowing.  Any approved Advances to be made by the Lenders in a Lender Group shall be funded pro rata among the Lender Groups based on their then outstanding Advances and within each Lender Group pursuant to any allocation as agreed to by all of the members of such Lender Group.  If  the making of the requested Advances is not approved, then the Borrower shall, prior to sending its Notice of Borrowing, modify the same in a manner sufficient to ensure that the requested borrowing does not cause the sum of all outstanding Advances to exceed the Aggregate Commitment.

(C)     Commitment.  For the avoidance of doubt, if the making of an Advance that would cause the sum of all outstanding Advances to exceed the Aggregate Commitment is approved, each Committed Lender’s Commitment shall not be increased or be deemed to be increased.  Each Committed Lender’s Commitment shall remain as set forth on Exhibit E unless increased and/or reduced from time to time in accordance with Section 2.6 or amended in connection with assignments made by such Committed Lender pursuant to Section 10.8.  Moreover, the Borrower must go through the procedures described in Sections 2.16(A) and (B) each time a request for an Advance is made which would cause the sum of all outstanding Advances to exceed the Aggregate Commitment.

(D)     Conduit Lender Advances.  Nothing set forth in this Section 2.16 requires a Conduit Lender to make any Advance, however a Conduit Lender may, in its sole discretion, make the Advance requested pursuant to this Section 2.16 for its Lender Group.  Any Advance approved pursuant to this Section 2.16 shall be made pursuant to and in accordance with Sections 2.2 and 2.4.

ARTICLE III
CONDITIONS OF LENDING AND CLOSING

SECTION 3.1     Conditions Precedent to Closing.  The following conditions shall be satisfied on or before the Closing Date:

(A)     Transaction Documents and other Closing Documents. Each of the Transaction Documents and the Master Lease Documents shall be executed on or before the Closing Date shall be in full force and effect and all consents, waivers and approvals necessary for the consummation of the transactions contemplated thereby shall have been obtained and

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shall be in full force and effect, and the Agent shall have received a duly executed counterpart thereof; provided, however, that (i) the delivery of the Loan Notes shall be made in accordance with Section 3.1(B) and (ii) the Borrower shall deliver  to the Agent copies (in pdf format) of the Master Lease Documents.  The Agent shall have received each of the items listed on the List of Closing Documents marked as “Closing Date Documents”, each in form and substance satisfactory to the Agent.

(B)     Receipt of Loan Note.  The Agent shall have received a duly executed, Loan Note for each Lender Group that has requested the same.

(C)     No Material Adverse Effect.  Since December 31, 2015, there has been no Material Adverse Effect with respect to the Borrower, the Original Lessor, the Manager or the Performance Guarantor.

(D)     Know Your Customer Information.  The Agent, the Custodian and the Paying Agent shall have received all documentation and other information required by regulatory authorities under applicable “Know Your Customer” and anti-money laundering rules and regulations, including the Patriot Act.

(E)     Payment of Fees.  On or prior to the Closing Date, the Borrower shall have paid all fees previously agreed in writing to be paid on or prior to the Closing Date.

(F)     Enforceability of Loan Note.  Each Loan Note shall be entitled to the benefit of the security provided herein and under the Security Agreement and shall constitute the legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally or general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)).

(G)     Evidence of Insurance.  The Agent shall have received certification evidencing coverage under the insurance policies referred to in Section 5.1(L).

(H)     Tax Undertaking.  The Borrower shall have applied for, and expects to receive, an undertaking from the Governor in the Cabinet of the Cayman Islands to the effect that, in accordance with Section 6 of the Tax Concessions Law (2011 Revision) of the Cayman Islands, for a period of twenty years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax to be levied on profits, income or on gains or appreciation will apply to the Borrower.

SECTION 3.2     Conditions Precedent to the Initial Advances.  The obligation of each Lender to make the initial Advances hereunder is subject to the satisfaction of each of the following conditions on or prior to the initial Borrowing Date:

(A)     Initial Funding Documents. The Agent shall have received each of the items listed on the List of Closing Documents marked as “Initial Funding Documents”, each in form and substance satisfactory to the Agent.

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(B)     No Material Adverse Change.  Since December 31, 2015, there has been no material adverse change with respect to the business or operations of any of the Borrower, the Original Lessor, the Manager or the Performance Guarantor, in each case, that could materially inhibit such Person’s ability to perform its respective obligations under the Transaction Documents to which it is a party.

SECTION 3.3     Conditions Precedent to All Advances.

(A)     Except as otherwise expressly provided below, the obligation of each Committed Lender to make or participate in each Advance (including the initial Advances hereunder) shall be subject, at the time thereof, to the satisfaction of the following conditions:

(i)     the Facility Maturity Date shall not have occurred, nor shall it occur as a result of making such Advance, and the Availability Period shall not have ended;

(ii)     all of the representations and warranties (a) of the Borrower contained in this Agreement, any other Transaction Document and the Master Lease Agreement (except, in the case of the Master Lease Agreement, as expressly waived by the Lessee in writing) and (b) of the Manager, the Original Lessor or the Performance Guarantor contained in this Agreement or any other Transaction Document to which it is a party, shall, in all cases, be true and correct with the same effect as though such representations and warranties had been made on and as of the date of such Advance, except to the extent that such representations and warranties expressly relate to an earlier specified date or period, in which case such representations and warranties shall have been true and correct as of the date when made or for the respective period, as the case may be;

(iii)     no Amortization Event, Event of Default, Potential Amortization Event or Potential Default has occurred and is continuing;

(iv)     no later than two Business Days prior to the requested Borrowing Date, the Agent shall have received a properly completed Notice of Borrowing and a Borrowing Base Certificate (reflecting a Borrowing Base that equals or exceeds the sum of the outstanding Advances after giving effect to such proposed Advances) from the Borrower;

(v)     the Management Agreement, the Custodial Agreement and each other Transaction Document shall each be in full force and effect;

(vi)     since the later of December 31, 2015 and the date of the latest audited financial statements of the Borrower, there has been no Material Adverse Effect with respect to the Borrower;

(vii)     on or prior to the related Borrowing Date, the Agent shall have received (x) the related Custodial Certification in respect of the related Solar Assets from the Custodian pursuant to the Custodial Agreement, and (y) except as expressly waived in writing by the Lessee, copies or access to copies of the documents required to be

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delivered by the Borrower to the Lessee pursuant to Section 2.4(b), (c) and (d) of the Master Lease Agreement;

(viii)     the amount on deposit in the Liquidity Reserve Account shall not be less than the Liquidity Reserve Account Required Balance, taking into account the application of the proceeds of the proposed Advance on such date and the increase of the aggregate principal balance of all outstanding Advances on such date;

(ix)     the amount on deposit in the Pre-Placed In Service Reserve Account shall not be less than the Pre-Placed In Service Reserve Account Required Balance, taking into account the application of the proceeds of the proposed Advance on such date and the increase of the aggregate principal balance of all outstanding Advances on such date;

(x)     the Borrower shall be in compliance with all Hedge Requirements;

(xi)     to the extent the sum of all outstanding Advances is in excess of the Aggregate Commitment or the requested Advance, if made, would cause the sum of all outstanding Advances to exceed the Aggregate Commitment, the Borrower shall have, pursuant to the procedures set forth in Section 2.16, received the written approval of the Committed Lenders with respect to such Advance, such approval to be granted by each Committed Lender in its sole discretion;

(xii)     no “Event of Default” under the Kronor Facility or the MyPower Facility has occurred and is continuing; and

(xiii)     after giving effect to such Advance, the sum of all outstanding Advances shall not exceed the Maximum Facility Amount.

(B)     Each Notice of Borrowing submitted by the Borrower after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in this Section 3.3 have been satisfied on and as of the date of the applicable Notice of Borrowing.

Article II
REPRESENTATIONS AND WARRANTIES

SECTION 4.1     Representations and Warranties.  As of the Closing Date and as of each Borrowing Date, the Borrower, the Original Lessor, the Manager and the Parent Guarantor, each as to itself only and not to any other party, represent and warrant to the Custodian, the Paying Agent, the Agent, each Funding Agent and each Lender, that all of its representations and warranties set forth in the Transaction Documents to which it is a party are true and correct as of such day as though made on and as of such day (except for representations and warranties which speak of another date, which representations and warranties shall be true and correct as of such other date), in each case as represented and warranted by such party in the Transaction Document to which it is a party.  Additionally, the Borrower, the Original Lessor, the Manager and the Parent Guarantor (to the extent explicitly mentioned in any of the following subsections), as applicable, each as to itself only and not as to any other party, represent and

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warrant as follows as of the Closing Date and as of each Borrowing Date and, with respect to clauses (F), (I), (K) - (N), (R) - (T) and (V) - (X) only, as of the date of the Manager Report delivered with respect to the related Quarterly Payment Date:

(A)     Organization; Corporate Powers.  The Borrower is duly formed and is validly existing as an exempted company incorporated with limited liability and is in good standing under the laws of the Cayman Islands with full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to perform the terms and provisions hereof and thereof; the Borrower is duly qualified to do business as a foreign business entity in good standing, and has obtained all required licenses and approvals, if any, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications except those jurisdictions in which failure to be so qualified would not have a Material Adverse Effect with respect to the Borrower.

(B)     Authority and Enforceability.  The Borrower has the full power and authority to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is party and no consent or approval of any Person is required for the execution, delivery or performance by the Borrower of this Agreement and each other Transaction Document to which it is a party.  The Borrower has duly executed and delivered each Transaction Document to which it is party and each Transaction Document to which it is party constitutes valid, legal and binding obligations of the Borrower enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(C)     Applicable Law; Government Approvals.  The Borrower is not in violation of, and the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party will not constitute a violation by the Borrower with respect to, any law, statute, rule, order or decree of any court or any order, regulation or demand of any federal, State, municipal or governmental agency, which violation might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Borrower or its properties or might have consequences that would materially affect the performance of its duties hereunder or thereunder.

(D)     Litigation.  No proceeding of any kind, including, but not limited to litigation, arbitration, judicial or administrative, is pending or, the Borrower’s knowledge, threatened against or contemplated by the Borrower which could reasonably be expected to have a material adverse effect on the execution, delivery, performance or enforceability of this Agreement or any other Transaction Document or any Master Lease Document.

(E)     Contractual Obligations and Organizational Documents.  The execution and delivery of this Agreement, the Master Lease Agreement and each other Transaction Document to which the Borrower is a party by the Borrower and its performance and compliance with the terms hereof and thereof will not violate the Borrower’s organization documents, including its certificate of incorporation and memorandum and articles of association, or constitute a default

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(or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract or any other material agreement or instrument (including, without limitation, the Transaction Documents) to which the Borrower is a party or which may be applicable to the Borrower or any of its assets.

(F)     Compliance with Margin Regulations.  The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(G)     Accounts.  The names and addresses of the Lockbox Bank, together with the account numbers of the Lockbox Account, the Collection Account, the Distribution Account, the Inverter Replacement Reserve Account, the Pre-Placed In Service Reserve Account and the Liquidity Reserve Account are specified on Schedule I attached hereto, as updated pursuant to Section 5.1(O).  Other than accounts on Schedule I attached hereto, the Borrower does not have any other accounts.

(H)     ERISA.  None of the assets of the Borrower are subject to Title I of ERISA, Section 4975 of the Internal Revenue Code, or, by reason of any investment in the Borrower by any governmental plan, as the case may be, any other federal, state, or local provision similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code.  Neither the Borrower nor any of its ERISA Affiliates has maintained, participated or had any liability in respect of any Plan during the past six years which could reasonably be expected to subject the Borrower or any of its ERISA Affiliates to any tax, penalty or other liabilities.  With respect to any Plan which is a Multi-Employer Plan, no such Multi-Employer Plan is in “reorganization” or is “insolvent,” as defined in Title IV ERISA, in each case, if the reorganization or insolvent status continues unremedied for 30 days.  No ERISA Event has occurred or is reasonably likely to occur.

(I)     Taxes.  Each of the Borrower and the Original Lessor has timely filed all federal, state, provincial, territorial, foreign and other tax returns and reports required to be filed under applicable law, and has timely paid all federal, state, foreign and other Taxes levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  Each of the Manager and the Performance Guarantor has timely filed all federal, state, provincial, territorial, foreign and other tax returns and reports required to be filed under applicable law, and has timely paid all federal, state, foreign and other Taxes levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP unless the failure to timely file such tax returns and reports or to timely pay such Taxes will not have a Material Adverse Effect with respect to the Manager or the Performance Guarantor, as applicable.  No Tax lien or similar adverse claim has been filed with respect to the Borrower’s property, and no claim is being asserted against the Borrower or its property, with respect to any such Tax.  Any Taxes due and payable by any of the Borrower, the Original Lessor, the Manager and the Performance Guarantor in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions

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contemplated hereby or thereby have been timely paid or shall have been paid if and when due.  The Borrower is not liable for Taxes payable by any other Person.

(J)     Material Agreements.  There are no breaches or defaults by it under the Transaction Documents to which it is a party or, with respect to the Borrower, the Master Lease Agreement, or any other agreement to which it is a party which would have a Material Adverse Effect with respect to such entity.

(K)     Accuracy of Information.  All written information that has been made available by the Borrower or any Affiliate thereof to the Paying Agent, the Custodian, the Agent or any Lender in connection with the transactions contemplated by this Agreement and the other Transaction Document (when taken as a whole, including, without limitation, updated or supplemented information), or that has been furnished by the Borrower or any Affiliate thereof to any third party in connection with the preparation and delivery by such third party of a report or certificate to the Paying Agent, the Custodian, the Agent or any Lender, is complete and correct in all material respects, and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading under the circumstances in which they are made, and (ii) to the Borrower’s knowledge, each third party report or certificate furnished by or on behalf of the Borrower or any Affiliate thereof to the Paying Agent, the Custodian, the Agent or any Lender, is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading under the circumstances in which they are made; provided, however, that in each case no representation or warranty is made with respect to projections, assumptions or other forward-looking statements.

(L)     No Material Adverse Change.  Since the later of December 31, 2015 and the date of the latest audited financial statements of the Borrower, the Original Lessor, the Manager and the Performance Guarantor, there has been no material adverse change with respect to the businesses or operations of the Borrower, the Original Lessor, the Manager and the Performance Guarantor, in each case that could materially inhibit such Person’s ability to perform its respective obligations under the Transaction Documents and the Master Lease Agreement to which it is party.

(M)     Investment Company Act.  The Borrower is not required to register as an “investment company” as such term is defined in the 1940 Act.  In making this determination, the Borrower is relying primarily on an exclusion from the definition of “investment company” or on an exemption from registration under the 1940 Act, as contained in Section 3(a)(1) of the 1940 Act (although additional exclusions or exemptions may be available).

(N)     Covered Fund.  The Borrower is being structured so as not to constitute a “covered fund” for purposes of Section 619 of the Dodd-Frank Act based on its current interpretations. In determining that the Borrower is not a “covered fund”, the Borrower will not be relying solely on the exclusion from the definition of “investment company” under the 1940 Act contained in Section 3(c)(1) and/or Section 3(c)(7) of the 1940 Act.

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(O)     Properties; Security Interest.  The Borrower has good title to all of its properties and assets necessary in the ordinary conduct of its business, free and clear of Liens other than Permitted Liens.

(P)     Subsidiaries.  The Borrower does not have, and shall not have, any Subsidiaries, and does not and shall not otherwise own or hold, directly or indirectly, any Capital Stock of any other Person.

(Q)     Valid Transfer.  The Master Contribution Agreement creates a valid contribution, transfer and/or assignment from the Original Lessor to the Borrower of all right title and interest of the Original Lessor in and to the Solar Assets and beneficial interests in each Project conveyed to the Borrower thereunder.

(R)     Contributions of Solar Assets.  The Borrower has given reasonably equivalent value to the Original Lessor (which may include additional equity interests in the Borrower) in consideration for the transfer to the Borrower by the Original Lessor of the Solar Assets and the beneficial interests in each Project conveyed to the Borrower under the Master Contribution Agreement, and no such transfer has been made for or on account of an antecedent debt owed by the Original Lessor to the Borrower.

(S)     OFAC and Patriot Act.  Neither the Borrower nor any of its officers, directors or employees appears on the Specially Designated Nationals and Blocked Persons List published by the Office of Foreign Assets Control (“OFAC”) or is otherwise a person with which any U.S. person is prohibited from dealing under the laws of the United States, unless authorized by OFAC.  The Borrower does not conduct business or complete transactions with the governments of, or persons within, any country under economic sanctions administered and enforced by OFAC.  The Borrower will not directly or indirectly use the proceeds from this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person to fund any activities of or business with any person that, at the time of such funding, is the subject of economic sanctions administered or enforced by OFAC, or is in any country or territory that, at the time of such funding or facilitation, is the subject of economic sanctions administered or enforced by OFAC.  The Borrower is not in violation of Executive Order No. 13224 or the Patriot Act.

(T)     Foreign Corrupt Practices Act.  None of the Borrower or any director, officer, agent or employee of the Borrower, has used any of the proceeds of any Advance (i) for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) to make any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) to violate any provision of the U.S. Foreign Corrupt Practices Act of 1977 or similar law of a jurisdiction in which the Borrower conducts its business and to which they are lawfully subject, or (iv) to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(U)     Eligibility.     With respect to each Solar Asset listed on the Schedule of Solar Assets in respect of which an Advance shall be made or shall have been made, the

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Borrower represents and warrants that each such Solar Asset meets the criteria of an Eligible Solar Asset.

(V)     No Changes to Customer Collections Policy.  The Manager represents and warrants that since the Closing Date, there have been no changes in the Customer Collections Policy, other than changes that were made in accordance with the Management Agreement.

(W)     Environmental Matters.  Except as set forth on Schedule 4.1(W) hereto and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect with respect to the Borrower, none of the Borrower, the Original Lessor, the Manager or the Performance Guarantor (i) has failed to comply with any environmental law or to obtain, maintain or comply with any permit, license or other approval required under any environmental law, (ii) has become subject to any liability in respect of an environmental law, or (iii) has received notice of any claim with respect to any liability in respect of any environmental law.

(X)     Insurance.  Each of the Borrower, the Original Lessor, the Manager and the Performance Guarantor is covered by insurance in such amounts and coverages as are in accordance with prudent industry practice.

(Y)     Intellectual Property.  Each of the Borrower, the Original Lessor, the Manager and the Performance Guarantor owns or licenses or otherwise has the right to use all licenses, permits, trademarks, trademark applications, patents, patent applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operation of its businesses in order to perform its obligations under the Transaction Documents, without infringement upon or conflict with the rights of any other Person with respect thereto.

ARTICLE V
COVENANTS

SECTION 5.1     Affirmative Covenants.  The Borrower, the Original Lessor, the Manager and the Performance Guarantor, each as to itself only and not as to any other party, covenant to the Paying Agent, the Custodian, the Agent, each Funding Agent and each Lender, that all of its covenants set forth in the Transaction Documents and the Master Lease Documents to which it is a party will be observed as covenanted to by such party in the Transaction Documents or Master Lease Documents, as applicable.  Additionally, the Borrower, the Original Lessor, the Manager and the Performance Guarantor, as applicable, each as to itself only and not to any other party covenant and agree that, until each Loan Note and all other Obligations (other than contingent obligations not then due) hereunder have been paid in full and the Commitments have been terminated:

(A)     Reporting Requirements.  The Borrower will furnish to the Agent for delivery to each Lender and, in the case of paragraph (iii) below, the Paying Agent:

(i)     as soon as is practicable, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited combined

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and/or consolidated balance sheet of the Borrower, as at the end of, and the related unaudited statements of income (or changes in financial position) for such quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter and the corresponding figures as at the end of, and for, the corresponding period in the preceding fiscal year, together with a certificate signed by the chief financial officer or a vice president responsible for financial administration of the Borrower, to the effect that such financial statements, while not examined by independent public accountants, reflect, in his opinion and in the opinion of the Borrower, all adjustments necessary to present fairly the financial position of the Borrower as at the end of the fiscal quarter and the results of its operations for the quarter then ended in conformity with GAAP consistently applied, subject only to year-end and audit adjustments and to the absence of footnote disclosure;

(ii)     as soon as is practicable, but in any event within 120 days after the end of each fiscal year, the audited combined and/or consolidated balance sheet of each of the Performance Guarantor and the Borrower, as at the end of, and the related consolidated statements of income, shareholders’ equity and cash flows for such year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an opinion of Ernst & Young LLP or such other independent certified public accountants of recognized standing as shall be retained by each of the Performance Guarantor and the Borrower, and satisfactory to the Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall (A) be unqualified as to going concern and scope of audit and shall state that such financial statements fairly present the financial condition of each of the Performance Guarantor and the Borrower, as at the dates indicated and the results of the operations and cash flows for the periods indicated and (B) contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements;

(iii)     upon the Agent’s request, within 180 days after the end of its applicable fiscal year (beginning no sooner than with the fiscal year ending December 31, 2016), a report to the Agent prepared by a Nationally Recognized Accounting Firm containing such firm’s conclusions with respect to an examination of certain information relating the Manager’s compliance with its obligations under the Transaction Documents to which it is a party (including, without limitation, such firm’s conclusions with respect to an examination of the calculations of amounts set forth in certain of the Manager’s reports delivered hereunder and pursuant to the Management Agreement during the prior calendar year and the Manager’s source records for such amounts), in form and substance satisfactory to the Agent, in its reasonable discretion;

(iv)     as soon as possible, and in any event within five Business Days, after the Borrower or any of its ERISA Affiliates knows or has reason to know that an ERISA Event has occurred, deliver to the Lenders a certificate of a responsible officer of the Borrower setting forth the details of such ERISA Event, the action that the Borrower or the ERISA Affiliate proposes to take with respect thereto, and, when known, any

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action taken or threatened by the Internal Revenue Service, Department of Labor or the Pension Benefit Guaranty Corporation;

(v)     (a) promptly, and in any event within five Business Days, after a Responsible Officer obtains actual knowledge thereof, notice of the occurrence of any event that constitutes an Event of Default, a Potential Default, an Amortization Event or a Potential Amortization Event, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, and (b) promptly, and in any event within five Business Days after a Responsible Officer of the Borrower obtains actual knowledge thereof, notice of any other development concerning any litigation, governmental or regulatory proceeding (including environmental law) or labor matter (including ERISA Event) pending or threatened in writing against the Borrower;

(vi)     promptly, and in any event within five Business Days, after the Borrower’s receipt thereof, copies of all (a) material executed amendments or modifications of or waivers relating to the Master Lease Agreement or the Maintenance Services Agreement and (b) any periodic reports delivered or received by the Borrower under the Master Lease Documents.

(B)     Solar Asset Reporting. The Borrower shall enforce the provisions of the Management Agreement which require the Manager to deliver any reports and which require the Manager to furnish, in each case to the Agent and the Paying Agent:

(i)     the Manager Report pursuant to and in accordance with the terms of the Management Agreement; and

(ii)     on the Facility Maturity Date, a report identifying each Eligible Solar Asset on the day immediately preceding the Facility Maturity Date.

(C)     UCC Matters; Protection and Perfection of Security Interests.  The Borrower agrees that from time to time, at its sole cost and expense, it will promptly execute and deliver all further instruments and documents, and take all further action necessary and/or reasonably required (a) to perfect, protect or more fully evidence the Agent’s security interest in the Borrower Solar Assets, or (b) to enable the Agent to exercise or enforce any of its rights hereunder, under the Security Agreement or under any other Transaction Document or the Master Lease Agreement, including, without limitation, updating the Borrower’s register of mortgages and charges.  Without limiting the Borrower’s obligation to do so, the Borrower hereby irrevocably authorizes the filing of such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Agent may require.  The Borrower hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, naming the Borrower as debtor, relative to all or any of the Collateral now existing or hereafter arising without the signature of the Borrower where permitted by law.  A carbon, photographic or other reproduction of this Agreement, the Security Agreement or any

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financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement.

(D)     Access to Certain Documentation and Information Regarding the Borrower Solar Assets. The Borrower shall permit (and, as applicable, the Manager, the Provider, and the Custodian shall permit) the Agent (and, as applicable, the Custodian) or its duly authorized representatives or independent contractors, upon reasonable advance notice to the Borrower (and, as applicable, the Manager, the Provider, and the Custodian), (i) access to documentation that the Borrower, the Manager, the Provider, or the Custodian, as applicable, may possess regarding the Borrower Solar Assets, (ii) to visit the Borrower, the Manager, the Provider, or the Custodian, as applicable, and to discuss their respective affairs, finances and accounts (as they relate to their respective obligations under this Agreement and the other Transaction Documents) with the Borrower, the Manager, the Provider, or the Custodian, as applicable, their respective officers, and independent accountants (subject to such accountants’ customary policies and procedures), and (iii) to examine the books of account and records of the Borrower, the Custodian, the Provider or the Manager, as applicable as they relate to the Borrower Solar Assets, to make copies thereof or extracts therefrom, all at such reasonable times and during regular business hours of the Borrower, the Custodian, the Provider or the Manager, as applicable.  The frequency of the granting of such access, such visits and such examinations, and the party to bear the expense thereof, shall be governed by the provisions of Section 7.13.  Such representatives or independent contractors shall use commercially reasonable efforts to avoid interruption of the normal business operations of the Borrower, the Custodian, the Provider or the Manager, as applicable. Notwithstanding anything to the contrary in this Section 5.1(D), (i) none of the Borrower, the Custodian, the Provider or the Manager will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (x) constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding confidentiality agreement, or (z) is subject to attorney-client or similar privilege or constitutes attorney work product and (ii) so long as an Event of Default has not occurred, the Borrower shall have the opportunity to participate in any discussions with the Borrower’s independent accountants.

(E)     Existence and Rights; Compliance with Laws.  The Borrower shall preserve and keep in full force and effect its existence as an exempted company incorporated with limited liability under the laws of the Cayman Island, and any material rights, permits, patents, franchises, licenses and qualifications except to the extent the failure to do so would not have a Material Adverse Effect with respect to the Borrower.  The Borrower shall comply with all applicable laws and maintain in place all permits, licenses, approvals and qualifications required for it to conduct its business activities except to the extent that the failure to do so would not have a Material Adverse Effect with respect to the Borrower.

(F)     Books and Records.  The Borrower shall maintain, and cause (if any are Affiliates of the Borrower) the Manager to maintain, proper and complete financial and accounting books and records.  The Borrower shall maintain with respect to Borrower Solar Assets accounts and records as to each Borrower Solar Asset that are proper, complete, accurate

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and sufficiently detailed so as to permit (i) the reader thereof to know as of the most recently ended calendar month the status of each Borrower Solar Asset including payments made and payments owing (and whether or not such payments are past due), and (ii) reconciliation of payments on each Borrower Solar Asset and the amounts from time to time deposited in respect thereof into (1) the Closing Date Lockbox Account (until the occurrence of the Lockbox Establishment Event and thereafter the Lockbox Account), (2) the Collection Account or (3) the Distribution Account.

(G)     Taxes.  The Borrower covenants to pay or cause to be paid all Taxes levied by any Governmental Authority with regard to the Collateral except to the extent that the validity or amount of such Taxes is contested in good faith, via appropriate proceedings and with adequate reserves established and maintained therefor in accordance with GAAP.

(H)     [Reserved].

(I)     ERISA.  The Borrower shall deliver to the Agent such certifications or other evidence from time to time prior to the repayment of all Obligations and the termination of all Commitments, as requested by the Agent in its sole discretion, that (i) the Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or a plan within the meaning of section 4975 of the Internal Revenue Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA, (ii) the Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, and (iii) the assets of the Borrower do not constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified in application by Section 3(42) of ERISA of any “benefit plan investor” as defined in Section 3(42) of ERISA.

(J)     Use of Proceeds; Compliance with Margin Regulations.  The Borrower will only use the proceeds of any Advance as permitted under Section 2.3.  The Borrower shall ensure that not part of the proceeds of any Advance will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including Regulation T, U or X.  The Borrower shall ensure that no party of the proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.  At no time would more than 25% of the value of the Borrower’s assets that are subject to any “arrangement” (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented as Margin Stock.

(K)     Change of Jurisdiction of Organization; Collections; Names, Etc.

(i)     Each of the Original Lessor and the Borrower shall notify the Agent in writing of any change (a) in such entity’s legal name, (b) in such entity’s identity or type of organization or corporate structure, or (c) in the jurisdiction of such entity’s organization, in each case, within ten days of such change; and

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(ii)     In the event that the Borrower receives any Collections relating to any Borrower Solar Assets other than through (a) the Closing Date Lockbox Account (until the occurrence of the Lockbox Establishment Event and thereafter the Lockbox Account) or (b) the Collection Account, the Borrower shall hold all such Collections in trust for the benefit of the Secured Parties (or, with respect to the Lessee Retained Amounts, the Borrower shall hold in trust such Lessee Retained Amounts for the benefit of the Lessee) and deposit, or cause such Affiliated Entity to deposit, such Collections into the Collection Account, as soon as practicable, but in no event later than two Business Days after its receipt thereof.

(L)     Insurance.  Each of the Borrower, the Original Lessor, the Manager and the Parent Guarantor shall maintain or cause to be maintained insurance with respect to the Borrower Solar Assets in amounts and coverage as are in accordance with prudent industry practice.  Upon the request of the Agent at any time subsequent to the Closing Date, the Borrower, the Original Lessor, the Manager and the Parent Guarantor shall cause to be delivered to the Agent, a certification evidencing such entity’s coverage under any such policies.

(M)     Share Capital.  The Borrower is an exempted company incorporated with limited liability under the laws of the Cayman Islands.  The authorised share capital of the Borrower is US$50,000 divided into 100 golden shares of par value US$1.00 each and 4,990,000 preference shares of US$0.01 each.  The golden shares are held by Codan Trust Company (Cayman) Limited, pursuant to the Domino Solar Trust established pursuant to the STAR trust regime of the Cayman Islands, and such shares have the right to vote on the following matters which matters will not pass without their affirmative vote:

(i)     the termination, dissolution, liquidation or winding up of the Borrower;

(ii)     any amendment to the Borrower’s Memorandum or Articles of Association or the alteration of the authorised share capital of the Borrower;

(iii)     the transfer by way of continuation of the Borrower out of the Cayman Islands.

The preference shares are held by the Original Lessor and also carry the right to vote on the above mentioned matters.

(N)     Maintenance of Separate Existence.  The Borrower shall take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third Persons that it is an entity with assets and liabilities distinct from those of the Affiliated Entities or any other Person, and that it is not a division of any of the Affiliated Entities or any other Person.  In that regard the Borrower shall:

(i)     maintain its existence as an exempted company incorporated with limited liability under the laws of the Cayman Islands and make independent decisions with respect to its daily operations and business affairs and, other than pursuant to the

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terms of the operating agreement of the Borrower, not be controlled in making such decisions by any other Affiliated Entity or any other Person;

(ii)     maintain its assets in a manner which facilitates their identification and segregation from those of any of the other Affiliated Entities;

(iii)     conduct all intercompany transactions with the other Affiliated Entities on terms which the Borrower reasonably believes to be on an arm’s length basis;

(iv)     not guarantee any obligation of any of the other Affiliated Entities, nor have any of its obligations guaranteed by any other Affiliated Entity except pursuant to the Performance Guaranty or hold itself out as responsible for the debts of any other Affiliated Entity or for the decisions or actions with respect to the business and affairs of any other Affiliated Entity;

(v)     except as expressly otherwise permitted hereunder or contemplated under any of the other Transaction Documents, not permit the commingling or pooling of its funds or other assets with the assets of any other Affiliated Entity;

(vi)     maintain separate deposit and other bank accounts to which no other Affiliated Entity has any access;

(vii)     compensate (either directly or through reimbursement of its allocable share of any shared expenses) all employees, consultants and agents, and Affiliated Entities, to the extent applicable, for services provided to the Borrower by such employees, consultants and agents or Affiliated Entities;

(viii)     have agreed with each of the other relevant Affiliated Entities to allocate among themselves, through documented intercompany transactions, shared overhead and corporate operating services and expenses (including without limitation the services of shared employees, consultants and agents and reasonable legal and auditing expenses) on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered;

(ix)     pay for its own account for accounting and payroll services, rent, lease and other expenses (or its allocable share of any such amounts provided by one or more other Affiliated Entity) and not have such operating expenses (or the Borrower’s allocable share thereof) paid by any of the Affiliated Entities;

(x)     conduct its business (whether in writing or orally) solely in its own name through its duly authorized directors, officers, employees and agents, including the Manager;

(xi)     not make or declare any distributions of cash or property to the holders of its equity securities except as permitted pursuant to Section 5.2(E) or make redemptions or repurchases of its equity securities, in either case, on a periodic basis any more frequently than monthly or otherwise, in certain other irregular cases, in accordance

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with appropriate corporate formalities and consistent with sound business judgment; and all such distributions, redemptions or repurchases shall only be permitted hereunder to the extent that no Event of Default then exists or would result therefrom; and

(xii)     otherwise practice and adhere to corporate formalities such as complying with its memorandum and articles of association and member and director resolutions, and maintaining complete and correct books and records and minutes of meetings and other proceedings of its members and directors.

(O)     Updates to Account Schedule. Schedule I attached hereto shall be updated by the Borrower and delivered to the Agent immediately to reflect any changes as to which the notice and other requirements specified in Section 5.2(J) have been satisfied and upon the occurrence of the Lockbox Establishment Event.

(P)     Deposits into the Accounts.

(i)     The Borrower shall, on behalf of itself and on behalf of the Lessee, deposit or cause to be deposited all Collections and any other proceeds of any of Borrower Solar Assets directly into the Closing Date Lockbox Account until the occurrence of the Lockbox Establishment Event and thereafter the Lockbox Account.

(ii)     The Borrower shall, on behalf of itself and on behalf of the Lessee, direct, or cause to be directed, all Host Customers and PBI Obligors to make all payments of any Borrower Solar Assets directly into the Closing Date Lockbox Account until the occurrence of the Lockbox Establishment Event and thereafter the Lockbox Account.

(iii)     The Borrower shall not deposit into or otherwise credit (or cause to be deposited or credited), or consent to or fail to object to any such deposit or credit of, cash or cash proceeds other than Collections of Borrower Solar Assets into the Collection Account or the Closing Date Lockbox Account (until the occurrence of the Lockbox Establishment Event and thereafter the Lockbox Account) and other than Distributable Collections into the Distribution Account.

(Q)     Hedging.  The Borrower shall maintain Hedge Agreements such that the Hedge Requirements are satisfied.

(R)     Notice of Defective Solar Asset.  The Borrower shall promptly notify the Agent of a breach of any representation made pursuant to Section 4.1(U) and within 30 days of actual knowledge of such breach, cure such breach or pay the Liquidated Damages Amount for such Defective Solar Asset into the Distribution Account.

(S)     Update to Borrower Solar Assets.  The Borrower shall promptly notify the Manager and the Agent in writing of any additions or deletions to the Schedule of Solar Assets.

(T)     Enforcement of Master Contribution Agreement.  The Borrower, on its own behalf and on behalf of the Agent and each Lender, shall promptly enforce all covenants and obligations of the Original Lessor contained in the Master Contribution Agreement as may be

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reasonably directed by the Agent.  The Borrower shall deliver consents, approvals, directions, notices, waivers and take other actions under the Master Contribution Agreement as may be directed by the Agent.

SECTION 5.2     Negative Covenants.  The Borrower covenants and agrees that, until each Loan Note and all other Obligations (other than contingent obligations not then due) hereunder have been paid in full and the Commitments have been terminated, the Borrower will not:

(A)    Business Activities.  Conduct any business other than:

(i)    the acquisition from time to time of any or all right, title and (direct or indirect) interest in and to the Borrower Solar Assets and all rights and interests thereunder or relating thereto pursuant to the Master Contribution Agreement;

(ii)    the leasing of PV Systems and assignment of Customer Agreements to Lessee pursuant to the Master Lease Documents;

(iii)    the conveyance by the Borrower from time to time of the Collateral in connection with a Takeout Transaction, so long as any such transaction generates proceeds sufficient to repay in full all Advances and related Obligations (including all accrued but unpaid interest thereon), pursuant to the terms of one or more agreements providing therefor;

(iv)    the execution and delivery by the Borrower from time to time of documentation and agreements, in form and substance satisfactory to the Agent, related to the sale of securities by the Borrower or any of its Affiliates in connection with a Takeout Transaction;

(v)    the performance by the Borrower of all of its obligations under the aforementioned agreements and under this Agreement and any documentation related thereto;

(vi)    the preparation, execution and delivery of any and all other documents and agreements as may be required in connection with the performance of the activities of the Borrower approved above; and

(vii)    to engage in any lawful act or activity and to exercise any powers permitted under the laws of the Cayman Islands that are reasonably related, incidental, necessary, or advisable to accomplish the foregoing.

Notwithstanding the foregoing, at any time on or prior to the earlier of (a) the Facility Maturity Date and (b) the date on which all Obligations (other than contingent obligations not then due) of the Borrower hereunder have been paid in full and the Commitments have been terminated, the Borrower shall not, without the prior written consent of the Agent:

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(1) purchase or otherwise acquire any Solar Assets, or interests therein, except for acquisitions from the Original Lessor from time to time pursuant to the Master Contribution Agreement;

(2) transfer, convey or otherwise dispose of any Solar Assets, or interests therein, other than (x) in connection with a Takeout Transaction which generates proceeds sufficient to repay in full all Advances and related Obligations (including all accrued but unpaid interest thereon), (y) Solar Assets which are (i) Detranched Solar Assets or (ii) Terminated Solar Assets or Early Non-MLA Solar Assets for which Termination Value Payments related thereto have been deposited into the Collection Account, or (z) Marketable RECs; or

(3) establish any Subsidiaries.

(B)    Sales, Liens, Etc.  Except as permitted hereunder or under the other Transaction Documents and the Master Lease Documents, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Borrower Solar Asset or the related Collections, or upon or with respect to the Distribution Account, the Collection Account or the Closing Date Lockbox Account (until the occurrence of the Lockbox Establishment Event and thereafter the Lockbox Account) or any other account to which any Collections are sent, or assign any right to receive income in respect thereof, or (ii) create or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, to secure or provide for the payment of any Indebtedness of any Person or for any other reason; provided that notwithstanding anything to the contrary herein, this Section 5.2(B) shall not prohibit (1) any Lien that constitutes a Permitted Lien, (2) any sale, assignment or disposition that constitutes a Takeout Transaction, (3) any sale or assignment of a Borrower Solar Asset pursuant to the terms of a Customer Agreement or (4) any sale, assignment or disposition of a Borrower Solar Asset in connection with the Management Services (as defined in the Management Agreement) performed in connection with the Management Agreement, including, without limitation, in connection with any Payment Facilitation Agreement.

(C)     Indebtedness.  Incur or assume any Indebtedness, except Permitted Indebtedness.

(D)     Loans and Advances.  Make any loans or advances to any Person.

(E)     Dividends, Etc.  Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any interest in the Borrower, or purchase, redeem or otherwise acquire for value any interest in the Affiliated Entities or any rights or options to acquire any such interest, except:

(i)     distributions of all cash and other distributions received by the Borrower in connection with a Takeout Transaction; and

(ii)    dividends or distributions of monies received by the Borrower pursuant to Section 2.7(B)(xv), which the Borrower may subsequently distribute at any time to its members holding the preference shares of the Borrower;

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provided, however, that the distributions described in subsection (ii) of clause (E) shall not be permitted if either an Event of Default or Potential Default would result therefrom unless all outstanding Advances, together with accrued and unpaid interest thereon and any related Liquidation Fees, have been irrevocably paid in full.

(F)     Mergers, Etc.  Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, except for the acquisition or sale of Solar Assets and similar property pursuant to the Master Contribution Agreement, or pursuant to a Takeout Transaction or where all the Advances and related Obligations have been paid in full (including accrued but unpaid interest thereon and any related Liquidation Fees).

(G)     Investments.  Make any investment of capital in any Person either by purchase of stock or securities, contributions to capital, property transfer or otherwise or acquire or agree to acquire by any manner any business or Person.

(H)     Change in Organizational Documents.  Amend, modify or otherwise change any of the terms or provisions in its organizational documents, including its certificate of incorporation or memorandum and articles of association, as in effect on the date hereof without the consent of the Agent and the Majority Lenders.

(I)     Transactions with Affiliates.  Enter into, or be a party to, any transaction with any of its Affiliates, except (i) the transactions contemplated by the Master Contribution Agreement, or any similar agreement entered into in connection with any Takeout Transaction, (ii) any other transactions (including, without limitation, the lease of office space or computer equipment or software by the Borrower from an Affiliate and the sharing of employees and employee resources and benefits) (a) in the ordinary course of business or as otherwise permitted hereunder, (b) pursuant to the reasonable requirements and purposes of the Borrower’s business, (c) upon fair and reasonable terms (and, to the extent material, pursuant to written agreements) that are consistent with market terms for any such transaction, and (d) as permitted by Sections 5.2(B), (C), (E) or (F), (iii) employment and severance arrangements and health, disability and similar insurance or benefit plans between the Borrower and its directors, officers, employees in the ordinary course of business, and (iv) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of any parent entity of the Borrower or the Borrower to the extent attributable to the ownership or operation of the Borrower.

(J)     Addition, Termination or Substitution of Accounts.  Add, terminate or substitute, or consent to the addition, termination or substitution of, the Closing Date Lockbox Account (until the occurrence of the Lockbox Establishment Event and thereafter the Lockbox Account), the Collection Account, the Distribution Account, the Pre-Placed In Service Reserve Account, the Liquidity Reserve Account, or the Inverter Replacement Reserve Account unless, (i) the Agent shall have consented thereto after having received at least 30 days’ prior written notice thereof and (ii) prior to directing any Host Customer to remit Host Customer Payments thereto or any PBI Obligor to remit PBI Payments thereto, all actions requested by the Agent to

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protect and perfect the interest of the Secured Parties in the Collections in respect of the affected Borrower Solar Assets have been taken and completed.  Notwithstanding the foregoing, the Borrower neither has nor shall have any control over the Closing Date Lockbox Account (until the occurrence of the Lockbox Establishment Event and thereafter the Lockbox Account), the Collection Account, the Distribution Account, the Liquidity Reserve Account, the Pre-Placed In Service Reserve Account or the Inverter Replacement Reserve Account.

(K)     Collections.  (i) Deposit at any time Collections into any bank account other than the Closing Date Lockbox Account (until the occurrence of the Lockbox Establishment Event and thereafter the Lockbox Account), the Distribution Account or the Collection Account, (ii) make any change to the payment instructions to any Host Customer or PBI Obligor or direct any Host Customer or any PBI Obligor to make any Host Customer Payments or PBI Payments, as applicable, to any other destination other than the Closing Date Lockbox Account (until the occurrence of the Lockbox Establishment Event and thereafter the Lockbox Account), or (iii) permit the assets of any Person (other than the Borrower or the Lessee) to be deposited into the Closing Date Lockbox Account (until the occurrence of the Lockbox Establishment Event and thereafter the Lockbox Account), the Distribution Account or the Collection Account.

(L)     Amendments to Transaction Documents and the Master Lease Documents.  Without the consent of the Agent, amend, modify or otherwise change any of the terms or provisions of any Transaction Document or any Master Lease Document, provided, however, that no consent of the Agent shall be required to amend, modify or otherwise make changes with respect to any Master Lease Document that would not reasonably be expected to (i) have a material adverse effect on the value, enforceability or collectability of the Collateral, and (ii) adversely affect Distributable Collections by more than an immaterial amount, if at all.

ARTICLE VI
EVENTS OF DEFAULT

SECTION 6.1    Events of Default.  The occurrence of any of the following specified events shall constitute an event of default under this Agreement (each, an “Event of Default”):

(A)     Non-Payment. (i) The Borrower shall fail to make any required payment of interest when due hereunder and such failure shall continue unremedied for three Business Days after the day such payment is due, or (ii) the Borrower shall fail to pay the aggregate outstanding principal balance of all Advances made to the Borrower on the Facility Maturity Date, or (iii) the Borrower shall fail to make any required payment on any other Obligation when due hereunder or under any other Transaction Document and such failure under this sub-clause (iii) shall continue unremedied for five Business Days after the earlier of (a) written notice of such failure shall have been given to the Borrower by the Agent or any Lender or (b) the date upon which a Responsible Officer of the Borrower obtained knowledge of such failure.

(B)     Representations.  Any representation, warranty or statement of the Borrower (other than representations and warranties as to whether a Solar Asset is an Eligible

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Solar Asset) contained in the Transaction Documents or any report, document or certificate delivered by the Borrower pursuant to the foregoing agreements shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 30 days after written notice thereof shall have been given to the Agent and the Borrower by the Manager or the Agent, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured (which cure may be effected by payment of an indemnity claim) or waived by the Agent acting at the direction of the Majority Lenders.

(C)     Covenants. Other than as addressed in (P) below, the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Transaction Document which has not been cured within 30 days from the date of receipt by the Borrower of written notice from the Agent of such breach or default, or the failure of the Borrower to deposit into the Distribution Account the lesser of all amount on deposit in the Collection Account and the amounts required to be deposited therein in accordance with Section 8.2(G); provided, that if the Borrower is prohibited by law from transferring amounts from the Collection Account to the Distribution Account, the failure to transfer such amounts shall not be a Default or an Event of Default hereunder.

(D)     Validity of Transaction Documents.  This Agreement or any other Transaction Document  described in clause (a) of the definition thereof to which it is a party, shall (except in accordance with its terms), in whole or in part, cease to be (i) in full force and effect and/or (ii) the legally valid, binding and enforceable obligation of the Borrower, the Original Lessor, the Manager or the Performance Guarantor, as the case may be.

(E)     Insolvency Event.  An Insolvency Event shall have occurred with respect to the Borrower.

(F)     Breach of Performance Guaranty.  Any default in the payment of any amount due by the Performance Guarantor under the Performance Guaranty, which default shall not have been cured after three Business Days or the failure of the Performance Guarantor to observe or perform any covenant or obligation of the Performance Guarantor set forth in the Performance Guaranty (other than failure to make any required payment), which has not been cured within 30 days from the earlier of (i) knowledge by the Performance Guarantor of such failure to perform and (ii) the date of receipt by the Performance Guarantor of written notice from the Agent of such failure to perform.

(G)     ERISA Event.  Either (i) any ERISA Event shall have occurred or (ii) the assets of the Borrower become subject to Title I of ERISA, Section 4975 of the Internal Revenue Code, or, by reason of any investment in the Borrower by any governmental plan, as the case may be, any other federal, state, or local provision similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

(H)     Borrowing Base Deficiency.  A Borrowing Base Deficiency exists as of a Quarterly Payment Date or on a Tranche Finalization and Rent Adjustment Date  and continues for more than two Business Days, provided, that when calculating whether a Borrowing Base

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Deficiency exists on a Tranche Finalization and Rent Adjustment Date, any TFRAD Borrowing Base Contribution on deposit in the Distribution Account on such Tranche Finalization and Rent Adjustment Date shall be added to the Borrowing Base.

(I)     Security Interest. The Agent, for the benefit of the Lenders, ceases to have a first priority perfected security interest in the Collateral (subject to Permitted Liens).

(J)     Judgments. There shall remain in force, undischarged, unsatisfied, and unstayed for more than 30 consecutive days, any final non-appealable judgment in the amount of $100,000 or more against the Borrower not covered by insurance.

(K)     1940 Act. The Borrower becomes subject to registration as an “investment company” under the 1940 Act.

(L)     Hedging. Failure of a Borrower to maintain Hedge Agreements satisfying the Hedge Requirements and such failure continues for five Business Days or any Hedge Counterparty ceases to be a Qualifying Hedge Counterparty and such Hedge Counterparty is not replaced with a Qualifying Hedge Counterparty within ten Business Days; provided, however, that the failure to satisfy the Hedge Requirements on the Closing Date shall not constitute an “Event of Default” unless such failure continues for ten Business Days.

(M)     Liquidated Damages.  The failure of the Borrower or the Performance Guarantor to pay the Liquidated Damages Amount with respect to Defective Solar Asset within ten Business Days of the date when due.

(N)     Change of Control.  The occurrence of a Change of Control of the Borrower.

(O)     Lockbox Establishment Event.  The failure of the occurrence of the Lockbox Establishment Event by the tenth Business Day immediately following the Closing Date.

(P)     Master Lease Documents.  Either (i) the Borrower shall fail to observe its covenants set forth in the Master Lease Documents to which it is a party and such failure shall cause a Material Adverse Effect on the Agent, the Borrower or the Lenders or (ii) a Lessor Default (as defined in the Master Lease Agreement) shall have occurred.

SECTION 6.2    Remedies.  If any Event of Default shall then be continuing, the Agent (i) may, in its discretion, or (ii) shall, upon the written request of the Majority Lenders, by written notice to the Borrower and the Lenders, take any or all of the following actions, without prejudice to the rights of the Agent or any Lender to enforce its claims against the Borrower in any manner permitted under applicable law:

(A)     declare the Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind; or

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(B)      declare the principal of and any accrued interest in respect of all Advances and all other Obligations owing hereunder and thereunder to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

provided, that, upon the occurrence of an Insolvency Event with respect to the Borrower, the principal of and any accrued interest in respect of all Advances and all other Obligations owing hereunder shall be immediately due and payable and the Commitments shall be immediately terminated.

ARTICLE VII
THE AGENT AND FUNDING AGENTS

SECTION 7.1    Appointment; Nature of Relationship.  The Agent is appointed by the Funding Agents and the Lenders (and by each Qualifying Hedge Counterparty by execution of a Qualifying Hedge Counterparty Joinder) as the Agent hereunder and under each other Transaction Document, and each of the Funding Agents and the Lenders and each Qualifying Hedge Counterparty irrevocably authorizes the Agent to act as the contractual representative of such Funding Agent and such Lender and such Qualifying Hedge Counterparty with the rights and duties expressly set forth herein and in the other Transaction Documents.  The Agent agrees to act as such contractual representative upon the express conditions contained in this Article VII.  Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Funding Agent or Lender  or any Qualifying Hedge Counterparty by reason of this Agreement and that the Agent is merely acting as the representative of the Funding Agents, the Lenders and each Qualifying Hedge Counterparty with only those duties as are expressly set forth in this Agreement and the other Transaction Documents.  In its capacity as the Funding Agents’, the Lenders’ and each Qualifying Hedge Counterparty’s contractual representative, the Agent (A) does not assume any fiduciary duties to any of the Funding Agents, the Lenders or any Qualifying Hedge Counterparty, (B) is a “representative” of the Funding Agents, the Lenders and each Qualifying Hedge Counterparty within the meaning of Section 9-102 of the UCC as in effect in the State of New York, and (C) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Transaction Documents.  Each of the Funding Agents, the Lenders and each Qualifying Hedge Counterparty agree to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Funding Agent, each Lender and each Qualifying Hedge Counterparty waives.

SECTION 7.2    Powers.  The Agent shall have and may exercise such powers under the Transaction Documents as are specifically delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.  The Agent shall have no implied duties or fiduciary duties to the Funding Agents, the Lenders or to any Qualifying Hedge Counterparty, or any obligation to the Funding Agents, the Lenders or any Qualifying Hedge Counterparty to take any action hereunder or under any of the other Transaction Documents except any action specifically provided by the Transaction Documents required to be taken by the Agent.

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SECTION 7.3    General Immunity.  Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Funding Agents, the Lenders, or any Qualifying Hedge Counterparty for any action taken or omitted to be taken by it or them hereunder or under any other Transaction Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from (A) the gross negligence or willful misconduct of such Person or (B) breach of contract by such Person with respect to the Transaction Documents.

SECTION 7.4    No Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc.  Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (A) any statement, warranty or representation made in connection with any Transaction Document or any Master Lease Document or any borrowing hereunder, (B) the performance or observance of any of the covenants or agreements of any obligor under any Transaction Document or any Master Lease Document, (C) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered solely to the Agent, (D) the existence or possible existence of any Potential Default or Event of Default, or (E) the validity, effectiveness or genuineness of any Transaction Document or any Master Lease Document or any other instrument or writing furnished in connection therewith.  The Agent shall not be responsible to any Funding Agent, any  Lender or any Qualifying Hedge Counterparty for any recitals, statements, representations or warranties herein or in any of the other Transaction Documents or any Master Lease Document, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectability, or sufficiency of this Agreement or any of the other Transaction Documents or the Master Lease Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower or any of their respective Affiliates.

SECTION 7.5    Action on Instructions of Lenders.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Transaction Document or any Master Lease Document in accordance with written instructions signed by the Majority Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Loan Notes.  The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Transaction Document or any Master Lease Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

SECTION 7.6    Employment of Agents and Counsel.  The Agent may execute any of its duties as the Agent hereunder and under any other Transaction Document or any Master Lease Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Funding Agents, the Lenders or any Qualifying Hedge Counterparty, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Funding Agents, the Lenders or any Qualifying Hedge Counterparty and all matters pertaining to the

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Agent’s duties hereunder and under any other Transaction Document or Master Lease Document.

SECTION 7.7    Reliance on Documents; Counsel.  The Agent shall be entitled to rely upon any Loan Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

SECTION 7.8    The Agent’s Reimbursement and Indemnification.  The Committed Lenders agree to reimburse and indemnify (on a pro rata basis based upon their Commitments as a percentage of the Aggregate Commitment, without giving effect to any termination of Commitments pursuant to Section 6.2) the Agent (A) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Transaction Documents, (B) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Transaction Documents or the Master Lease Documents, and (C) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Transaction Documents, the Master Lease Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Agent.

SECTION 7.9    Rights as a Lender.  With respect to its Commitment and Advances made by it and the Loan Notes issued to it, in its capacity as a Lender, the Agent shall have the same rights and powers hereunder and under any other Transaction Document or any Master Lease Document as any Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders”, as applicable, shall, unless the context otherwise indicates, include the Agent in its individual capacity.  The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Transaction Document or any Master Lease Document, with the Borrower or any of its Affiliates in which such Person is not prohibited hereby from engaging with any other Person.

SECTION 7.10     Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

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SECTION 7.11     Successor Agent.  The Agent may resign at any time by giving written notice thereof to the Lenders, the Funding Agents, each Qualifying Hedge Counterparty, the Custodian, the Paying Agent and the Borrower, and the Agent may be removed at any time for cause by written notice received by the Agent from all of the Lenders.  Upon any such resignation or removal, the Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent.  If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the exiting Agent’s giving notice of resignation or receipt of notice of removal, then the exiting Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent (but only if such successor is reasonably acceptable to each Lender) or petition a court of competent jurisdiction to appoint a successor Agent.  Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the exiting Agent, and the exiting Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents.  After any exiting Agent’s resignation hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Transaction Documents.

SECTION 7.12     Transaction Documents; Further Assurances.

(A)     Each Committed Lender, each Funding Agent and each Qualifying Hedge Counterparty authorizes the Agent to enter into each of the Transaction Documents to which it is a party and each Lender, each Funding Agent and each Qualifying Hedge Counterparty authorizes the Agent to take all action contemplated by such documents in its capacity as Agent.  Each Lender, each Funding Agent and each Qualifying Hedge Counterparty agrees that no Lender, no Funding Agent and no Qualifying Hedge Counterparty, respectively, shall have the right individually to seek to realize upon the security granted by any Transaction Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Lenders, the Funding Agents and each Qualifying Hedge Counterparty upon the terms of the Transaction Documents.

(B)     Any Funding Agent may (in its sole discretion and expense), at any time, have its Loan Note rated by Moody’s, S&P, DBRS, Inc. or A.M. Best.  Any such rating shall not be a condition precedent to closing the credit facility set forth in this Agreement, nor shall any rating process or requests or any subsequent downgrade of any rating received impact the Borrower’s availability under the credit facility set forth in this Agreement.  The Borrower and the Manager shall provide reasonable assistance to obtain such rating.  For the avoidance of doubt, any such rating shall not be a condition precedent to any Advance or to the exercise of any rights of the Borrower or the Manager under this Agreement.

SECTION 7.13     Audits.  Each of the Agent, each Funding Agent and each Lender and their respective agents and representatives shall also have the right to discuss the Borrower’s affairs with the officers and employees of the Borrower and the Borrower’s independent accountants and to verify under appropriate procedures the validity, amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral.  In connection

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with all audits performed under this Agreement, the Agent shall use reasonable efforts to coordinate the staffing and timing of such audits in order to minimize the cost and expense thereof and shall have such audits conducted by all parties at the same time.  The Agent shall also solicit input from the Funding Agents and the Lenders with respect to the scope of such coordinated audit.  Upon the completion of any audit by or on behalf of the Agent, the Agent shall provide copies of the results thereof to each Funding Agent on behalf of the related Lender Group.  The number and frequency of any such audits prior to the occurrence of an Event of Default, Manager Termination Event or Amortization Event shall be not more frequently than annually (excluding any audits conducted during the continuance of an Event of Default, Manager Termination Event or Amortization Event), and after the occurrence and during the continuance of an Event of Default, Manager Termination Event or Amortization Event, with such greater frequency as may be determined by the Agent at the direction of the Majority Lenders.  Each such audit shall be at the expense of the Borrower.

SECTION 7.14     Funding Agent Appointment; Nature of Relationship.  Each Funding Agent is appointed by the Lenders in its Lender Group as their agent hereunder, and such Lenders irrevocably authorize such Funding Agent to act as the contractual representative of such Lenders with the rights and duties expressly set forth herein and in the other Transaction Documents.  Each Funding Agent agrees to act as such contractual representative upon the express conditions contained in this Article VII.  Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that no Funding Agent shall have any fiduciary responsibilities to any Lender by reason of this Agreement and that each Funding Agent is merely acting as the representative of the Lenders in its Lender Group with only those duties as are expressly set forth in this Agreement and the other Transaction Documents.  In its capacity as the related Lenders’ contractual representative, each Funding Agent (A) does not assume any fiduciary duties to any of the Lenders, (B) is a “representative” of the Lenders in its Lender Group within the meaning of Section 9-102 of the UCC as in effect in the State of New York and (C) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Transaction Documents.  Each of the Lenders agrees to assert no claim against their Funding Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

SECTION 7.15     Funding Agent Powers.  Each Funding Agent shall have and may exercise such powers under the Transaction Documents as are specifically delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto.  No Funding Agent shall have any implied duties or fiduciary duties to the Lenders in its Lender Group, or any obligation to such Lenders to take any action hereunder or under any of the other Transaction Documents except any action specifically provided by the Transaction Documents required to be taken by such Funding Agent.

SECTION 7.16     Funding Agent General Immunity.  Neither any Funding Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Transaction Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent

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jurisdiction to have arisen solely from (A) the gross negligence or willful misconduct of such Person or (B) breach of contract by such Person with respect to the Transaction Documents.

SECTION 7.17     Funding Agent Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc.  Neither any Funding Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (A) any statement, warranty or representation made in connection with any Transaction Document, any Master Lease Document or any borrowing hereunder, (B) the performance or observance of any of the covenants or agreements of any obligor under any Transaction Document or any Master Lease Document, (C) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered solely to the Agent, (D) the existence or possible existence of any Potential Default, Event of Default, Potential Amortization Event or Amortization Event, or (E) the validity, effectiveness or genuineness of any Transaction Document, any Master Lease Document or any other instrument or writing furnished in connection therewith.  No Funding Agent shall be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Transaction Documents or in any of the Master Lease Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectability, or sufficiency of this Agreement or any of the other Transaction Documents or the Master Lease Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower or any of their respective Affiliates.

SECTION 7.18     Funding Agent Action on Instructions of Lenders.  Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Transaction Document or any Master Lease Document in accordance with written instructions signed by each of the Lenders in its Lender Group, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of such Lenders.  Each Funding Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Transaction Document or any Master Lease Document unless it shall first be indemnified to its satisfaction by the Lenders in its Lender Group pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

SECTION 7.19     Funding Agent Employment of Agents and Counsel.  Each Funding Agent may execute any of its duties as a Funding Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders in its Lender Group, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  Each Funding Agent, at the expense of the Committed Lenders, shall be entitled to advice of counsel concerning the contractual arrangement between such Funding Agent and the Lenders in its Lender Group and all matters pertaining to such Funding Agent’s duties hereunder and under any other Transaction Document.

SECTION 7.20     Funding Agent Reliance on Documents; Counsel.  Each Funding Agent shall be entitled to rely upon any Loan Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct

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and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by such Funding Agent, which counsel may be employees of such Funding Agent.

SECTION 7.21     Funding Agent’s Reimbursement and Indemnification.  The Committed Lenders in each Funding Group agree to reimburse and indemnify (on a pro rata basis based upon their Commitments as a percentage of the Commitments of all Committed Lenders in its Funding Group, without giving effect to any termination of Commitments pursuant to Section 6.2) the Funding Agent in their Funding Group (A) for any amounts not reimbursed by the Borrower for which such Funding Agent is entitled to reimbursement by the Borrower under the Transaction Documents, (B) for any other expenses incurred by such Funding Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Transaction Documents, and (C) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Funding Agent in any way relating to or arising out of the Transaction Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of such Funding Agent.

SECTION 7.22     Funding Agent Rights as a Lender.  With respect to its Commitment and Advances made by it and the Loan Notes issued to it, in its capacity as a Lender, each Funding Agent shall have the same rights and powers hereunder and under any other Transaction Document as any Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders”, as applicable, shall, unless the context otherwise indicates, include such Funding Agent in its individual capacity.  Each Funding Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Transaction Document, with the Borrower or any of its Affiliates in which such Person is not prohibited hereby from engaging with any other Person.

SECTION 7.23     Funding Agent Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon its Funding Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents.  Each Lender also acknowledges that it will, independently and without reliance upon its Funding Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

SECTION 7.24     Funding Agent Successor Funding Agent.  Any Funding Agent may resign at any time by giving written notice thereof to the Lenders in its Lender Group and the Borrower, and such Funding Agent may be removed at any time for cause by written notice

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received by the Lenders in its Lender Group.  Upon any such resignation or removal, the Lenders in a  Lender Group shall have the right to appoint a successor Funding Agent.  If no successor Funding Agent shall have been so appointed by such Lenders and shall have accepted such appointment within thirty 30 days after the exiting Funding Agent’s giving notice of resignation or receipt of notice of removal, then the exiting Funding Agent may appoint, on behalf of the Lenders in its Lender Group, a successor Funding Agent (but only if such successor is reasonably acceptable to each such Lender) or petition a court of competent jurisdiction to appoint a successor Funding Agent.  Upon the acceptance of any appointment as a Funding Agent hereunder by a successor Funding Agent, such successor Funding Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the exiting Funding Agent, and the exiting Funding Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents.  After any exiting Funding Agent’s resignation hereunder as Funding Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Funding Agent hereunder and under the other Transaction Documents.  Notwithstanding any provision in this Section 7.24 to the contrary, any Funding Agent that has provided notice of its resignation or has been provided notice of its removal shall be required to serve as Funding Agent until its successor has assumed such role.

SECTION 7.25     Funding Agent Transaction Documents; Further Assurances.  Each Committed Lender authorizes the Funding Agent in its Lender Group to enter into each of the Transaction Documents to which it is a party and each Lender authorizes the Funding Agent in its Lender Group to take all action contemplated by such documents in its capacity as Funding Agent.

ARTICLE VIII
MANAGEMENT, ADMINISTRATION AND SERVICING OF SOLAR ASSETS

SECTION 8.1     Management Agreement.

(A)     The Management Agreement, duly executed counterparts of which have been delivered to the Agent, sets forth the covenants and obligations of the Manager with respect to the Borrower Solar Assets and other matters addressed in the Management Agreement, and reference is hereby made to the Management Agreement for a detailed statement of said covenants and obligations of the Manager thereunder.  The Borrower agrees that the Agent, in its name or (to the extent required by law) in the name of the Borrower, may (but is not, unless so directed and indemnified by the Majority Lenders, required to) enforce and exercise all rights of the Borrower under the Management Agreement for and on behalf of the Lenders whether or not the Borrower is in default hereunder.

(B)     Promptly following a request from the Agent (acting at the direction of the Majority Lenders) to do so, the Borrower shall take all such lawful action as the Agent may request to compel or secure the performance and observance by the Manager of each of its obligations to the Borrower and with respect to the Borrower Solar Assets under or in connection with the Management Agreement, in accordance with the terms thereof, and in effecting such request shall exercise any and all rights, remedies, powers and privileges lawfully available to

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the Borrower under or in connection with the Management Agreement to the extent and in the manner directed by the Agent, including, without limitation, the transmission of notices of default on the part of the Manager thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Manager of each of its obligations under the Management Agreement.

(C)     The Borrower shall not waive any default by the Manager under the Management Agreement without the written consent of the Agent (which shall be given at the written direction of the Majority Lenders).

(D)     The Agent does not assume any duty or obligation of the Borrower under the Management Agreement, and the rights given to the Agent thereunder are subject to the provisions of Article VII.

(E)     The Borrower has not and will not provide any payment instructions to any Host Customer or PBI Obligor that are inconsistent with the Management Agreement.

(F)     With respect to the Manager’s obligations under Section 5.3 of the Management Agreement, the Agent shall not have any responsibility to the Borrower, the Manager or any party hereunder to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent Accountant by the Manager; provided, however, that the Agent shall be authorized, upon receipt of written direction from the Manager directing the Agent, to execute any acknowledgment or other agreement with the Independent Accountant required for the Agent to receive any of the reports or instructions provided for herein, which acknowledgment or agreement may include, among other things, (i) acknowledgement that the Manager has agreed that the procedures to be performed by the Independent Accountant are sufficient for the Borrower’s purposes, (ii) acknowledgment that the Agent has agreed that the procedures to be performed by the Independent Accountant are sufficient for the Agent’s purposes and that the Agent’s purposes is limited solely to receipt of the report, (iii) releases by the Agent (on behalf of itself and the Lenders) of claims against the Independent Accountant and acknowledgement of other limitations of liability in favor of the Independent Accountant, and (iv) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent Accountant (including to the Lenders).  Notwithstanding the foregoing, in no event shall the Agent be required to execute any agreement in respect of the Independent Accountant that the Agent determines adversely affects it in its individual capacity or which is in a form that is not reasonably acceptable to the Agent.

SECTION 8.2     Accounts.

(A)     Establishment.

(i)     The Manager or an Affiliated Entity has established (or in the case of the Lockbox Account, will establish) and the Manager shall maintain or cause to be maintained:

(a)     in the name of the Borrower, at the Lockbox Bank, a segregated non-interest bearing account for the deposit of Host Customer Payments, PBI

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Payments, Rebates, Battery Incentives and Hawaii Refundable Tax Credits (such account, to be more fully described on Schedule I attached hereto, the “Lockbox Account”), such account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Borrower;

(b)     in the name of the Borrower, at the Paying Agent, a segregated trust account (such account, as more fully described on Schedule I attached hereto, the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Borrower;

(c)     for the benefit of the Secured Parties, in the name of the Borrower, at the Paying Agent, a segregated trust account (such account, as more fully described on Schedule I attached hereto, the “Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Borrower;

(d)     for the benefit of the Secured Parties, in the name of the Borrower, at the Paying Agent, a segregated trust account (such account, as more fully described on Schedule I attached hereto, being the “Liquidity Reserve Account”), bearing a designation clearly indicating that the funds deposited therein as described below are held for the benefit of the Borrower;

(e)     for the benefit of the Secured Parties, in the name of the Borrower, at the Paying Agent, a segregated trust account (such account, as more fully described on Schedule I attached hereto, being the “Inverter Replacement Reserve Account”), bearing a designation clearly indicating that the funds deposited therein as described below are held for the benefit of the Borrower; and

(f)     for the benefit of the Secured Parties, in the name of the Borrower, at the Paying Agent, a segregated trust account (such account, as more fully described on Schedule I attached hereto, the “Pre-Placed In Service Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Borrower.

(B)     Replacement.

(i)     If, at any time, an institution holding the Lockbox Account ceases to meet the eligibility requirements of an Eligible Institution, the Manager shall work with the Agent to establish a new Lockbox Account meeting the conditions specified above with an institution meeting the eligibility requirements of an Eligible Institution (and within the time periods set forth in the Lockbox Agreement), transfer any cash and/or any investments held therein or with respect thereto to such new Lockbox Account.  From the date any such new Lockbox Account is established, it shall be the “Lockbox Account” hereunder.

(ii)     If, at any time, the Paying Agent resigns or is removed hereunder ceases to meet the eligibility requirements of an Eligible Institution, the Manager, for the

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benefit of the Agent and the Lenders, shall within 30 days establish a new Collection Account, Distribution Account, Liquidity Reserve Account, Pre-Placed In Service Reserve Account and Inverter Replacement Reserve Account meeting the conditions specified above with an Eligible Institution acceptable to the Agent and transfer any cash and/or any investments held therein or with respect thereto to such new Collection Account, Distribution Account, Liquidity Reserve Account, Pre-Placed In Service Reserve Account or Inverter Replacement Reserve Account, as applicable.  From the date such new Collection Account, Liquidity Reserve Account, Pre-Placed In Service Reserve Account and Inverter Replacement Reserve Account is established, it shall be the “Collection Account,” “Liquidity Reserve Account,” “Pre-Placed In Service Reserve Account” or “Inverter Replacement Reserve Account” hereunder, as applicable.

(C)     Deposits and Withdrawals from the Liquidity Reserve Account.  Deposits into, and withdrawals from, the Liquidity Reserve Account shall be made in the following manner:

(i)     On the Closing Date, the Borrower shall deliver to the Paying Agent for deposit into the Liquidity Reserve Account, an amount equal to the Liquidity Reserve Account Required Balance;

(ii)     From the proceeds of Advances hereunder (and in accordance with Section 2.7), the Borrower shall deliver or cause to be delivered to the Paying Agent for deposit into the Liquidity Reserve Account amounts necessary to maintain on deposit therein an amount equal to or in excess of the Liquidity Reserve Account Required Balance;

(iii)     If on any Quarterly Payment Date (without giving effect to any deposit from the Liquidity Reserve Account) available funds on deposit in the Distribution Account would be insufficient to pay the interest payments or other amounts due and payable pursuant to Sections 2.7(B)(i) through (iv) on such Quarterly Payment Date, the Paying Agent, based on the Manager Report, shall withdraw from the Liquidity Reserve Account an amount equal to the lesser of such insufficiency and the amount on deposit in the Liquidity Reserve Account and deposit such amount into the Distribution Account and apply such amount to payments set forth in Sections 2.7(B)(i) through (iv);

(iv)     Upon the occurrence of an Event of Default, the Paying Agent, at the written direction of the Agent or the Manager with the written consent of the Agent, shall direct the Paying Agent to withdraw all amounts on deposit in the Liquidity Reserve Account and deposit such amounts into the Distribution Account for distribution in accordance with Section 2.7(B);

(v)     On the earlier to occur of (a) the Facility Maturity Date or (b) the date on which the outstanding balance of the Loan Notes is reduced to zero, the Paying Agent, at the written direction of the Agent, in the case of sub-clause (a), and at the written direction of the Manager and the Borrower, in the case of sub-clause (b), shall

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withdraw all amounts on deposit in the Liquidity Reserve Account and shall deposit such amounts into the Distribution Account to be paid in accordance with Section 2.7(B);

(vi)     Except if an Event of Default has occurred, on any Quarterly Payment Date, if, as set forth on the Manager Report, amounts on deposit in the Liquidity Reserve Account are greater than the Liquidity Reserve Account Required Balance (after giving effect to all other distributions and disbursements on such Quarterly Payment Date), the Paying Agent shall, based on the Manager Report, withdraw funds in excess of the Liquidity Reserve Account Required Balance from the Liquidity Reserve Account and disburse such amounts to or at the direction of the Borrower; and

(vii)     On any Quarterly Payment Date, if, as set forth on the Manager Report, the amount of funds in the Liquidity Reserve Account and in the Distribution Account is equal to or greater than the aggregate outstanding balance of Loan Notes and all other amounts due and payable hereunder, then the Paying Agent shall, based on the Manager Report, withdraw all funds from the Liquidity Reserve Account and deposit such amounts into the Distribution Account to pay all such amounts and the aggregate outstanding balance of Loan Notes.

(D)     Deposits and Withdrawals from the Pre-Placed In Service Reserve Account.  Deposits into, and withdrawals from, the Pre-Placed In Service Reserve Account shall be made in the following manner:

(i)     From the proceeds of Advances hereunder (and in accordance with Section 2.7), the Borrower shall deliver or cause to be delivered to the Paying Agent for deposit into the Pre-Placed In Service Reserve Account amounts necessary to maintain on deposit therein an amount equal to or in excess of the Pre-Placed In Service Reserve Account Required Balance;

(ii)     If on any Quarterly Payment Date (after giving effect to any deposit from the Liquidity Reserve Account pursuant to Section 8.2(C), but without giving effect to any deposit from the Pre-Placed In Service Reserve Account) available funds on deposit in the Distribution Account would be insufficient to pay the interest payments or other amounts due and payable pursuant to Sections 2.7(B)(i) through (iv) on such Quarterly Payment Date, the Paying Agent, based on the Manager Report, shall withdraw from the Pre-Placed In Service Reserve Account an amount equal to the lesser of such insufficiency and the amount on deposit in the Pre-Placed In Service Reserve Account and deposit such amount into the Distribution Account and apply such amount to payments set forth in Sections 2.7(B)(i) through (iv);

(iii)     Upon the occurrence of an Event of Default or an Amortization Event, the Paying Agent, at the written direction of the Agent or the Manager with the written consent of the Agent, shall direct the Paying Agent to withdraw all amounts on deposit in the Pre-Placed In Service Reserve Account and deposit such amounts into the Distribution Account for distribution in accordance with Section 2.7(B);

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(iv)     On the earlier to occur of (a) the Facility Maturity Date and (b) the date on which the outstanding balance of the Loan Notes is reduced to zero, the Paying Agent, at the written direction of the Agent, in the case of sub-clause (a), and at the written direction of the Manager and the Borrower, in the case of sub-clause (b), shall withdraw all amounts on deposit in the Pre-Placed In Service Reserve Account and shall deposit such amounts into the Distribution Account to be paid in accordance with Section 2.7(B); and

(v)     Except if an Event of Default or an Amortization Event has occurred, on any Quarterly Payment Date, if, as set forth on the Manager Report, amounts on deposit in the Pre-Placed In Service Reserve Account are greater than the Pre-Placed In Service Reserve Account Required Balance (after giving effect to all other distributions and disbursements on such Quarterly Payment Date), the Paying Agent shall, based on the Manager Report, withdraw funds in excess of the Pre-Placed In Service Reserve Account Required Balance from the Pre-Placed In Service Reserve Account and disburse such amounts to or at the direction of the Borrower.

(E)     Deposits and Withdrawals from the Inverter Replacement Reserve Account.  Deposits into, and withdrawals from, the Inverter Replacement Reserve Account shall be made in the following manner:

(i)     In accordance with Section 2.7, the Borrower shall deliver to the Paying Agent the Inverter Replacement Reserve Deposit for deposit into the Inverter Replacement Reserve Account;

(ii)     Upon receipt by the Paying Agent of an Officer’s Certificate of the Manager (a) certifying that it has replaced an Inverter that no longer has the benefit of a Manufacturer Warranty and (b) requesting reimbursement for the cost of such Inverter replacement, withdraw from funds on deposit in the Inverter Replacement Reserve Account an amount equal to the lesser of (1) the cost of the new Inverter paid by the Manager (inclusive of labor costs) and (2) the amount on deposit in the Inverter Replacement Reserve Account and deliver it to the Manager;

(iii)     Except if an Event of Default or an Amortization Event has occurred, on any Quarterly Payment Date, if, as set forth on the Manager Report, amounts on deposit in the Inverter Replacement Reserve Account are greater than the Inverter Replacement Reserve Account Required Balance (after giving effect to all other distributions and disbursements on such Quarterly Payment Date), the Paying Agent shall, based on the Manager Report, withdraw funds in excess of the Inverter Replacement Reserve Account Required Balance from the Inverter Replacement Reserve Account and disburse such amounts to or at the direction of the Borrower;

(iv)     If on any Quarterly Payment Date (after giving effect to any deposit from the Liquidity Reserve Account and the Pre-Placed In Service Reserve Account) available funds on deposit in the Distribution Account would be insufficient to pay the interest payments or other amounts due and payable pursuant to Sections 2.7(B)(i)

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through (iv) on such Quarterly Payment Date, the Paying Agent, based on the Manager Report, shall withdraw from the Inverter Replacement Reserve Account an amount equal to the lesser of such insufficiency and the amount on deposit in the Inverter Replacement Reserve Account and deposit such amount into the Distribution Account and apply such amount to payments set forth in Sections 2.7(B)(i) through (iv); and

(v)     On the earlier to occur of (a) the Facility Maturity Date and (b) the date on which the outstanding balance of the Loan Notes is reduced to zero, the Paying Agent, at the written direction of the Agent, in the case of sub-clause (a), and at the written direction of the Manager and the Borrower, in the case of sub-clause (b), shall withdraw all amounts on deposit in the Inverter Replacement Reserve Account and shall deposit such amounts into the Distribution Account to be paid in accordance with Section 2.7(B).

(F)     Lockbox Account.  On the Closing Date, until the occurrence of the Lockbox Establishment Event, the Original Lessor shall cause all amounts available in the Closing Date Lockbox Account to be deposited into the Collection Account on an automatic daily basis.  Upon the occurrence of the Lockbox Establishment Event, the Borrower shall cause to be deposited an amount equal to $20,000.00 into the Lockbox Account (such amount, the “Required Lockbox Reserve Amount”), and pursuant to the Lockbox Agreement, all items and funds from time to time on deposit therein and in all proceeds thereof, and the Lockbox Account shall be under the control of the Agent.  Within two Business Days of receipt, the Borrower, or the Manager on its behalf, shall cause the Lockbox Bank to deposit into the Collection Account all amounts available in the Lockbox Account minus the Required Lockbox Reserve Amount.

(G)     Collection Account; Lessee Retained Amounts.  Withdrawals from the Collection Account shall be made as follows:

(i)     On each Rent Payment Date, based on the written direction of the Manager delivered to the Paying Agent at least one Business Day prior to such Rent Payment Date, the Paying Agent shall withdraw from the Collection Account and deposit into the Distribution Account an amount equal to the lesser of (x) the balance in such Collection Account related to amounts collected during the related Collection Period and (y) the sum of (i) Periodic Rent, (ii) Contingent Rent, (iii) any Termination Value Payments owed by the Lessee under the Master Lease Agreement, (iv) Host Customer Payments, PBI Payments and Insurance Proceeds related to Non-MLA Solar Assets, and (v) if an Event of Default has occurred, any True-Up Payments deposited into the Collection Account by the Original Lessor, and any Rebates, Battery Incentives and Hawaii Refundable Tax Credits.

(ii)     Any remaining balance in the Collection Account on a Rent Payment Date after the deposits to the Distribution Account in accordance with clause (i) above (other than (1) if no Event of Default has occurred, then any Rebates, Battery Incentives and Hawaii Refundable Tax Credits, (2) amounts in respect of sales, use and transfer taxes actually paid by Host Customers and (3) any balance in such Collection Account consisting of Host Customer Payments and PBI Payments with respect to MLA

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Solar Assets that was received prior to the Collection Period for which such payments relate) shall constitute “Lessee Retained Amounts”.  Any Lessee Retained Amounts in the Collection Account shall be distributed to or at the written direction of the Lessee.

(iii)     If on such Rent Payment Date no Event of Default has occurred, any Rebates, Battery Incentives and Hawaii Refundable Tax Credits shall be, based on the written direction of the Manager delivered to the Paying Agent at least one Business Day prior to such Rent Payment Date, withdrawn by the Paying Agent from the Collection Account and delivered to or at the written direction of the Original Lessor (which written direction shall be delivered to the Manager at least one Business Day prior to such Rent Payment Date).

(iv)     On any Business Day, so long as the Manager provides a written notice to the Paying Agent one Business Day prior, the Paying Agent shall withdraw from the Collection Account, amounts in respect of sales, use and transfer taxes actually paid by Host Customers, and distribute the same to the Manager for payment to the relevant Governmental Authorities.

(H)     Distribution Account.  Deposits shall be made into the Distribution Account from the Collection Account as set forth in Section 8.2(G).  The Borrower may also, from time to time, deposit into the Distribution Account capital contributions made to it by the Original Lessor, including, but not limited to, a TFRAD Borrowing Base Contribution.  On each Quarterly Payment Date, withdrawals shall be made from the Distribution Account as set forth in Section 2.7(B).

(I)     Collections. The Manager shall, on behalf of the Agent and the Lenders, cause all Host Customer Payments and PBI Payments in respect of all Borrower Solar Assets to be deposited directly into the Closing Date Lockbox Account until the occurrence of the Lockbox Establishment Event and thereafter the Lockbox Account.

(J)     Permitted Investments.  Prior to an Event of Default, the Manager (and after an Event of Default, the Agent) may direct each banking institution at which the Collection Account, the Distribution Account, the Inverter Replacement Reserve Account, Pre-Placed In Service Reserve Account or the Liquidity Reserve Account shall be established, in writing, to invest the funds held in such accounts in one or more Permitted Investments.  All such Permitted Investments shall be held to maturity unless otherwise directed in writing by the Agent. All interest derived from such Permitted Investments shall be deemed to be “investment proceeds” and shall be deposited into such account to be distributed in accordance with the requirements hereof.  The taxpayer identification number associated with the Collection Account, the Distribution Account, the Inverter Replacement Reserve Account, the Pre-Placed In Service Reserve Account and the Liquidity Reserve Account shall be that of the Borrower, and the Borrower shall report for federal, state and local income tax purposes the income, if any, earned on funds in such accounts.  In the absence of such a written direction, funds in the Collection Account, the Distribution Account, the Inverter Replacement Reserve Account, the Pre-Placed In Service Reserve Account or the Liquidity Reserve Account, as the case may be, shall remain uninvested.

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SECTION 8.3     Adjustments.  If the Manager makes a mistake with respect to the amount of any Collection or payment and deposits, pays or causes to be deposited or paid, an amount that is less than or more than the actual amount thereof, the Manager shall appropriately adjust the amounts subsequently deposited into the applicable account or lockbox or paid out to reflect such mistake for the date of such adjustment.  Any Borrower Solar Asset in respect of which a dishonored check is received shall be deemed not to have been paid.

Article III
THE PAYING AGENT

SECTION 9.1     Appointment.  U.S. Bank National Association is hereby appointed by the other parties hereto as Paying Agent, and accepts such appointment.

SECTION 9.2     Representations and Warranties.  The Paying Agent represents to the other parties hereto as follows:

(A)     Organization; Corporate Powers.  The Paying Agent is duly formed and validly existing under the laws of the jurisdiction of its formation and has all requisite power and authority to conduct its business, to own its property and to execute, deliver and perform all of its obligations under this Agreement, and no license, permit, consent or approval, is required to be obtained, effective or given by the Paying Agent to enable it to perform its obligations hereunder.

(B)     Authority.  The execution, delivery and performance by the Paying Agent of this Agreement have been duly authorized by all necessary action.

(C)     Enforcement.  This Agreement constitutes the legal, valid and binding obligation of the Paying Agent, enforceable against the Paying Agent in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, regardless of whether such enforcement is sought at equity or at law.

(D)     No Conflict.  The Paying Agent is not in violation of any law, rule, or regulation governing the banking or trust powers of the Paying Agent applicable to it or any indenture, lease, loan or other agreement to which the Paying Agent is a party or by which it or its assets may be bound or affected, except for such laws, rules or regulations or indentures, leases, loans or other agreements the violation of which would not have a material adverse effect on the Paying Agent’s abilities to perform its obligations in accordance with the terms of this Agreement.

SECTION 9.3     Limitation of Liability of the Paying Agent.  Notwithstanding anything contained herein to the contrary, this Agreement has been executed by U.S. Bank National Association, not in its individual capacity, but solely as the Paying Agent, and in no event shall U.S. Bank National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the other parties hereto or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the party responsible therefor.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SECTION 9.4     Certain Matters Affecting the Paying Agent.  Notwithstanding anything herein to the contrary:

(A)     The Paying Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  The Paying Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement.

(B)     The Paying Agent shall not be liable for any error of judgment made in good faith by an officer or officers of the Paying Agent, unless it shall be conclusively determined by the final judgment of a court of competent jurisdiction not subject to appeal or review that the Paying Agent was grossly negligent in ascertaining the pertinent facts.

(C)     The Paying Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction given or certificate or other document delivered to the Paying Agent under this Agreement.

(D)     None of the provisions of this Agreement shall require the Paying Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(E)     The Paying Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(F)     Whenever in the administration of the provisions of this Agreement the Paying Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter may, in the absence of gross negligence or bad faith on the part of the Paying Agent, be deemed to be conclusively proved and established by a certificate delivered to the Paying Agent hereunder, and such certificate, in the absence of gross negligence or bad faith on the part of the Paying Agent, shall be full warrant to the Paying Agent for any action taken, suffered or omitted by it under the provisions of this Agreement.

(G)     The Paying Agent may consult with counsel, and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.  In connection with a proceeding of any kind, including, but not limited to litigation, arbitration, judicial or administrative, arising from the transactions contemplated by the Transaction Documents, the Paying Agent may consult with accountants and other experts, and the advice of such accountants and other experts with respect to the matters consulted shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with such advice.

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(H)     The Paying Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, entitlement order, approval or other paper or document.

(I)     Except as provided expressly hereunder, the Paying Agent shall have no obligation to invest and reinvest any cash held in any of the accounts hereunder in the absence of a timely and specific written investment direction pursuant to the terms of this Agreement.  In no event shall the Paying Agent be liable for the selection of investments or for investment losses incurred thereon.  The Paying Agent shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of another party to timely provide a written investment direction pursuant to the terms of this Agreement.

(J)     The Paying Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any action or omission on the part of any agent, attorney, custodian or nominee so appointed.

(K)     Any corporation or entity into which the Paying Agent may be merged or converted or with which it may be consolidated, or any corporation or entity resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any corporation or entity succeeding to the business of the Paying Agent shall be the successor of the Paying Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(L)     In no event shall the Paying Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Paying Agent has been advised of such loss or damage and regardless of the form of action.

(M)     In no event shall the Paying Agent be liable for any failure or delay in the performance of its obligations under this Agreement or any related documents because of circumstances beyond the Paying Agent’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Paying Agent’s control whether or not of the same class or kind as specified above.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(N)    The rights, privileges, protections, immunities and benefits given to the Paying Agent under this Agreement are extended to and shall be enforceable by U.S. Bank National Association in each of its capacities hereunder and the other Transaction Documents (including but not limited to any future or successor capacities), and each agent, custodian, co-trustee and other Person employed by it to act hereunder.

SECTION 9.5     Indemnification.  The Borrower and the Manager agree, jointly and severally, to reimburse and indemnify the Paying Agent for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including but not limited to reasonable attorneys’ fees and expenses) or disbursements of any kind and nature whatsoever, regardless of the merit, which may be imposed on, incurred by or demanded, claimed or asserted against the Paying Agent in any way directly or indirectly relating to or arising out of this Agreement or any other document delivered in connection herewith or the transactions contemplated hereby, or the enforcement of any of the terms hereof or of any such other documents, including, but not limited to, the costs of defending itself against any claim or bringing any claim to enforce the indemnification obligations of the relevant transaction parties, provided, that none of the Borrower, the Provider or the Manager shall be liable for any of the foregoing to the extent arising from the gross negligence or willful misconduct of the Paying Agent, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review.  The provisions of this Section 9.5 shall survive the termination of this Agreement or the earlier of the resignation or removal of the Paying Agent.

SECTION 9.6     Successor Paying Agent.  The Paying Agent may resign at any time by giving at least 30 days prior written notice thereof to the other parties hereto; provided, that no such resignation shall become effective until a successor Paying Agent that is satisfactory to the Agent has been appointed hereunder.  The Paying Agent may be removed at any time for cause by at least 30 days prior written notice received by the Paying Agent from the Agent.  Upon any such resignation or removal, the Agent shall have the right to appoint a successor Paying Agent.  If no successor Paying Agent shall have been so appointed and shall have accepted such appointment within 30 days after the exiting Paying Agent’s giving notice of resignation or receipt of notice of removal, then the exiting Paying Agent may petition a court of competent jurisdiction to appoint a successor Paying Agent.  Upon the acceptance of any appointment as the Paying Agent hereunder by a successor Paying Agent, such successor Paying Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the exiting Paying Agent, and the exiting Paying Agent shall be discharged from its duties and obligations hereunder.  After any exiting Paying Agent’s resignation hereunder, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Paying Agent hereunder.

ARTICLE X
MISCELLANEOUS

SECTION 10.1     Survival. All indemnification obligations of the Borrower and the Manager hereunder shall survive, and shall continue in full force and effect, after the making and the repayment of the Advances hereunder and the termination of this Agreement.

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SECTION 10.2     Amendments, Etc.  No amendment to or waiver of any provision of this Agreement, nor consent to any departure therefrom by the parties hereto, shall in any event be effective unless the same shall be in writing and signed by the Agent, the Funding Agents representing Majority Lenders, and the Borrower; provided that no such amendment or waiver shall (i) reduce the amount of or extend the maturity of any Loan Note or reduce the rate or extend the time of payment of interest thereon, or reduce or alter the timing of any other amount payable to any Lender hereunder, in each case without the consent of each Lender affected thereby, (ii) change the Commitment of a Lender without the written consent of Funding Agents representing all Lenders, (iii) amend, modify or waive any provision of this Section 10.2, or reduce the percentage specified in the definition of the Majority Lenders, in each case without the written consent of Funding Agents representing all Lenders, (iv) amend, modify or waive any provision of Sections 7.14 through 7.25 hereof without the written consent of all of the Funding Agents, (v) affect the rights or duties of the Paying Agent, the Custodian or the Manager under this Agreement without the written consent of such Paying Agent, Custodian, or Manager, respectively, (vi) amend or modify any provision of Section 6.1 or Section 6.2 without the consent of the Agent and the Funding Agents representing the Majority Lenders or (vii) amend or modify the definition of “Borrowing Base” or any constituent term thereof in a manner that is adverse to the Lenders without the written consent of Funding Agents representing all Lenders.  The Borrower agrees to provide notice to each Funding Agent on behalf of its Lenders and any other party hereto of any amendments to or waivers of any provision of this Agreement.

SECTION 10.3     Notices, Etc.  All notices and other communications provided for hereunder shall be in writing and mailed or delivered by courier or subject to the following sentence, sent via electronic mail: (A) if to the Borrower, at its address at c/o SolarCity Corporation, 3055 Clearview Way, San Mateo, CA 94402, Attention: General Counsel, e-mail address: contracts@solarcity.com; (B) if to the Manager, at its address at 3055 Clearview Way, San Mateo, CA 94402, Attention: General Counsel, e-mail address: contracts@solarcity.com; (C) if to the Agent (except as otherwise provided in the second sentence of Section 8.4), the Funding Agent, or the Committed Lender, at its address at Credit Suisse AG, New York Branch, 11 Madison Avenue, 3rd Floor New York, NY 10010, [***] ([***]), and [***] ([***]), e-mail address: [***] and [***]; (D) if to the Conduit Lender, at its address at  c/o 20 Gates Management LLC, 30 Irving Place, 2nd Floor, New York, New York 10003, Attention: [***], e-mail addresses:[***];[***]; (E) if to the Paying Agent, at its address at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, MN 55107, Attention: Global Structured Finance/Dom Solar, (F) in the case of any party, at such address or other address as shall be designated by such party in a written notice to each of the other parties hereto.  Each Manager Report described in Section 5.1(B) and each Borrowing Base Certificate described in Section 2.4(A) may be delivered by electronic mail; provided, that such Manager Report or Borrowing Base Certificate is accompanied by an electronic reproduction of the signature of a Responsible Officer.  All such notices and communications shall be effective, upon receipt, provided, that notice by e-mail shall be effective upon electronic  receipt from the recipient.

SECTION 10.4     No Waiver; Remedies.  No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under the Loan Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any such right

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preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.5     Indemnification.  The Borrower agrees to indemnify the Agent, the Custodian, each Lender, and their respective Related Parties (collectively, the “Indemnitees”) from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses to which such Indemnitee may become subject arising out of, resulting from or in connection with any claim, litigation, investigation or proceeding (each, a “Proceeding” (including any Proceedings under environmental laws)) relating to the Transaction Documents or any other agreement, document, instrument or transaction related thereto, the use of proceeds thereof and the transactions contemplated hereby, regardless of whether any Indemnitee is a party thereto and whether or not such Proceedings are brought by the Borrower, its equity holders, affiliates, creditors or any other third party, including but not limited to, the costs of defending itself against any claim or bringing any claim to enforce indemnification obligation of the relevant transaction parties, and to reimburse each Indemnitee upon written demand therefor (together with reasonable back-up documentation supporting such reimbursement request) for any reasonable and documented legal or other out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing of one counsel to such Indemnitees, taken as a whole, and, in the case of a conflict of interest, of one additional counsel to the affected Indemnitee taken as a whole (and, if reasonably necessary, of one local counsel and/or one regulatory counsel in any material relevant jurisdiction); provided, that the foregoing indemnity and reimbursement obligation will not, as to any Indemnitee, apply to (A) losses, claims, damages, liabilities or related expenses (i) to the extent they are found in a final non-appealable judgment of a court of competent jurisdiction to arise from the willful misconduct, bad faith or gross negligence of, or material breach of the Transaction Documents by, such Indemnitee or any of its affiliates or controlling persons or any of the officers, directors, employees, advisors or agents of any of the foregoing or (ii) arising out of any claim, litigation, investigation or proceeding that does not involve an act or omission of Borrower or any of the Borrower’s Affiliates and that is brought by such Indemnitee against another Indemnitee (other than an Indemnitee acting in its capacity as agent, arranger or any other similar role in connection with the Transaction Documents) or (B) any settlement entered into by such Indemnitee without the Borrower’s written consent (such consent not to be unreasonably withheld or delayed). This Section 10.5 shall not apply with respect to Taxes other than any Taxes that represent losses, liabilities, claims and damages arising from any non-Tax Proceeding.

SECTION 10.6     Costs, Expenses and Taxes.  The Borrower agrees to pay all costs and expenses in connection with the preparation, execution, delivery, filing, recording, administration, modification, amendment and/or waiver of this Agreement, the Loan Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement and the other Transaction Documents and the Master Lease Documents and counsel for each Lender with respect thereto and with respect to advising as to its rights and responsibilities under this Agreement and the other Transaction Documents and the Master Lease Documents.  The Borrower further agrees to pay on demand all costs and expenses, if any (including reasonable counsel fees and expenses) (A) in connection with the enforcement (whether through

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

negotiations, legal proceedings or otherwise) of this Agreement, the Loan Notes and the other documents to be delivered hereunder and (B)  incurred by the Agent in connection with the transactions described herein and in the other Transaction Documents, or any potential Takeout Transaction, including in any case, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 10.6.  Without limiting the foregoing or without limiting any rights of the Agent pursuant to Section 5.1(D), the Borrower acknowledges and agrees that the Agent or its counsel may at any time after an Event of Default shall have occurred and be continuing, engage professional consultants selected by the Agent to conduct additional due diligence with respect to the transactions contemplated hereby, including, without limitation (A) review and independently assess the existing methodology employed by the Borrower in allocating Collections with respect to the Collateral, assess the reasonableness of the methodology for the equitable allocation of those Collections and make any recommendations to amend the methodology, if appropriate, (B) review the financial forecasts submitted by the Borrower to the Agent and assess the reasonableness and feasibility of those forecasts and make any recommendations based on that review, if appropriate, and (C) verify the asset base of the Borrower and the Borrower’s valuation of its assets, as well as certain matters related thereto.  The reasonable fees and expenses of such professional consultants, in accordance with the provisions of this Section 10.6, shall be at the sole cost and expense of the Borrower.

SECTION 10.7     Right of Set-off; Ratable Payments; Relations Among Lenders.

(A)     Upon the occurrence and during the continuance of any Event of Default, each of the Agent and the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Loan Notes, whether or not the Agent or such Lenders shall have made any demand under this Agreement or the Loan Notes and although such obligations may be unmatured.  The Agent and each Lender agrees promptly to notify the Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Agent and the Lenders under this Section 10.7(A) are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent and the Lenders may have.

(B)     If any Lender, whether by setoff or otherwise, has payment made to it upon its Advances in a greater proportion than that received by any other Lender, such other Lender agrees, promptly upon demand, to purchase a portion of the Advances held by the Lenders so that after such purchase each Lender will hold its ratable share of Advances.  If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon written demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(C)     Except with respect to the exercise of set-off rights of any Lender in accordance with Section 10.7(A), the proceeds of which are applied in accordance with this Agreement, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Collateral or Transaction Document, without the prior written consent of the other Lenders or, as may be provided in this Agreement or the other Transaction Documents, at the direction of the Agent.

(D)     The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

SECTION 10.8     Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Paying Agent, the Custodian, the Agent, each Funding Agent and each Lender, and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Lenders, and any assignment by the Borrower in violation of this Section 10.8 shall be null and void.  Notwithstanding anything to the contrary in the first sentence of this Section 10.8, any Lender may at any time, without the consent of the Agent, assign all or any portion of its rights under this Agreement and any Loan Note to a Federal Reserve Bank; provided, however, that no such assignment or pledge shall release the transferor Lender from its obligations hereunder.  Each Lender may assign to one or more banks or other entities all or any part or portion of its rights and obligations hereunder (including, without limitation, its Commitment, its Loan Notes or its Advances); provided, however, that each such assignment (A) shall be in form and substance acceptable to the Agent, (B) shall be approved by the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed), provided, that no consent of the Borrower shall be required  if such assignee is a branch or wholly owned subsidiary of Credit Suisse AG or a commercial paper conduit as to which Credit Suisse AG, or a branch or wholly owned subsidiary thereof, provides a full liquidity and/or credit facility, and no consent of the Borrower shall be required  at any time after the Availability Period, and (C) shall be to a bank or other financial institution which is acceptable to the Agent in its sole discretion.

Upon, and to the extent of, any assignment (unless otherwise stated therein) made by any Lender hereunder, the assignee or purchaser of such assignment shall be a Lender hereunder for all purposes of this Agreement and shall have all the rights, benefits and obligations (including the obligation to provide documentation pursuant to Section 2.15(G)) of a Lender hereunder.  Each Funding Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a register (the “Register”) for the recordation of the names and addresses of the Lenders in its Lender Group, the Commitments of and outstanding principal amounts (and accrued interest) of the Advances owing to each Lender in its Lender Group pursuant to the terms hereof from time to time and any assignment of such Commitments of its Committed Lenders and/or outstanding Advances. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Any Lender may, without the consent of the Borrower, sell participation interests in its Advances and obligations hereunder (each such recipient of a participation a “Participant”); provided, however, that after giving effect to the sale of such participation, such Lender’s obligations hereunder and rights to consent to any waiver hereunder or amendment hereof shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, all amounts payable to such Lender hereunder and all rights to consent to any waiver hereunder or amendment hereof shall be determined as if such Lender had not sold such participation interest, and the Borrower and the Agent shall continue to deal solely and directly with such Lender and not be obligated to deal with such participant.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the outstanding principal amounts (and accrued interest) of each Participant’s interest in the Advances or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Agent shall have no responsibility for maintaining a Participant Register. Each recipient of a participation shall, to the fullest extent permitted by law, have the same rights, benefits and obligations (including the obligation to provide documentation pursuant to Section 2.15(G)), hereunder with respect to the rights and benefits so participated as it would have if it were a Lender hereunder, except that no Participant shall be entitled to receive any greater payment under Sections 2.11 or 2.15 than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

Notwithstanding any other provision of this Agreement to the contrary, (i) a Lender may pledge as collateral, or grant a security interest in, all or any portion of its rights in, to and under this Agreement to a security trustee in connection with the funding by such Lender of Advances without the consent of the Borrower; provided that no such pledge or grant shall release such Lender from its obligations under this Agreement and (ii) a Conduit Lender may at any time, without any requirement to obtain the consent of the Agent or the Borrower, assign or sell all or portion of the Advances funded by it and its rights under this Agreement to the Committed Lender in its Lender Group pursuant to any commercial paper liquidity or credit support agreement between them.

SECTION 10.9     GOVERNING LAW.  THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401  OF THE GENERAL OBLIGATIONS LAW OF

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THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

SECTION 10.10    Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK (NEW YORK COUNTY) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

SECTION 10.11    Waiver of Jury Trial.  ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT.

SECTION 10.12    Section Headings.  All section headings are inserted for convenience of reference only and shall not affect any construction or interpretation of this Agreement.

SECTION 10.13     Tax Characterization.  The parties hereto intend and hereby agree to treat the transactions effected hereunder as a financing transaction for all tax purposes.  The Advances are intended to be obligations in registered form for purposes of Section 163(f), Section 871(h)(2) and Section 881(c)(2) of the Internal Revenue Code.

SECTION 10.14     Execution.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this

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Agreement by facsimile or by e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.15     Limitations on Liability.  None of the members, managers, general or limited partners, officers, employees, agents, shareholders, directors,  Affiliates or holders of equity interests of or in the Borrower shall be under any liability to the Agent or the Lenders, respectively, any of their successors or assigns, or any other Person for any action taken or for refraining from the taking of any action in such capacities or otherwise pursuant to this Agreement or for any obligation or covenant under this Agreement, it being understood that this Agreement and the obligations created hereunder shall be, to the fullest extent permitted under applicable law, with respect to the Borrower, solely the obligations of the Borrower.  The Borrower and any member, manager, partner, officer, employee, agent, shareholder, director, Affiliate or holder of an equity interest of or in the Borrower may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Borrower) respecting any matters arising hereunder.

SECTION 10.16     Confidentiality.

(A)     The Fee Letters and any other pricing information related to the facility contemplated by the Transaction Documents, except as otherwise provided herein, (including such information set forth in any engagement letter, term sheet or proposal prior to the Closing Date) (collectively, “Confidential Information”) are confidential.  Each of the Borrower, the Manager, the Paying Agent and the Custodian agrees:

(i)     to keep all Confidential Information confidential and to disclose Confidential Information only to those Affiliates, officers, employees, agents, accountants, legal counsel and other representatives (collectively, “Representatives”) who have a need to know such Confidential Information for the purpose of assisting in the negotiation, completion and administration of the facility contemplated by this Agreement and the other Transaction Documents and the Master Lease Documents (the “Facility”);

(ii)     to use the Confidential Information only in connection with the Facility and not for any other purpose; and

(iii)    to maintain and keep in force procedures that are reasonably designed to cause its Representatives to comply with these provisions and to be responsible for any failure of any Representative to so comply with these provisions.  The provisions of this section 10.16(A) shall not apply to Confidential Information that (a) has been approved for release by written authorization of the appropriate party, or (b) is or hereafter becomes (through a source other than the Borrower, the Manager, the Paying Agent, the Custodian or their respective Affiliates or Representatives) generally available to the public and shall not prohibit the disclosure of Confidential Information to the extent required by applicable law or by Governmental Authority or to the extent necessary in connection with the enforcement of any Transaction Document.

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The Borrower and the Manager agree not to provide copies of the Transaction Documents to any prospective investor in, or prospective lender to, the Borrower or the Manager without the prior written consent of the Agent, which shall not be unreasonably withheld.

(B)     Each Lender, each Funding Agent, and the Agent agrees to maintain the confidentiality of all nonpublic information with respect to the parties herein or any other matters furnished or delivered to it pursuant to or in connection with this Agreement or any other Transaction Document; provided, that such information may be disclosed (i) to such party’s Affiliates or such party’s or its Affiliates’ officers, directors, employees, agents, accountants, consultants, legal counsel and other representatives (collectively “Lender Representatives”), in each case, who have a need to know such information for the purpose of assisting in the negotiation, completion and administration of the Facility, (ii) to any assignee of or participant in, or any prospective Lender or assignee of or participant in, the Facility or any of its rights or obligations under this Agreement, (iii) to any financing source, hedge counterparty or other similar party in connection with financing or risk management activities related to the Facility, (iv) to any rating agency (including by means of a password protected internet website maintained in connection with Rule 17g-5), (v) to the extent required by applicable Law or by any Governmental Authority, and (vi) to the extent necessary in connection with the enforcement of any Transaction Document.

The provisions of this Section 10.16(B) shall not apply to information that (i) is or hereafter becomes (through a source other than the applicable Lender, Funding Agent or the Agent or any Lender Representative associated with such party) generally available to the public, (ii) was rightfully known to the applicable Lender, applicable Funding Agent or the Agent or any Lender Representative or was rightfully in their possession prior to the date of its disclosure pursuant to this Agreement; (iii) becomes available to the applicable Lender, applicable Funding Agent or the Agent or any Lender Representative from a third party unless to their knowledge such third party disclosed such information in breach of an obligation of confidentiality to the applicable Lender, applicable Funding Agent or the Agent or any Lender Representative; (iv) has been approved for release by written authorization of the parties whose Confidential Information is proposed to be disclosed; or (v) has been independently developed or acquired by any Lender, any Funding Agent or the Agent or any Lender Representative without violating this Agreement. The provisions of this Section 10.16 shall not prohibit any Lender, any Funding Agent or the Agent from filing with or making available to any judicial, governmental or regulatory agency or providing to any Person with standing any information or other documents with respect to the Facility as may be required by applicable Law or requested by such judicial, governmental or regulatory agency.

Notwithstanding the foregoing provisions of this Section 10.16(B), each Lender, each Funding Agent, and the Agent agrees to maintain the confidentiality of any personal information of any Host Customer in accordance with applicable law.

SECTION 10.17     Limited Recourse.  All amounts payable on or in respect of the Obligations shall constitute limited recourse obligations of the Borrower secured by, and payable solely from and to the extent of, the Collateral; provided, however, that (A) the foregoing shall not limit in any manner the ability of the Agent or any other Lender to seek

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specific performance of any Obligation (other than the payment of a monetary obligation in excess of the amount payable solely from the Collateral), (B) the provisions of this paragraph shall not limit the right of any Person to name the Borrower as party defendant in any action, suit or other proceeding in the exercise of any remedy under this Agreement or the other Transaction Documents to the extent the Borrower is a necessary party to any such action, suit or proceeding, provided, that any judgement or other award or recovery against the Borrower in any such action, suit or proceeding shall be payable solely from and to the extent of the Collateral, and (C) when the Collateral is transferred as part of a Takeout Transaction, and the Lenders are paid in full with respect to any Advances associated with the Collateral, the security interest in and lien on the Collateral shall be released, and the Lenders under this Agreement will no longer have any security interest in, lien on, or claim against the Collateral.

SECTION 10.18     Customer Identification - USA Patriot Act Notice.  The Agent and each Lender hereby notifies the Borrower and the Manager that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Patriot Act”), and the Agent’s and each Lender’s policies and practices, the Agent and the Lenders are required to obtain, verify and record certain information and documentation that identifies the Borrower and the Manager, which information includes the name and address of the Borrower and such other information that will allow the Agent or such Lender to identify the Borrower in accordance with the Patriot Act.

SECTION 10.19     Paying Agent Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations.  In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, but not limited to those relating to funding of terrorist activities and money laundering, the Paying Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Paying Agent.  Accordingly, each of the parties agrees to provide to the Paying Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Paying Agent to comply with such laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, but not limited to those relating to funding of terrorist activities and money laundering.

SECTION 10.20     Non-Petition.  Each party hereto hereby covenants and agrees that it will not institute against or join any other Person in instituting against the Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or of any state of the United States or of any other jurisdiction prior to the date which is one year and one day after the payment in full of all outstanding indebtedness of the Conduit Lender.  The agreements set forth in this Section 10.20 and the parties’ respective obligations under this Section 10.20 shall survive the termination of this Agreement.

SECTION 10.21     No Recourse.  (A) Notwithstanding anything to the contrary contained in this Agreement, the parties hereto hereby acknowledge and agree that all transactions with a Conduit Lender hereunder shall be without recourse of any kind to such Conduit Lender.  A Conduit Lender shall have no liability or obligation hereunder unless and

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until such Conduit Lender has received such amounts in accordance with such Conduit Lender’s commercial paper program documents.  In addition, the parties hereto hereby agree that (i) a Conduit Lender shall have no obligation to pay the parties hereto any amounts constituting fees, costs, reimbursement for expenses or indemnities (collectively, “Expense Claims”) and such Expense Claims shall not constitute a claim (as defined in Section 101 of Title 11 of the United States Bankruptcy Code) against such Conduit Lender, unless or until such Conduit Lender has received amounts sufficient to pay such Expense Claims pursuant to such Conduit Lender’s commercial paper program documents and such amounts are not required to pay the outstanding indebtedness of such Conduit Lender and (ii) no recourse shall be sought or had for the obligations of a Conduit Lender hereunder against any Affiliate, director, officer, shareholders, manager or agent of such Conduit Lender.

(B)    The agreements set forth in this Section 10.21 and the parties’ respective obligations under this Section 10.21 shall survive the termination of this Agreement.

SECTION 10.22     Additional Provisions.  The parties hereto acknowledge that the Paying Agent shall not be required to act as a “commodity pool operator” as defined in the Commodity Exchange Act, as amended, or be required to undertake regulatory filings related to this Agreement in connection therewith.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

For and on behalf of DOMINO SOLAR LTD, an exempted company incorporated in the Cayman Islands, as Borrower

By:	/s/ Lyndon Rive
Name:	Lyndon Rive
Title:	President

SOLARCITY CORPORATION, as Manager and as Performance Guarantor

By:	/s/ Lyndon Rive
Name:	Lyndon Rive
Title:	Chief Executive Officer

Signed by Lyndon Rive, duly authorized signatory for and on behalf of Dom Solar General Partner I, LLC, a Delaware limited liability company, in its capacity as general partner for and on behalf of

DOM SOLAR LESSOR I, LP, a Cayman Islands exempted limited partnership, as Original Lessor

By:	/s/ Lyndon Rive
Name:	Lyndon Rive
Title:	President

(Signature Page to Credit Agreement)

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Credit Suisse AG, New York Branch, as Agent and as a Funding Agent

By:	/s/ Patrick J. Hart
Name:	Patrick J. Hart
Title:	Vice President

By:	/s/ Jason Muncy
Name:	Jason Muncy
Title:	Vice President

Credit Suisse AG, Cayman IslandS Branch, as a Committed Lender

By:	/s/ Patrick J. Hart
Name:	Patrick J. Hart
Title:	Authorized Signatory

By:	/s/ Jason Muncy
Name:	Jason Muncy
Title:	Authorized Signatory

MOUNTCLIFF FUNDING LLC, as a Conduit Lender

By:	/s/ Josh Borg
Name:	Josh Borg
Title:	Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as Paying Agent

By:	/s/ Christina Richie
Name:	Christina Richie
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By:	/s/ Kenneth Brandt
Name:	Kenneth Brandt
Title:	Assistant Vice President

(Signature Page to Credit Agreement)

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EXHIBIT A

DEFINED TERMS

“1940 Act” shall mean the Investment Company Act of 1940, as amended, including the rules and regulations thereunder.

“Account Control Agreements” shall mean (i) the Securities Account Agreement and (ii) the Lockbox Agreement.

“Adjusted LIBOR Rate” shall mean the sum of (i) the Applicable Percentage and (ii) a rate per annum equal to the rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) obtained by dividing (a) LIBOR by (b) a percentage equal to 100% minus the reserve percentage (rounded upward to the next 1/100th of 1%) in effect on such day and applicable to the Committed Lender for which this rate is calculated under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”).  The Adjusted LIBOR Rate shall be adjusted automatically as of the effective date of any change in such reserve percentage.

“Administrative Fee Base Rate” shall mean initially, $[***], which amount shall be increased on each annual anniversary of the Closing Date by [***]%.

“Advance” shall mean any advance by any Lender to the Borrower, made pursuant to Article II of this Agreement.

“Affected Party” shall have the meaning set forth in Section 2.11(B).

“Affiliate” shall mean, with respect to any Person, any other Person that (i) directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person, or, (ii) is an officer or director of such Person, and in the case of any Lender that is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor.  A Person shall be deemed to be “controlled by” another Person  if such other Person possesses, directly or indirectly, power to (a) vote 50% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners of such other Person, or (b) direct or cause the direction of the management and policies of such other Person whether by contract or otherwise.

“Affiliated Entity” shall mean any of the Manager (if the Manager is an Affiliate of the Borrower), the Performance Guarantor, and any of their respective direct or indirect Subsidiaries and/or Affiliates, whether now existing or hereafter created, organized or acquired.

“Agent” shall have the meaning set forth in the introductory paragraph hereof.

“Aggregate Commitment” shall mean, at any time, the sum of the Commitments then in effect.

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“Aggregate Discounted Rent Balance” shall mean, on any date of determination, the sum of the Discounted Rent Balances of all MLA Solar Assets that are Eligible Solar Assets.

“Aggregate Discounted Solar Asset Balance” shall mean, on any date of determination, the sum of the Discounted Solar Asset Balances of all Eligible Solar Assets.

“Agreement” shall have the meaning set forth in the introductory paragraph hereof.

“Allocated Manager Fee” shall mean for a Borrower Solar Asset and a Collection Period, an amount equal to the sum of (i) the product of (a) the Administrative Fee Base Rate plus the O&M Fee Base Rate, multiplied by (b) the DC nameplate capacity (measured in kW) of the PV System related to such Borrower Solar Asset and (ii) the product of (a) the Batter Fee multiplied by (b) the battery capacity (measured in kWh) of the PV Systems with a Battery Services Agreement related to such Borrower Solar Asset.

“A.M. Best” shall mean A. M. Best Company, Inc. and any successor rating agency.

“Amortization Event” shall mean the occurrence of any of the following events:

(i)     the occurrence of a Manager Termination Event;

(ii)     the occurrence of a Provider Termination Event;

(iii)     on any Borrowing Date or Quarterly Payment Date, the Solar Asset Payment Level is less than [***]% for two consecutive Quarterly Payment Dates;

(iv)     the Default Ratio is greater than [***]% on any Quarterly Payment Date;

(v)     an Event of Default occurs;

(vi)     amounts on deposit in the Liquidity Reserve Account are at any time less than the Liquidity Reserve Account Required Balance and such deficit is not cured on the earlier of the next Borrowing Date or the next Quarterly Payment Date or the Borrower shall fail to make the deposit into the Liquidity Reserve Account required pursuant to Section 2.7(B)(vi) and such deficit is not cured on the earlier of the next Borrowing Date or the next Quarterly Payment Date;

(vii)     amounts on deposit in the Pre-Placed In Service Reserve Account are at any time less than the Pre-Placed In Service Reserve Account Required Balance and such deficit is not cured on the earlier of the next Borrowing Date or the next Quarterly Payment Date or the Borrower shall fail to make the deposit into the Pre-Placed In Service Reserve Account required pursuant to Section 2.7(B)(vii) and such deficit is not cured on the earlier of the next Borrowing Date or the next Quarterly Payment Date; or

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(viii)     an “Event of Default” occurs under the Corporate Revolver.

“Applicable Law” shall mean all applicable laws of any Governmental Authority, including, without limitation, laws relating to consumer leasing and protection and any ordinances, judgments, decrees, injunctions, writs and orders or like actions of any Governmental Authority and rules and regulations of any federal, regional, state, county, municipal or other Governmental Authority.

“Applicable Percentage” shall mean 1.50% per annum.

“Approved PV System Manufacturer” shall mean a list of PV System manufacturers attached as Exhibit U to the Master Lease Agreement.

“Available Aggregate Discounted Solar Asset Balance” shall mean (i) the Aggregate Discounted Solar Asset Balance, minus (ii) the Excess Concentration Amount.

“Availability Period” shall mean the period from the Closing Date until the earlier to occur of (i) June 30, 2017 and (ii) an Amortization Event.

“Bank Base Rate” shall mean, with respect to any Lender for any day, a rate per annum equal to the sum of (i) the Base Rate with respect to such Lender on such date and (ii) the Applicable Percentage.

“Bankruptcy Code” shall mean the U.S. Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

“Base Rate” shall mean, for any day, a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate for such day, plus 0.50%, (ii) LIBOR plus 1.00%, and (iii) the Prime Rate.

“Base Reference Banks” shall mean the principal London offices of Standard Chartered Bank, Lloyds TSB Bank, Royal Bank of Scotland, Deutsche Bank and the investment banking division of Barclays Bank PLC or such other banks as may be appointed by the Agent with the approval of the Borrower.

“Basel III” shall mean Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems prepared by the Basel Committee on Banking Supervision, and all national implementations thereof.

“Battery Fee” shall mean $[***], and on each annual anniversary of the Closing Date shall be increased by [***]%.

“Battery Incentives” shall mean payments paid by a state or local Governmental Authority, based in whole or in part on the size of an advanced energy storage system, made as an inducement to the owner thereof, expressly excluding PBI Payments, Marketable RECs, Rebates and Tax Credits.

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“Battery Services Agreement” shall mean an agreement in the form of Exhibit B-2 or Exhibit C-3 to the Master Lease Agreement.

“Borrower” shall have the meaning set forth in the introductory paragraph hereof.

“Borrower Solar Assets” shall mean the Solar Assets listed on the Schedule of Solar Assets.

“Borrowing Base” shall be an amount equal to the lesser of (i) [***]% of the Available Aggregate Discounted Solar Asset Balance and (ii) [***]% of the Aggregate Discounted Rent Balance.

“Borrowing Base Deficiency” shall have the meaning set forth in Section 2.7(B)(v).

“Borrowing Base Certificate” shall mean the certificate substantially in the form of Exhibit C-1 attached hereto.

“Borrowing Date” shall mean, with respect to any Advance, the date of the making of such Advance, which date shall in any case be a Business Day.

“Breakage Costs” shall mean, with respect to a failure by the Borrower, for any reason, to borrow any proposed Advance on the date specified in the applicable Notice of Borrowing (including without limitation, as a result of the Borrower’s failure to satisfy any conditions precedent to such Advance) after providing such Notice of Borrowing, the resulting loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits, actually sustained by the Agent, any Lender or any Funding Agent; provided, however, that the Agent, such Lender or such Funding Agent shall use commercially reasonable efforts to minimize such loss or expense and shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

“Business Day” shall mean any day other than Saturday, Sunday and any other day on which commercial banks in New York, New York, in the city in which the principal place of business of the Manager is located, or St. Paul, Minnesota are authorized or required by law to close.

“Calculation Date” shall mean with respect to a Quarterly Payment Date, the close of business on the last day of the related Collection Period.

“Cancelled Project” shall have the meaning set forth in the Master Lease Agreement.

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of equity of such Person, including, if such Person is a

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partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Capital Stock include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

“Capped Expense Amount” shall mean, on any Quarterly Payment Date, an amount equal to (i) $[***] minus (ii) the aggregate amount of payment made to the Paying Agent as reimbursement for extraordinary out-of-pocket expenses pursuant to clause (i) of the Priority of Payments since the Closing Date in excess of $[***] per calendar year.

“Carrying Cost Rate” shall mean, as of any date of determination, an amount equal to the sum of the Swap Rate for the Loan Notes, the Usage Fee Rate, the Custodian fee rate, and the Paying Agent fee rate.

“Change in Law” shall mean (i) the adoption or taking effect of any Law after the date of this Agreement, (ii) any change in Law or in the administration, interpretation, application or implementation thereof by any Official Body after the date of this Agreement, (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Official Body after the date of this Agreement or (iv) compliance by any Affected Party, by any lending office of such Affected Party or by such Affected Party’s holding company, if any, with any request, guideline or directive (whether or not having the force of law) of any Official Body made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Act, (b) Basel III and (c) all requests, rules, guidelines and directives under either of the Dodd-Frank Act or Basel III or issued in connection therewith and any compliance by a Lender with any request or directive relating thereto shall be deemed to be a “Change in Law”, regardless of the date implemented, enacted, adopted or issued.

“Change of Control” shall mean, with respect to an entity, the occurrence of one or more of the following events:

(i)     any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of such entity to any Person or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (a “Group”), together with any Affiliates thereof other than pursuant to the Master Lease Documents;

(ii)     the approval by the holders of Capital Stock of such entity of any plan or proposal for the liquidation or dissolution of such Person;

(iii)     any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of such entity; or

(iv)     with respect to the Borrower, any change in the ownership of the equity interests in the Borrower from the Closing Date.

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“Closing Date” shall mean March 31, 2016.

“Closing Date Lockbox Account” shall mean a deposit account number [***] maintained by Bank of America, N.A. in the name of SolarCity.

“Closing Date Lockbox Agreement” shall mean that certain deposit account control agreement dated as of June 9, 2015, among SolarCity, the Lessee and Bank of America, N.A. with respect to the Closing Date Lockbox Account.

“Collateral” shall have the meaning set forth in the Security Agreement.

“Collection Account” shall have the meaning set forth in Section 8.2(A)(i)(b).

“Collection Period” shall mean, with respect to a Quarterly Payment Date, the three calendar months preceding the month in which such Quarterly Payment Date occurs; provided, however, that with respect to the first Quarterly Payment Date, the Collection Period will be the period from and including the Closing Date to the end of the calendar month preceding such Quarterly Payment Date.  Notwithstanding the foregoing, with respect to any Calculation Date, if any Periodic Rent or other amounts paid to the Borrower by the Lessee under the Master Lease Agreement are received after the end of the related Collection Period but prior to such Calculation Date, such amounts shall be deemed to have been received during the related Collection Period.

“Collections” shall mean, with respect to the Borrower Solar Assets, all Host Customer Payments, PBI Payments, Rebates, Battery Incentives, Tax Credits and other cash proceeds thereof.  Without limiting the foregoing, “Collections” shall include any amounts payable to the Borrower with respect to the Borrower Solar Assets (i) under any Hedge Agreement entered into in connection with this Agreement or (ii) in connection with the disposition of any Collateral.

“Commercial Contract Negotiations and Modifications Policy” shall mean that certain policy of which permits commercially reasonable variances to (i) reflect the business agreement negotiated between the parties, including the allocation of risk; (ii) reflect terms related to pricing; (iii) accurately describe the subject photovoltaic system; (iv) accurately describe a host customer's facility, delivery point of electricity and license area; (v) address circumstances at the site and reflect expected milestone dates; (vi) accommodate a landlord, lender or governmental authority; (vii) accommodate changed host customer circumstances; (viii) incorporate terms the parties agreed to in contracts negotiated for other photovoltaic system; (ix) incorporate financier required changes; and/or (x) accommodate a host customer request.

“Commercial Paper” shall mean commercial paper, money market notes and other promissory notes and senior indebtedness issued by a Conduit Lender.

“Commitment” shall mean the obligation of a Committed Lender to fund Advances hereunder, as set forth on Exhibit E attached hereto as increased and/or reduced from time to time pursuant to Section 2.6 and as amended in connection with assignments made by

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Committed Lenders pursuant to Section 10.8.  If from time to time any Commitment is increased and/or reduced pursuant to Section 2.6, then the Borrower shall deliver to the Agent an amended Exhibit E  setting forth the revised Commitments of the Committed Lenders.  If, from time to time, any Lender other than Credit Suisse AG, Cayman Islands Branch becomes a party to this Agreement as a Committed Lender, then the Agent shall deliver to the Borrower an amended Exhibit E setting forth the revised Commitments of the Committed Lenders.

“Committed Lender” shall mean each of Credit Suisse, AG Cayman Islands Branch and any other Person that becomes a party hereto as a Committed Lender pursuant to Section 10.8 other than any Person who ceases to be a party pursuant to Section 10.8.

“Conduit Lender” shall mean Mountcliff Funding LLC and any other Person that becomes a party hereto as a Conduit Lender pursuant to Section 10.8 other than any Person who ceases to be a party pursuant to Section 10.8.

“Confidential Information” shall have the meaning set forth in Section 10.16.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Rent” shall mean any contingent rent due under Section 3.4(h) of the Master Lease Agreement.

“Contribution Agreement” shall mean a contribution agreement substantially in the form attached as Exhibit D to the Original Lessor Limited Partnership Agreement (as defined in the Master Lease Agreement).

“Corporate Revolver” shall mean the Amended and Restated Credit Agreement, entered into as of November 1, 2013 among SolarCity, as borrower, the guarantors party thereto, Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer and the lenders party thereto.

“Cost of Funds” shall mean, with respect to any Interest Accrual Period the sum (without duplication) of the following amounts: with respect to any Lender Group, (i) the amount of interest accrued with respect to the portion of the aggregate outstanding principal balance of all Advances funded by the Conduit Lender which is a member of such Lender Group at a rate equal to the CP Rate applicable to such Conduit Lender for such Interest Accrual Period and (ii) the amount of interest accrued with respect to the portion of the aggregate outstanding principal balance of all Advances funded by any Committed Lender which is a member of such Lender Group at either the Adjusted LIBOR Rate or, if Adjusted LIBOR is not available, the Bank Base Rate.

“CP Rate” shall mean for any day for any Advance and for any Conduit Lender, to the extent such Conduit Lender funds such Advance by issuing Commercial Paper, the rate determined by such Conduit Lender based upon the per annum rate equivalent to the weighted average cost (as reasonably determined by such Conduit Lender, and which shall include

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(without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Lender, other borrowings by such Conduit Lender and any other costs associated with the issuance of Commercial Paper) of or related to the issuance of Commercial Paper that is reasonably allocated, in whole or in part, by such Conduit Lender or its related Funding Agent to the funding or maintaining of such Advance on such day (the proceeds of which may also be allocated in part to the funding of other assets of such Conduit Lender (and, if such proceeds are allocated in part to the funding of other assets of such Conduit Lender the costs associated with such funding will also be allocated in the appropriate portion to the funding of such other assets)); provided, however, that if any component of any such rate is a discount rate, in calculating the “CP Rate” for such Advance for such Interest Accrual Period, such Conduit Lender shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“CS Loan Agreement” shall mean that certain Amended and Restated Loan Agreement, dated as of February 6, 2015, by and between Lessee, as borrower, and Credit Suisse AG, Cayman Islands Branch, as lender.

“CSNY” shall have the meaning set forth in the introductory paragraph hereof.

“Custodial Agreement” shall mean the Custodial Agreement dated as of or about the Closing Date, by and among the Custodian, the Borrower, the Manager and the Agent.

“Custodial Certification” shall have the meaning set forth in Section 4 of the Custodial Agreement.

“Custodial Fee” shall mean a fee payable by the Borrower to the Custodian as set forth in the Paying Agent Fee Letter.

“Custodian” shall mean U.S. Bank National Association, a national banking association, in its capacity as the provider of services under the Custodial Agreement and/or any other Person or entity performing similar services for the Borrower which has been approved in writing by the Agent.

“Custodian File” shall mean the file pertaining to each Solar Asset containing, without limitation, (i) a fully executed Electronic Copy of the related Customer Agreement, including any amendments thereto, (ii) to the extent not incorporated within the related Customer Agreement, a fully executed Electronic Copy of the related Production Guaranty and/or Customer Warranty Agreement, if any, (iii) a fully executed Electronic Copy of the related PBI Documents, if any, or, for any PBI Payments not evidenced by a signed written agreement, evidence of the application, reservation and procurement of such PBI Payment, (iv) a fully executed electronic copy of the related Interconnection Agreement to which SolarCity is a party (v) electronic copies of documents evidencing the related Permits to operate the related PV System, if any, (vi) a fully executed electronic copy of the related Manufacturer Warranty for the related Solar Photovoltaic Panel, Inverter and Racking System, if any, (vii) electronic copies of documents evidencing related Rebates, (viii) a fully executed electronic copy of each related

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Payment Facilitation Agreement, if any, and (ix) electronic copies of any other documents the Manager keeps on file, in accordance with its customary procedures, or reasonably required by the Borrower, from time to time to be kept on file, relating to such Solar Asset or the related Host Customer, including documents evidencing permission to operate a PV System from the related utility, if any.

“Customer Agreement” shall have the meaning set forth in the Master Lease Agreement; provided, that a “Customer Agreement” as used in this Agreement shall not include a Capacity Services Agreement (as defined in the Master Lease Agreement).

“Customer Collection Policy” shall mean the initial Manager’s internal collection policy attached as Exhibit G to the Management Agreement, as the same may be amended from time to time pursuant to the Management Agreement; provided that from and after the appointment of a Successor Manager pursuant to the Management Agreement, the Customer Collection Policy shall be the collection policy of the Successor Manager.

“Customer Warranty Agreement” shall mean any warranty agreement provided by SolarCity or any other Affiliate of Borrower entered into with, or provided in favor of, a Host Customer (which may be an exhibit to a Customer Agreement).

“Cut-off Date” shall mean, for each Solar Asset, the date specified as such in the related Schedule of Solar Assets.

“Default Ratio” shall mean, for each Collection Period, the ratio computed by dividing (i) the Discounted Solar Asset Balance of all Solar Assets that became Defaulted Solar Assets (such balances as of the date immediately prior to becoming a Defaulted Solar Assets) divided by the (ii) Aggregate Discounted Solar Asset Balance of the portfolio as of the last day of each Collection Period.

“Defaulted Solar Asset” shall mean a Borrower Solar Asset for which (a) the related Host Customer is more than [***] days past due on any portion of a contractual payment due under the related Customer Agreement or (b) the related Host Customer shall have become the subject to insolvency or bankruptcy.  For the avoidance of doubt, any past due amounts owed by an original Host Customer after reassignment to or execution of a replacement Customer Agreement with a new Host Customer shall not cause the Solar Asset to be deemed to be a Defaulted Solar Asset.

“Defective Solar Asset” shall mean a Solar Asset with respect to which it is determined by the Agent (acting at the written direction of the Majority Lenders) or the Manager, at any time, that the Borrower breached the representation in Section 4.1(U); provided, that, with respect to any representations and warranties contained in the definition of “Eligible Solar Asset” which are made to the Borrower’s knowledge, if it is discovered that any representation or warranty is inaccurate, then notwithstanding the Borrower’s lack of knowledge of the accuracy of such representation and warranty at the time such representation or warranty was made, such Solar Asset shall be deemed to be a Defective Solar Asset, unless such breach has been waived, in writing, by the Agent, acting at the direction of the Majority Lenders.

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“Deficient Project” shall have the meaning set forth in the Master Lease Agreement.

“Delayed Amount” shall have the meaning set forth in Section 2.4(D).

“Delayed Funding Date” shall have the meaning set forth in Section 2.4(D).

“Delayed Funding Lender” shall have the meaning set forth in Section 2.4(D).

“Delayed Funding Notice” shall have the meaning set forth in Section 2.4(D).

“Delayed Funding Period” shall mean with respect to a Lender Group, the period beginning on the date a Delayed Funding Notice is delivered by a Committed Lender and ending on the related Delayed Funding Date.

“Delayed Funding Reimbursement Amount” shall have the meaning set forth in Section 2.4(F).

“Delayed Project” shall have the meaning set forth in the Master Lease Agreement.

“Delinquent Solar Asset” shall mean a Borrower Solar Asset for which (i) the related Host Customer is more than [***] days past due on any portion of the contract payment due under the related Customer Agreement or (ii) if the related PV System has not been in service for [***] days or more.

“Detranched Solar Asset” shall mean a Borrower Solar Asset which has become a Deficient Project, Delayed Project or Cancelled Project (each as defined in the Master Lease Agreement).

“Discount Rate” shall mean a rate equal to the greater of (i) 6.00% per annum and (ii) the Carrying Cost Rate.

“Discounted Rent Balance” shall mean, with respect to an MLA Solar Asset and as of any Calculation Date, an amount equal to the greater of (i) the present value (or in the case of a Pre-Placed In Service Solar Asset, [***]% of the present value of) of the remaining and unpaid stream of monthly Scheduled Rent Payments for such MLA Solar Asset  on or after such date of determination, based upon discounting such monthly Scheduled Rent Payments to such date of determination at a rate equal to the Discount Rate and (ii) $[***]; provided, however, that any Defective Solar Asset, Defaulted Solar Asset, Delinquent Solar Asset, Early Non-MLA Solar Asset, Detranched Solar Asset or Terminated Solar Asset will be deemed to have a Discounted Rent Balance equal to $[***].

“Discounted Solar Asset Balance” shall mean, with respect to a Solar Asset and as of any Calculation Date, an amount equal to the greater of (i) the present value of (or in the case of a Pre-Placed In Service Solar Asset, [***]% of the present value of) the remaining and unpaid stream of Net Scheduled Payments for such Solar Asset on or after such date of

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determination, based upon discounting such Net Scheduled Payments to such date of determination at an annual rate equal to the Discount Rate and (ii) $[***]; provided, however, that any Defective Solar Asset, Defaulted Solar Asset, Delinquent Solar Asset, Early Non-MLA Solar Asset, Detranched Solar Asset or Terminated Solar Asset will be deemed to have a Discounted Solar Asset Balance equal to $[***].

“Distributable Collections” shall have the meaning set forth in Section 2.7(B).

“Distribution Account” shall have the meaning set forth in Section 8.2(A)(i)(c).

“Dodd-Frank Act” shall mean the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

“Dollar”, “Dollars”, “U.S. Dollars” and the symbol “$” shall mean the lawful currency of the United States.

“Early Non-MLA Solar Asset” shall mean a Borrower Solar Asset for which a Termination Value Payment is made and such Borrower Solar Asset is no longer subject to the Master Lease Agreement.  For the avoidance of doubt, a Non-MLA Solar Asset is not an “Early Non-MLA Solar Asset”.

“Early Termination Option Fair Market Value” shall have the meaning set forth in the Master Lease Agreement.

“Electronic Copy” shall mean the electronic form into which SolarCity, in the ordinary course of its business in compliance with its document storage policy, converts all Customer Agreements and PBI Documents.

“Eligible Manager” shall mean SolarCity Corporation or any other operating entity which, at the time of its appointment as Manager, (i) is legally qualified and has the capacity to service the Borrower Solar Assets, and (ii) prior to such appointment, is approved in writing by the Agent as having demonstrated the ability to professionally and competently service a portfolio of assets of a nature similar to the Borrower Solar Assets in accordance with high standards of skill and care.

“Eligible Institution” shall mean a commercial bank or trust company having capital and surplus of not less than $[***] in the case of U.S. banks and $[***] (or the U.S. dollar equivalent as of the date of determination) in the case of foreign banks; provided, however, that a commercial bank which does not satisfy the requirements set forth above shall nonetheless be deemed to be an Eligible Institution for purposes of holding any deposit account or any other account so long as such commercial bank is a federally or state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b) and such account is maintained as a segregated trust account with the corporate trust department of such bank.

“Eligible Solar Asset” shall mean, on any day, a Solar Asset meeting all of the requirements specified in Schedule IV hereto.

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“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each Person (as defined in Section 3(9) of ERISA), which together with the Borrower, would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001(a)(14) or 4001(b)(1) of ERISA.

“ERISA Event” shall mean (i) that a Reportable Event has occurred with respect to any Single-Employer Plan; (ii) the institution of any steps by the Borrower or any ERISA Affiliate, the Pension Benefit Guaranty Corporation or any other Person to terminate any Single-Employer Plan or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Single-Employer Plan; (iii) the institution of any steps by the Borrower or any ERISA Affiliate to withdraw from any Multi-Employer Plan or Multiple Employer Plan or written notification of the Borrower or any ERISA Affiliate concerning the imposition of withdrawal liability; (iv) a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code in connection with any Plan; (v) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (vi) with respect to a Single-Employer Plan, a failure to satisfy the minimum funding standard under Section 412 of the Internal Revenue Code or Section 302 of ERISA, whether or not waived; (vii) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to a Single-Employer Plan; (viii) a determination that a Single-Employer Plan is or is expected to be in “at-risk” status (within the meaning of Section 430(i)(4) of the Internal Revenue Code or Section 303(i)(4) of ERISA); (ix) the insolvency of or commencement of reorganization proceedings with respect to a Multi-Employer Plan or written notification that a Multi-Employer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); or (x) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation with respect to any of the foregoing.

“Event of Default” shall mean any of the Events of Default described in Section 6.1.

“Event of Loss” shall mean the occurrence of an event with respect to a PV System if such PV System is damaged or destroyed by fire, theft or other casualty and such PV System has become inoperable because of such event.

“Excess Concentration Amount” shall mean, as of any date of determination, without duplication, the sum of the following (terms used in this definition and not defined herein shall have the meanings set forth in the Master Lease Agreement):

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(i)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets which have affiliated Customer Agreements that are partially prepaid exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(ii)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets which have affiliated Customer Agreements that are fully prepaid exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(iii)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related PV Systems are located in the Highest State Concentration exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(iv)      the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related PV Systems are located in any one Project State other than the Highest State Concentration exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(v)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related PV Systems are interconnected with Highest Utility Concentration exceeds [***]% of Aggregate Discounted Solar Asset Balance;

(vi)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related PV Systems are interconnected with any single utility other than the Highest Utility Concentration exceeds [***]% of Aggregate Discounted Solar Asset Balance;

(vii)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related PV Systems were installed for any one Investment Grade Host Customer exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(viii)      the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related PV Systems were installed for Shadow-Rated Investment Grade Host Customers exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(ix)     other than during the Ramp-Up Period, the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related PV Systems were installed for any three Investment Grade Host Customers exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(x)     other than during the Ramp-Up Period, the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related PV Systems were installed for any five Investment Grade Host Customers exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(xi)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related Host Customers meet the Minimum Credit Standard,

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but are not Investment Grade Host Customers or Near Investment Grade Host exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(xii)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related Host Customers are Near Investment Grade Host Customers exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(xiii)      the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related Host Customer meets the Minimum Credit Standard, but is not an Investment Grade Host Customers exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(xiv)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related Host Customer’s primary business relates to the purchase, sale, management, maintenance, leasing or brokerage of real estate properties exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(xv)     other than during the Ramp-Up Period, the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related PV Systems are located in a single county exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(xvi)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related PV Systems are Customer-Owned Virtual Net Metering Systems exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(xvii)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related PV Systems are Landlord-Owned Virtual Net Metering Systems exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(xviii)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related PV Systems include a peak-shaving battery system exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(xix)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which (a) the related PV System is located on property that is not owned by the Host Customer, (b) the related Host Customer is not an Investment Grade Host Customer, and (c) evidence of landlord consent has not been provided to the Lessee exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(xx)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related PV Systems shall be installed (a) for Host Customers that are municipal governmental authorities or agencies or departments of municipal governmental authorities (“Municipal Customers”) and (b) on any of the following premises: school, airport, police department, fire department, municipal water or solid waste treatment facility, water storage facility, courthouse, prison, jail, medical or health facility, civic center, town hall, public utility facility, veteran housing, veteran service center, harbor, port, marina, senior housing, defense facility, ground mount on land owned by a municipality or a border

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service facility (clause (b) collectively, “Approved Municipal Property Types”) exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(xxi)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related PV Systems shall be installed for Municipal Customers on premises that are not an Approved Municipal Property Type (such Municipal Customers, “Non-Approved Municipal Property Type Customers”) exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(xxii)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related PV Systems include “tracker” systems exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(xxiii)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related Host Customers that otherwise meet the criteria for Shadow-Rated Investment Grade Host Customers (excluding any Municipal Customers other than [***] and [***] with a size in kW of no more than [***]kW and [***]kW, respectively) but have a shadow credit rating of [***] or above and less than [***] from the applicable Moody’s shadow rating software, exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(xxiv)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related Host Customers are Shadow-Rated Investment Grade Host Customers with a shadow credit rating from the Moody’s RiskCalc software, exceeds [***]% of the Aggregate Discounted Solar Asset Balance;

(xxv)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related Host Customer Agreements have a contract term of less than 20 years, exceeds [***]% of the Aggregate Discounted Solar Asset Balance; and

(xxvi)     the amount by which the aggregate Discounted Solar Asset Balance of all Eligible Solar Assets for which the related Host Customers are considered Investment Grade Host Customers under Exhibit W of the Master Lease Agreement that are rated solely by Fitch, exceeds [***]% of the Aggregate Discounted Solar Asset Balance.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the Laws of, or having its principal office in or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes; (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (a) such Lender acquires such interest in the Loan or Commitment or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately

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before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (iii) Taxes attributable to such Recipient’s failure to comply with Section 2.15(G); and (iv) any U.S. federal withholding Taxes imposed under FATCA.

“Facility Maturity Date” shall mean the earlier to occur of (i) the Scheduled Maturity Date, (ii) the acceleration of the Obligations following the occurrence of an Event of Default, (iii) the occurrence of a Takeout Transaction or (iv) the date of any voluntary termination of the Facility by the Borrower.  On the Facility Maturity Date all outstanding amounts under the Facility will become immediately due and payable.

“FATCA” shall mean Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code or any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Internal Revenue Code or analogous provisions of non-U.S. law.

“Federal Funds Rate” shall mean, for any day, the greater of (i) the average rate per annum as determined by the Agent at which overnight federal funds are offered to the Agent for such day by major banks in the interbank market and, (ii) if the Agent is borrowing overnight funds from a Federal Reserve Bank that day, the average rate per annum at which such overnight borrowings are made on that day.  Each determination of the Federal Funds Rate by the Agent shall be conclusive and binding on the Borrower absent manifest error.

“Federal Reserve Bank” shall mean a regional bank of the central banking system of the United States.

“Fee Letters” shall mean (i) that certain fee letter agreement, dated as of March 31, 2016, entered into by and between the Agent and the Borrower, (ii) that certain fee letter agreement, dated as of March 31, 2016, entered into by and between Credit Suisse Securities (USA) LLC and the Borrower and (iii) any other fee letter agreements entered into by the foregoing parties in connection with this Credit Agreement and the other Transaction Documents.

“Funding Agent” shall mean a Person appointed as a Funding Agent for a Lender Group pursuant to Section 7.14.  As of the Closing Date, the sole Funding Agent is CSNY, as a Funding Agent for the Lenders in the Lender Group consisting of Mountcliff Funding LLC, as a Conduit Lender, Credit Suisse AG, Cayman Islands Branch, as a Committed Lender, and CSNY, as a Funding Agent.

“GAAP” shall mean generally accepted accounting principles as are in effect from time to time and applied on a consistent basis (except for changes in application in which the Borrower’s independent certified public accountants and the Agent reasonably agree) both as to classification of items and amounts.

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“Governmental Authority” shall mean any foreign, federal, state, local or other governmental or administrative agency, court, commission, department, board or other governmental instrumentality.

“Hawaii Refundable Tax Credits” shall have the meaning set forth in the Original Lessor Limited Partnership Agreement.

“Hedge Agreement” shall mean, collectively, (i) the related ISDA Master Agreement, the related Schedule to the ISDA Master Agreement, and the related Confirmation or (ii) a long form confirmation.

“Hedge Counterparty” shall mean the initial counterparty under a Hedge Agreement, and any Qualifying Hedge Counterparty to such Hedge Agreement thereafter.

“Hedge Requirements” shall mean the requirements of the Borrower to (i) upon the occurrence of a Hedge Trigger Event and on each Borrowing Date thereafter, enter into and maintain one or more interest rate cap agreements with a Qualifying Hedge Counterparty, under which (a) the Borrower shall, until the Scheduled Maturity Date, receive on a quarterly basis, on or about each Quarterly Payment Date, an amount equal to the excess, if any, of LIBOR over the strike rate in exchange for the payment by the Borrower of a premium payable at the time such interest rate cap agreement is entered into, (b) the strike rate is not more than [***]%, and (c) the notional balance is equal to the aggregate outstanding balance of the Loan Notes after giving effect to payments made on the applicable Borrowing Date, and (ii) on each Borrowing Date, enter into a forward-starting interest rate swap agreement at the then applicable Swap Rate and on an amortizing schedule equal to the expected amortization schedule of the aggregate outstanding principal balance of the Loan Notes associated with the Advance made on such Borrowing Date and with an effective date as of the Scheduled Maturity Date (unless the notional amount of such forward starting swaps previously entered into in connection with prior Advances is sufficient to satisfy such notional balance requirement); in each of the case of (i) and (ii) above, on terms and conditions and pursuant to such documentation as shall be reasonably acceptable to the Agent.

“Hedge Trigger Event” shall mean the earliest to occur of: (i) with respect to any Interest Accrual Period, LIBOR is greater than or equal to [***]%; (ii) the end of the Availability Period; and (iii) the date which is 30 days prior to the Scheduled Maturity Date.

“Highest State Concentration” shall mean the Project State with the highest concentration of PV Systems, measured by the aggregate Discounted Solar Asset Balance of the related Borrowing Base Solar Loans and the Aggregate Discounted Solar Asset Balance.

“Highest Utility Concentration” shall mean the utility with the highest concentration of PV Systems interconnected, measured by the aggregate Discounted Solar Asset Balance of the related Borrowing Base Solar Loans and the Aggregate Discounted Solar Asset Balance.

“Host Customer” shall mean either a commercial or industrial customer or a Government Authority, as customer, in each case under a Customer Agreement.

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“Host Customer Payments” shall mean with respect to a PV System and a Customer Agreement, all payments due under or in respect of such Customer Agreement, including any amounts attributable to sales, use or property tax.

“Indebtedness” shall mean as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money; (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility; (iv) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device (other than in connection with this Agreement); (v) obligations of such Person to pay the deferred purchase price of property or services; (vi) obligations of such Person as lessee under leases which have been or should be in accordance with GAAP recorded as capital leases; (vii) any other transaction (including without limitation forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements, and whether structured as a borrowing, sale and leaseback or a sale of assets for accounting purposes; (viii) any guaranty or endorsement of, or responsibility for, any Indebtedness of the types described in this definition; (ix) liabilities secured by any Lien on property owned or acquired, whether or not such a liability shall have been assumed (other than any Permitted Liens); or (x) unvested pension obligations.

“Indemnified Taxes” shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (ii) to the extent not otherwise described in (i), Other Taxes.

“Independent Accountants” shall mean a nationally recognized firm of public accountants selected by the Manager within the meaning of the Securities Act of 1933, as amended.

“Independent Director” shall have the meaning set forth in Section 5.1(M).

“Insolvency Event” shall mean, with respect to any Person:

(i)   the commencement of: (a) a voluntary case by such Person under the Bankruptcy Code or (b) the seeking of relief by such Person under other debtor relief Laws in any jurisdiction outside of the United States;

(ii)   the commencement of an involuntary case against such Person under the Bankruptcy Code (or other debtor relief Laws) and the petition is not controverted or dismissed within 60 days after commencement of the case;

(iii)   a custodian (as defined in the Bankruptcy Code) (or equal term under any other debtor relief Law) is appointed for, or takes charge of, all or substantially all of the property of such Person;

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(iv)   such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (or any equal term under any other debtor relief Laws) (collectively, a “conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person;

(v)   such Person is adjudicated by a court of competent jurisdiction to be insolvent or bankrupt;

(vi)   any order of relief or other order approving any such case or proceeding referred to in clauses (i) or (ii) above is entered;

(vii)   such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of sixty (60) days; or

(viii)   such Person makes a compromise, arrangement or assignment for the benefit of creditors or generally does not pay its debts as such debts become due.

“Insurance Proceeds” shall mean, any funds, moneys or other net proceeds received by the Borrower as the payee in connection with the physical loss or damage to a PV System, including lost revenues through business interruption insurance, or any other incident that will be covered by the insurance coverage paid for and maintained by the Manager on the Borrower’s behalf.

“Interconnection Agreement” shall mean, with respect to a PV System, a contractual obligation between a utility and a Host Customer (and, in some cases, the owner of the related PV System) that allows the Host Customer to interconnect such PV System to the utility electrical grid.

“Interest Accrual Period” shall mean for each Quarterly Payment Date, the period from and including the immediately preceding Quarterly Payment Date to but excluding such Quarterly Payment Date except that the Interest Accrual Period for the initial Quarterly Payment Date shall be the actual number of days from and including the Closing Date to, but excluding, the initial Quarterly Payment Date.

“Interest Distribution Amount” shall mean for each Loan Note on any Quarterly Payment Date, an amount equal to the sum of (i) the Cost of Funds for the related Interest Accrual Period, as such amount is reported to the Manager by the Agent, (ii) the Usage Fees, and (iii) any unpaid Interest Distribution Amounts from prior Quarterly Payment Dates plus, to the extent permitted by law, interest thereon at the rate used to calculate the Cost of Funds plus the rate used to calculate the Usage Fees for such Quarterly Payment Date, as such amount is reported to the Manager by the Agent.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986.

“Inverter” shall mean, with respect to a PV System, the necessary device required to convert the variable direct electrical current (DC) output from a Solar Photovoltaic Panel into a utility frequency alternating electrical current (AC) that can be used by a Host Customer’s home or property, or that can be fed back into a utility electrical grid pursuant to an Interconnection Agreement.

“Inverter Replacement Reserve Account” shall have the meaning set forth in Section 8.2(A)(i)(e).

“Inverter Replacement Reserve Deposit” shall mean the lesser of (i) the product of (a) [***] and (b) the aggregate DC nameplate capacity (measured in kW) of all PV Systems owned by the Borrower which are operational (excluding Defaulted Solar Assets) and (ii) (a) the Inverter Replacement Reserve Account Required Balance minus (b) the amount on deposit in the Inverter Replacement Reserve Account.

“Inverter Replacement Reserve Account Required Balance” shall mean, as of any date of determination, an amount equal to the product of (i) $[***] and (ii) the aggregate DC nameplate capacity (measured in kW) of all PV Systems owned by the Borrower which are operational and that have related Customer Agreements with remaining terms that exceed the remaining terms of the related manufacturer warranty for the inverter associated with such PV System; provided, that during the Availability Period, the Inverter Replacement Reserve Account Required Balance shall be $[***].

“Investment Grade Host Customer” shall have the meaning set forth in the Master Lease Agreement.

“Kronor Facility” shall mean the Loan Agreement dated as of May 4, 2015, by and among Megalodon Solar, LLC, as Borrower, SolarCity Corporation, as Limited Guarantor, the Conduit Lenders, Committed Lenders and Group Agents from time to time party thereto, Bank of America, N.A., as Collateral Agent, as Administrative Agent and as Lead Syndication Agent, Bank of America N.A. and Credit Suisse Securities (USA) LLC as Joint Structuring Agents and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank AG, New York Branch as Joint Book Runners and Joint Lead Arrangers, and the transactions and documents related thereto.

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, guideline, judgment, injunction, writ, decree or award of any Official Body.

“Leased Project” shall have the meaning set forth in the Master Lease Agreement.

“Lender Group” shall mean a group consisting of one or more Conduit Lenders, one or more Committed Lenders and a Funding Agent for such Lenders, or a group consisting of one or more Committed Lenders and a Funding Agent for such Lenders.  As of the Closing Date,

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

the sole Lender Group consists of Mountcliff Funding LLC, as a Conduit Lender, Credit Suisse AG, Cayman Islands Branch , as a Committed Lender and CSNY, as a Funding Agent for such Lenders.

“Lender Group Percentage” shall mean, for any Lender Group, the percentage equivalent of a fraction (expressed out to five decimal places), the numerator of which is the aggregate Commitments of all Committed Lenders in such Lender Group and the denominator of which is the aggregate Commitments of all Committed Lenders in all Lender Groups.

“Lenders” shall have the meaning set forth in the introductory paragraph hereof.

“Lessee” shall mean [***], an exempted limited partnership formed under the laws of the Cayman Islands, acting through a general partners, [***].

“Lessee Retained Amounts” shall have the meaning set forth in Section 8.2(G).

“Lessee Security Agreement” shall mean that certain amended and restated security agreement, dated as of the Closing Date, executed and delivered by the Lessee in favor of the Borrower.

“LIBOR” shall mean (i) an interest rate per annum equal to the rate appearing on the applicable Screen Rate; or (ii) if no Screen Rate is available for U.S. Dollars or the Interest Accrual Period or such Screen Rate ceases to be available, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Base Reference Banks, at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Accrual Period for the offering of deposits in U.S. Dollars in the principal amount of the Loan Notes and for a three month period.

.

“Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Liquidated Damages Amount” shall mean, as of any date of determination, for a Defective Solar Asset, an amount equal to the Discounted Solar Asset Balance of such Solar Asset immediately prior to becoming a Defective Solar Asset.

“Liquidation Fee” shall mean for (i) any Interest Accrual Period for which an Advance is held by a Conduit Lender and interest is computed by reference to the CP Rate and a reduction of the principal balance of the relevant Advance is made for any reason on any day other than the last day of such Interest Accrual Period or (ii) any Interest Accrual Period for which interest is computed by reference to LIBOR and a reduction of the principal balance of the relevant Advance is made for any reason, in each case, on any day other than the last day of such Interest Accrual Period, the amount, if any, by which (A) the additional interest (calculated

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

without taking into account any Liquidation Fee or any shortened duration of such Interest Accrual Period) which would have accrued during the portion of such Interest Accrual Period for which the cost of funding had been established prior to such reduction of the principal balance on the portion of the principal balance so reduced, exceeds (B) the income, if any, received by the Conduit Lender or the Committed Lender which holds such Advance from the investment of the proceeds of such reductions of principal balance for the portion of such Interest Accrual Period for which the cost of funding had been established prior to such reduction of the principal balance.  A statement as to the amount of any Liquidation Fee (including the computation of such amount) shall be submitted by the affected Conduit Lender or Committed Lender to the Borrower and shall be prima facie evidence of the matters to which it relates for the purpose of any litigation or arbitration proceedings, absent manifest error or fraud.

“Liquidity Reserve Account” shall have the meaning set forth in Section 8.2(A)(i)(d).

“Liquidity Reserve Account Required Balance” shall mean, (i) as of any date of determination during the Availability Period, an amount equal to the product of (A) [***], (B) [***], (C) the aggregate outstanding principal balance of all Advances, and (D) the per annum rate used to calculate the Interest Distribution Amount for the immediately preceding Quarterly Payment Date and (ii) as of any date of determination following the Availability Period, [***].

“List of Closing Documents” shall mean a list of agreements, documents, and instruments related to the Closing Date and to the initial Advance under this Agreement which has been agreed upon by the Borrower and the Agent in the form of Exhibit B attached hereto.

“Loan Note” shall mean each Loan Note of the Borrower in the form of Exhibit D attached hereto, payable to the order of a Funding Agent for the benefit of the Lenders in such Funding Agent’s Lender Group, in the aggregate face amount of up to such Lender Group’s Lender Group Percentage of the Maximum Facility Amount, evidencing the aggregate indebtedness of the Borrower to the Lenders in such Funding Agent’s Lender Group.

“Lockbox Account” shall have the meaning set forth in Section 8.2(A)(i)(a).

“Lockbox Agreement” shall mean the blocked account control agreement, effective upon the Lockbox Establishment Event, by and among the Borrower, the Lockbox Bank and the Agent, pursuant to which the Agent shall be granted control (as defined in Section 9-104 of the UCC) with respect to the Lockbox Account.

“Lockbox Bank” shall mean Bank of America, N.A.

“Lockbox Establishment Event” shall mean the day upon which the following occurs: (i) the Lockbox Account is established as more fully described in Section 8.2(A)(i)(a); (ii) the Lockbox Agreement is entered into and in full force and effect in a form that is reasonably acceptable to the Agent; and (iii) the Borrower caused to be delivered an opinion of counsel, in substance and form reasonably acceptable to the Agent, regarding the Agent’s perfected security interest in the Lockbox Account.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Maintenance Services Agreement” shall have the meaning set forth in the Master Lease Agreement.

“Maintenance Services Fee” shall have the meaning set forth in the Maintenance Services Agreement.

“Majority Lenders” shall mean, as of any date of determination, the Lenders that have in excess of 50% of the Aggregate Commitment without giving effect to any termination of Commitments pursuant to Section 6.2.

“Management Agreement” shall mean the Management Agreement dated as of or about the Closing Date, by and among the Borrower, the Manager and the Agent.

“Manager” shall have the meaning set forth in the introductory paragraph hereof.

“Manager Extraordinary Expenses” shall mean, without duplication of recovery under the Maintenance Services Agreement, (i) extraordinary expenses incurred by the Manager in accordance with the Management Standard in connection with (a) its performance of maintenance and operations services on a PV System on an emergency basis in order to prevent serious injury, loss or damage to persons or property, (b) any litigation pursued by the Manager in respect of Manufacturer Warranties, (c) any litigation pursued by the Manager in respect of a Customer Agreement, (d) the replacement of Inverters that do not have the benefit of a Manufacturer Warranty, to the extent not reimbursed from the Inverter Replacement Reserve Account, or (e) any liquidated damages paid by the Manager to a PBI Obligor in respect of a Solar Asset for which the Manager has determined to be a Terminated Solar Asset, (ii) to the extent (a) a PV System suffers a Casualty, (b) Insurance Proceeds are reduced by any  applicable deductible and (c) the Manager incurs costs related to the repair, restoration, replacement or rebuilding of such PV System in excess of the Insurance Proceeds, an amount equal to the lesser of such excess and the applicable deductible, and (iii) any amounts required to be paid by the Manager on behalf of the Borrower in respect of MLA Solar Assets.

“Manager Fee” shall mean, for each Quarterly Payment Date, a fee equal to the sum of  (i) the product of (a) [***] of the Administrative Fee Base Rate and (b) the aggregate DC nameplate capacity (measured in kW) of all of the Eligible PV Systems owned by the Borrower on the related Determination Date (excluding Defaulted Solar Assets that are not operational and not in the process of being removed or redeployed), (ii) the product of (a) [***] of the O&M Fee Base Rate and (b) the aggregate DC nameplate capacity (measured in kW) of all of the PV Systems owed by the Borrower with are Non-MLA Solar Assets (excluding Defaulted Solar Assets that are not operational and not in the process of being removed or redeployed) on the related Determination Date and (iii) the product of (a) [***] of the Battery Fee and (b) the aggregate battery capacity (measured in kWh) of all PV Systems with a Battery Services Agreement owned by the Borrower which are Non-MLA Solar Assets.

“Manager Report” shall have the meaning set forth in the Management Agreement.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Manager Termination Event” shall have the meaning set forth in Section 6.1 of the Management Agreement.

“Manufacturer’s Warranty” shall mean any warranty given by any manufacturer of any components of a PV System.

“Margin Stock” shall have the meaning set forth in Regulation U.

“Marketable REC” shall mean renewable energy credits under any state renewable portfolio standard or federal renewable energy standard, voluntary renewable energy credits certified by a non-governmental organization, pollution allowances, carbon credits and similar environmental allowances or credits and green tag or other reporting rights under Section 1605(b) of The Energy Policy Act of 1992 and any present or future federal, state, or local law, regulation or bill, and international or foreign emissions trading program, but excluding, for the avoidance of doubt, Tax Credits, production tax credits available under section 45 of the Internal Revenue Code, Rebates, Battery Incentives and PBI Payments; provided, however, any zero emissions renewable energy credit program or similar program which is characterized as a Marketable REC program, for which a utility contract with SolarCity for a fixed term to pay for such Marketable REC is a PBI Payment shall be treated as a PBI Payment for purposes of this Agreement and the other Transaction Documents.

“Master Contribution Agreement” shall mean that certain master contribution agreement, dated as of the Closing Date, between the Original Lessor and the Borrower.

“Master Lease Agreement” shall mean that certain amended and restated master lease agreement, dated as of March 31, 2016, between the Borrower and the Lessee.

“Master Lease Documents” shall mean collectively, the SNDA, the Master Lease Agreement, each Assignment and Assumption Agreement (as defined in the Master Lease Agreement), the Maintenance Services Agreement, the Lessee Security Agreement and the CS Loan Agreement.

“Material Adverse Effect” shall mean, with respect to any Person and any event or circumstance, a material adverse effect on any of the following: (i) the business, properties, operations or condition (financial or otherwise) of such Person, (ii) the ability of such Person to perform its respective obligations under any Transaction Documents or Master Lease Agreement to which it is a party, (iii) the validity or enforceability of, or collectability of amounts payable by such Person under, any Transaction Documents or Master Lease Agreement to which it is a party, (iv) the status, existence, perfection or priority of any Lien granted by such Person under any Transaction Documents or Master Lease Agreements to which it is a party, or (v) the value, enforceability or collectability of the Collateral.

“Maximum Facility Amount” shall mean $200,000,000.

“MLA Solar Asset” shall mean an Eligible Solar Asset that is subject to the Master Lease Agreement.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor rating agency.

“Multi-Employer Plan” shall mean a multi-employer plan, as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” shall mean a Single Employer Plan, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“MyPower Facility” shall mean the Note Purchase Agreement, dated January 9, 2015, by and among FTE Solar I, LLC as Issuer, SolarCity Finance Company, LLC, as Originator and as  Servicer, SolarCity Corporation, as Parent and as Manager, the Purchasers and the Funding Agents from time to time party thereto and Credit Suisse AG, New York Branch, as Administrative Agent, and the transactions and documents related thereto.

“Nationally Recognized Accounting Firm” shall mean Ernst & Young LLP, any successors to such firm and any other public accounting firm designated by the Agent.

“Net Scheduled Payment” shall mean for any calendar month is equal to (i) the sum of (a) the Scheduled Host Customer Payments for such Solar Asset during such calendar month and (b) the Scheduled PBI Payment for such Solar Asset during such calendar month, minus (ii) [***] of the Allocated Manager Fee for such Solar Asset.

“Non-MLA Solar Asset” shall mean a Borrower Solar Asset which was originally subject to the Master Lease Agreement, but is no longer subject to the Master Lease Agreement and with respect to which the related Customer Agreement and other related assets have automatically reverted to the Borrower.

“Notice of Borrowing” shall have the meaning set forth in Section 2.4(A).

“O&M Fee Base Rate” shall mean, initially $[***] and on each annual anniversary of the Closing Date shall be increased by [***]%.

“Obligations” shall mean and include, with respect to the Borrower, all loans, advances, debts, liabilities, obligations, covenants and duties owing to the Agent or any Lender by the Borrower of any kind or nature, present or future, arising under this Agreement, the Loan Notes, the Security Agreement, any of the other Transaction Documents or any other instruments, documents or agreements executed and/or delivered in connection with any of the foregoing, whether or not for the payment of money, whether arising by reason of an extension of credit, the issuance of a letter of credit, a loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

contingent, due or to become due, now existing or hereafter arising. The term includes, without limitation, the principal amount of all Advances, together with interest, charges, expenses, fees, attorneys’ and paralegals’ fees and expenses, any other sums chargeable to the Borrower under this Agreement or any other Transaction Document pursuant to which it arose.

“OFAC” shall have the meaning set forth in Section 4.1(R).

“Officer’s Certificate” shall mean a certificate signed by an authorized officer of an entity.

“Official Body” shall mean any government, nation or supranational body or political subdivision thereof or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles.

“Original Lessor” shall mean Dom Solar Lessor I, LP, an exempted limited partnership formed under the laws of the Cayman Islands acting through its general partner, Dom Solar General Partner I, LLC.

“Original Lessor Limited Partnership Agreement” shall mean the Third Amended and Restated Limited Partnership Agreement of the Original Lessor dated as of March 31, 2016, by and among Dom Solar Limited Partner I, LLC, [***] and Dom Solar General Partner I, LLC.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Advance or Transaction Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parts” shall mean components of a PV System.

“Patriot Act” shall have the meaning set forth in Section 10.18.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Paying Agent” shall have the meaning set forth in the introductory paragraph hereof.

“Paying Agent Fee” shall mean a fee payable by the Borrower to the Paying Agent as set forth in the Paying Agent Fee Letter.

“Paying Agent Fee Letter” shall mean that certain letter agreement dated March 31, 2016, between the Paying Agent, the Custodian and the Borrower.

“Payment Direction Letter” shall mean that certain direction letter, dated as of March 31, 2016, from the Borrower to the Paying Agent

“Payment Facilitation Agreement” shall mean each modification, waiver or amendment agreement (including a replacement Customer Agreement) entered into by the Manager in accordance with the Management Standard and the Management Agreement on behalf of the Borrower relating to a Customer Agreement.

“PBI Documents” shall mean, with respect to a PV System and the related PBI Documents, all performance-based incentives paid as a stream of periodic payments by a utility or state or local Governmental Authority based on the production of such PV System, made as an inducement to a utility customer, solar company or installer to install or use solar equipment, expressly excluding Rebates, Marketable RECs, Battery Incentives and Tax Credits; provided, however, any zero emissions renewable energy credit program  or similar program which is characterized as a Marketable REC program, for which a utility contracts with SolarCity for a fixed term to pay for such Marketable RECs are PBI Payments and shall be treated as PBI Payments for purposes of this Agreement and the other Transaction Documents.

“PBI Obligor” shall mean a utility or Governmental Authority that maintains or administers a renewable energy program designed to incentivize the installation of PV Systems and use of solar generated electricity that has approved and is obligated to make PBI Payments to the owner of the related PV System.

“PBI Payments” shall mean, with respect to a PV System and the related PBI Documents, all payments due by the related PBI Obligor under or in respect of such PBI Documents; provided that PBI Payments do not include Rebates or Marketable RECs or amounts received, if any, in respect of Marketable RECs.

“Performance Guarantor” shall mean SolarCity Corporation, a Delaware corporation.

“Performance Guaranty” shall mean the performance guaranty, dated as of the Closing Date, by the Performance Guarantor in favor of the Borrower and the Agent.

“Periodic Rent” shall have the meaning set forth in the Master Lease Agreement.

“Permits” shall mean, (i) any permit, franchise, lease, order, license, notice, certification, approval, exemption, qualification, right or authorization from or registration,

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

notice or filing with any Governmental Authority and (ii) any document or instrument required to be entered into with, or delivered by, the local utility with whose distribution facilities any PV System of an MLA Solar Asset will interconnect as a condition to such PV System commencing parallel operation.  For the avoidance of doubt, a Customer Agreement to which a Governmental Authority is a party will not be considered a “Permit”.

“Permitted Indebtedness” shall mean Indebtedness under the Transaction Documents.

“Permitted Investments” shall mean any of the following investments denominated and payable solely in United States dollars: (i) readily marketable debt securities issued by, or the full and timely payment of which is guaranteed by the full faith and credit of, the federal government of the United States of America; (ii) insured demand deposits, time deposits and certificates of deposit of any commercial bank rated A-1 by S&P and P-1 by Moody’s; (iii) no load money market funds rated in the highest ratings category by each of S&P and Moody’s (without the “r” symbol attached to any such rating by S&P); and (iv) commercial paper of any corporation incorporated under the laws of the United States or any political subdivision thereof; provided, that such commercial paper is rated A-1 by S&P and P-1 by Moody’s (without the “r” symbol attached to any such rating by S&P).

“Permitted Liens” shall mean (i) any lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings, (ii) any other lien or encumbrance arising under or permitted by the Transaction Documents, (iii) with respect to any PV System subject to the Master Lease Agreement, the rights of the Lessee under the Master Lease Documents with respect to such PV System and the Solar Assets related to such PV System, and (iv) to the extent a PV System constitutes a fixture, any conflicting interest of an encumbrancer or owner of the real property that has or would have priority over the applicable UCC fixture filing.

“Person” shall mean any individual, corporation (including a business trust), partnership, limited liability company, joint-stock company, trust, unincorporated organization or association, joint venture, government or political subdivision or agency thereof, or any other entity.

“Plan” shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code as to which the Borrower or any Affiliate may have any liability.

“Potential Amortization Event” shall mean any event or condition which with notice, passage of time or both would constitute an Amortization Event.

“Potential Default” shall mean any event or condition which with notice, passage of time or both would constitute an Event of Default.

“Pre-Placed In Service Reserve Account” shall have the meaning set forth in Section 8.2(A)(i)(f).

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Pre-Placed In Service Reserve Account Required Amount” shall mean, for any Pre-Placed In Service Solar Asset, an amount equal to the product of (A) the quotient of (i) the number of days from the date of such calculation to, and including, the scheduled date on which the Periodic Rent includes a portion attributable to such Pre-Placed In Service Solar Asset, divided by (ii) 365, (B) the outstanding principal balance of all Advances related to such Pre-Placed In Service Solar Asset and (C) the per annum rate used to calculate the Interest Distribution Amount for the immediately preceding Quarterly Payment Date.

“Pre-Placed In Service Reserve Account Required Balance” shall mean, on any date of calculation, the sum of all Pre-Placed in Service Reserve Required Amounts.

“Pre-Placed In Service Solar Asset” shall mean an Eligible Solar Asset which is a Leased Project that has not been placed in service and has not become a Cancelled Project, a Delayed Project or a Deficient Project.

“Prime Rate” shall mean the rate of interest most recently announced by the Agent at its principal office in New York, New York as its prime rate (it being understood that at any one time there shall exist only one such prime rate so announced, which rate is not necessarily intended to be the lowest rate of interest determined by the Agent in connection with extensions of credit).  The “prime rate” is a rate set by the Agent based upon various factors including the Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in the prime rate announced by the Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Production Guaranty” shall mean, with respect to a PV System, an agreement in the form of a production warranty between the Host Customer and SolarCity (or in some cases, between the Host Customer and the owner of the Solar Asset), which the Manager has agreed to perform on behalf of such owner that specifies a minimum level of solar energy production, as measured in kWh, for a specified time period. Such guarantees stipulate the terms and conditions under which the Host Customer could be compensated if their PV System does not meet the electricity production guarantees.

“Project” shall mean a PV System, the associated Real Property Rights, rights under the applicable Customer Agreements and all other related rights to the extent applicable thereto including, without limitation, all Parts and Manufacturers’ Warranties and rights to access Host Customer data.

“Project State” shall have the meaning set forth in the Master Lease Agreement.

“Provider” shall mean SolarCity Corporation, or its successor or permitted assignee or transferee, in its capacity as “Provider” under the Maintenance Services Agreement.

“PV System” shall mean, with respect to a Solar Asset, a photovoltaic system, including photovoltaic panels, racks, wiring, battery storage, and other electrical devices, as applicable, conduit, weatherproof housings, hardware, one or more inverters, tracker systems,

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

remote performance monitoring equipment, connectors, meters, disconnects and over current devices.

“Qualifying Hedge Counterparty” shall mean (i) a counterparty which at all times satisfies all then applicable counterparty criteria of S&P or Moody’s for eligibility to serve as counterparty under a structured finance transaction rated “A+”, in the case of S&P or “A1”, in the case of Moody’s or (ii) an affiliate of the Agent (in which case rating agency counterparty criteria shall not be applicable).

“Qualifying Hedge Counterparty Joinder” shall mean that certain Joinder Agreement executed by a Qualifying Hedge Counterparty and acknowledged by the Agent, a copy of which shall be provided to all Parties to this Agreement.

“Quarterly Payment Date” shall mean the 15th day of each March, June, September and December or, if such 15th day is not a Business Day, the next succeeding Business Day commencing June 15, 2016.

“Racking System” shall mean, with respect to a PV System, the hardware required to mount and securely fasten a Solar Photovoltaic Panel onto the Host Customer site where the PV System is located.

“Ramp-Up Period” shall mean a period of time commencing on the Closing Date and ending on the [***] day thereafter.

“Real Property Rights” shall have the meaning in the Master Lease Agreement.

“Rebate” shall mean any payment paid by a utility or state or local Governmental Authority based in whole or in part on the cost or size of a PV System, made as an inducement to a utility customer, solar company or installer to install or use solar equipment, expressly excluding PBI Payments, Marketable RECs, Battery Incentives and Tax Credits.

“Recipient” shall mean the Agent, the Lenders or any other recipient of any payment to be made by or on account of any obligation of the Borrower under this Agreement or any other Transaction Document.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Rent” shall have the meaning set forth in the Master Lease Agreement.

“Rent Payment Date” shall have the meaning set forth in the Master Lease Agreement.

“Rent Prepayment” shall have the meaning set forth in the Master Lease Agreement.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Reportable Event” shall mean a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the Pension Benefit Guaranty Corporation by regulation or by public notice waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Internal Revenue Code.

“Required Lockbox Reserve Amount” shall have the meaning set forth in Section 8.2(F).

“Responsible Officer” shall mean, with respect to any company, corporation, limited liability company or partnership, a director, the chairman of the board, the president, any vice president, the secretary, the treasurer, any assistant secretary, any assistant treasurer, managing member and each other officer of such company, corporation or limited liability company or the general partner of such partnership specifically authorized in resolutions of the board of directors of such corporation or managing member of such limited liability company to sign agreements, instruments or other documents in connection with the Transaction Documents on behalf of such company, corporation, limited liability company or partnership, as the case may be, and who is authorized to act therefor.

“S&P” shall mean Standard and Poor’s Rating Group, a division of Standard & Poor’s Financial Services, LLC, or any successor rating agency.

“Schedule of Solar Assets” shall mean, as the context may require, the schedule of Borrower Solar Assets which meet the criteria of an Eligible Solar Asset, which schedule is attached hereto as Schedule V and may be updated from time to time in accordance with the terms of this Agreement.

“Scheduled Maturity Date” shall mean December 31, 2017.

“Scheduled Host Customer Payments” shall mean for each Borrower Solar Asset, the payments scheduled to be paid by a Host Customer during each Collection Period in respect of the initial term of the related Customer Agreement, as set forth on Schedule II hereto, as the same may be updated from time to time and may be adjusted by the Manager to reflect that such Borrower Solar Asset has become a Defaulted Solar Asset, a Defective Solar Asset or if a Payment Facilitation Agreement has been executed in connection with such Borrower Solar Asset.  The Scheduled Host Customer Payments exclude any amounts attributable to sales, use or property taxes to be collected from Host Customers.

“Scheduled PBI Payments” shall mean for each Borrower Solar Asset, the payments scheduled to be paid by a PBI Obligor during each Collection Period, if any, as set forth on Schedule III hereto, as the same may be updated from time to time and may be adjusted by the Manager to reflect that such Borrower Solar Asset has become a Defaulted Solar Asset, a

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Defective Solar Asset or if a Payment Facilitation Agreement has been executed in connection with such Borrower Solar Asset.

“Scheduled Rent Payments” shall mean for each Borrower Solar Asset, the payments scheduled on the related Rent Schedule (as defined in the Master Lease Agreement).

“Screen Rate” shall mean the London interbank offer rate administered by ICE Benchmark Administration Limited (or any other Person that takes over administration of such rate) for the relevant currency and period displayed on the appropriate page of the Thomson Reuters screen (or on the appropriate page of such other information service that publishes such rate from time to time in place of Thomson Reuters).  If the agreed page or service ceases to be available, the Agent may specify another page or service displaying the same rate after consultation with the Borrower and the Majority Lenders.

“Secured Parties” shall mean the Agent, each Lender and each Qualifying Hedge Counterparty.

“Securities Account Agreement” shall mean the Securities Account Agreement, dated as of the Closing Date, by and among the Borrower, the Paying Agent and the Agent, pursuant to which the Agent shall be granted control (as defined in Section 8-106 of the UCC) with respect to the Collection Account, the Distribution Account, the Liquidity Reserve Account, the Pre-Placed In Service Reserve Account and the Inverter Replacement Reserve Account.

“Security Agreement” shall mean the Security Agreement, dated as of or about the Closing Date, executed and delivered by the Borrower in favor of the Agent, for the benefit of the Secured Parties.

“Single Employer Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multi-Employer Plan, that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code and is sponsored or maintained by the Borrower or any ERISA Affiliate or for which the Borrower or any ERISA Affiliate may have liability by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“SNDA” shall mean that certain subordination and non-disturbance agreement, dated as of the Closing Date by and among the Borrower, the Lessee and the Agent.

“Solar Asset” shall mean (i) a PV System, (ii) associated Real Property Rights, (iii) rights under the applicable Customer Agreements and all other related rights to the extent applicable thereto, including, without limitation, all applicable Permits, all parts and Manufacturer’s Warranties and rights to access Host Customer data, but in all instances excluding Marketable RECs.

“Solar Asset Payment Level” shall mean, for any Collection Period, the quotient (expressed as a percentage) of (i) the sum of all Host Customer Payments actually deposited into the Closing Date Lockbox Account (until the occurrence of the Lockbox Establishment Event

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

and thereafter the Lockbox Account) during such Collection Period, divided by (ii) the sum of all Scheduled Host Customer Payments for such Collection Period.

“SolarCity” shall mean SolarCity Corporation, a Delaware corporation.

“Solar Photovoltaic Panel” shall mean, with respect to a PV System, the necessary hardware component that uses wafers made of silicon, cadmium telluride, or any other suitable material, to generate a direct electrical current (DC) output using energy from the sun’s light.

“Subsidiary” shall mean, with respect to any Person at any time, (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding Capital Stock or shares of beneficial interest normally entitled to vote for the election of one or more directors, managers or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s subsidiaries, or any partnership of which such Person or any of such Peron’s Subsidiaries is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s subsidiaries, and (ii) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person’s subsidiaries.

“Substantial Completion” shall have the meaning set forth in the Master Lease Agreement.

“Successor Manager” shall have the meaning set forth in the Management Agreement.

“Swap Rate” shall mean, the then current fixed versus LIBOR swap rate associated with the weighted average life of the expected amortization schedule of the aggregate outstanding balance of the Loan Notes which is determined by the Agent’s proprietary model and mutually agreed upon by the Agent and the Borrower.

“Takeout Agreements” shall mean agreements, instruments, documents and other records entered into in connection with a Takeout Transaction.

“Takeout Transaction” shall mean any financing arrangement, securitization, sale or other disposition of Collateral entered into by the Borrower or any of its Affiliates (other than under this Agreement), pursuant to which the Borrower sells, refinances, pledges or otherwise allocates an interest in all or any portion of the Collateral owned by it to a third party in an arms’ length transaction to secure or provide for the payment of amounts owing (or to be owing as a result of such financing agreement) by the Borrower or such Affiliate to the provider of such credit or in respect of securities (i) issued by the Borrower, such Affiliate or any other third-party credit provider and (ii) backed by such Collateral, provided, that all Obligations owing under this Agreement to the Lenders, including with all accrued but unpaid interest, are paid.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Tax Credit” shall mean an investment tax credit under Section 48(a)(3)(A)(i) of the Internal Revenue Code.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, and including any interest, additions to tax or penalties applicable thereto.

“Terminated Solar Asset” shall mean a Borrower Solar Asset for which the related PV System has experienced an Event of Loss and (i) is not repaired, restored, replaced or rebuilt to substantially the same condition as it existed immediately prior to the Event of Loss within 120 days of such Event of Loss or (ii) is deemed to be a Terminated Solar Asset by the Manager in accordance with the Management Agreement.

“Termination Value Payment” shall have the meaning set forth in the Master Lease Agreement.

“TFRAD Borrowing Base Contribution” shall mean a contribution deposited by the Original Lessor, at its option, into the Distribution Account in an amount needed to avoid a Borrowing Base Deficiency on a Tranche Finalization and Rent Adjustment Date.

“Tranche Finalization and Rent Adjustment Date” shall have the meaning set forth in the Master Lease Agreement.

“Transaction Documents” shall mean (a) this Agreement, the Loan Notes, the Security Agreement, the Fee Letters, the Paying Agent Fee Letter, the Management Agreement, the Custodial Agreement, the Contribution Agreements, the Master Contribution Agreement, the Account Control Agreements, the Performance Guaranty, each Hedge Agreement, and (b) any other agreements, instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, and “Transaction Document” shall mean any of the Transaction Documents.

“True-Up Payment” shall have the meaning set forth in the Master Lease Agreement.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in any applicable jurisdiction.

“United States” shall mean the United States of America.

“Unused Line Fee” shall have the meaning set forth in Section 2.5(A).

“Unused Line Fee Percentage” shall mean [***]% per annum.

“Unused Portion of the Loan Commitments” shall have the meaning set forth in Section 2.6.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Usage Fees” shall mean the product of (i) the Usage Fee Rate, (ii) the average daily aggregate outstanding principal balance of all Advances during the related Interest Accrual Period, and (iii) the actual number of days in such Interest Accrual Period, divided by 360.

“Usage Fee Rate” shall mean 3.25% per annum; provided, that, if any Event of Default has occurred and is continuing, the Usage Fee Rate shall mean 5.25% per annum.

“U.S. Person” shall mean any Person who is a U.S. person within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT B

Domino Solar Ltd

List of Closing Documents

Principal Parties and Counsel

Party                                   Role

Domino Solar Ltd                         Borrower/New Lessor

Dom Solar Lessor I, LP                         Original Lessor

[***]                         Lessee

SolarCity Corporation (“Solar City”)               Manager/Performance Guarantor

U.S. Bank National Association (“US Bank”)          Custodian, Paying Agent, Securities Intermediary

Credit Suisse Securities (USA) LLC               Structuring Agent

Credit Suisse AG, NY Branch                    Agent

Credit Suisse AG, Cayman Islands Branch               Committed Lender

Mountcliff Funding LLC                         Conduit Lender

Credit Suisse International                         Hedge Provider

Chadbourne & Parke LLP                         Counsel to SolarCity

McDermott Will & Emery                         Counsel to Lessee

Conyers Dill & Pearman                         Cayman Islands Counsel to Borrower

Maples and Calder                         Cayman Islands Counsel to Lessee

Kramer Levin Naftalis & Frankel LLP               Counsel to Agent and Committed Lender

Chapman & Cutler LLP                         Counsel to US Bank

Bank of America, N.A.                         Lockbox Bank

Closing Date Documents
Principal Documents
1.Credit Agreement
2.Loan Note
3.Master Contribution Agreement
4.Performance Guaranty
5.Security Agreement
6.SNDA
7.Management Agreement
8.Custodial Agreement
9.Fee Letters
10.Securities Account Agreement
11.Master Lease Agreement
12.Lessee Security Agreement
13.Maintenance Services Agreement
14.Payment Direction Letter
15.Lessee Retained Amounts Direction Letter

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

16.Rent Prepayment Direction Letter
Opinions[1]
17.Chadbourne True Sale/Non-Consolidation Opinion
18.Chadbourne NY Law/Corporate/UCC Opinion
19.Corporate Cayman Matters (Borrower)
20.Corporate Cayman Matters (Original Lessor)
21.True Sale/Non-Consolidation Cayman Opinion
22.True Lease Opinion
23.NY Corporate Opinion (Lessee)
24.Corporate Cayman Matters (Lessee)
25.Opinion of Counsel to US Bank
Secretary’s Certificates
26.Secretary’s Certificate of Borrower
27.Secretary’s Certificate of Original Lessor
28.Secretary’s Certificate of Manager/Performance Guarantor
29.Secretary’s Certificate of Lessee
30.Secretary’s Certificate of US Bank
Miscellaneous Closing Documents
31.DC UCC-3 Financing Statement (Assignment from Original Lessor to Borrower)
32.DC UCC-3 Financing Statement (Restatement of Collateral – Borrower )
33.DC UCC-3 Financing Statement (Assignment from Borrower to Agent)
34.DC UCC-1 Financing Statement (Borrower to Agent on behalf of Lenders)
35.NY UCC-3 Financing Statement (Assignment from Original Lessor to Borrower)
36.NY UCC-3 Financing Statement (Restatement of Collateral – Borrower )
37.NY UCC-3 Financing Statement (Assignment from Borrower to Agent)
38.CA UCC-1 Financing Statement (Borrower to Agent on behalf of Lenders)
39.Entry on Borrower Register of Mortgages and Charges
40.UCC Search Results
Initial Funding Documents
Miscellaneous Funding Documents
41.Custodial Certification
42.Notice of Borrowing

[1]	All opinions in form and substance satisfactory to the Agent.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

43.Borrowing Base Certificate
44.Waiver of Hedge Agreements

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT C-1

Form of Borrowing Base Certificate

Borrowing Base Certificate

DOMINO SOLAR LTD

[_________], 20[_]

In connection with that certain Credit Agreement, dated as of March 31, 2016 (the “Credit Agreement”), by and among Domino Solar Ltd, as Borrower (the “Borrower”), SolarCity Corporation, as Manager and as Performance Guarantor, Dom Solar Lessor I, LP, acting through its general partner, Dom Solar General Partner I, LLC, as Original Lessor, Credit Suisse AG, New York Branch, as agent for the financial institutions that may become parties thereto as Lenders, the Lenders, and U.S. Bank National Association, as Paying Agent and as Custodian, the Borrower hereby certifies that:

1.       The sum of all outstanding Advances will not exceed the then Aggregate Commitment plus any Advances approved in excess of such Aggregate Commitment pursuant to Section 2.16 of the Credit Agreement, after giving effect to the Advance requested in the attached Borrowing Notice.

2.     The attached Schedule I sets forth the borrowing base calculations reflecting a Borrowing Base that equals or exceeds the sum of the outstanding Advances after giving effect to the Advance requested (the “Borrowing Base Calculations”) and provides all data used, in Excel format, to calculate the foregoing as of the Borrowing Date and the computations reflected in the Borrowing Base Calculations are true, correct and complete.

Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

C-1-1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

For and on behalf of

Domino Solar Ltd, an exempted company incorporated in the Cayman Islands, as Borrower

By

Name:

Title:

C-1-2

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT C-2

Form of Notice of Borrowing

__________  ___, 20__

To:     Credit Suisse AG, New York Branch, as Agent and as Funding Agent

11 Madison Avenue, 4th Floor

New York, NY 10010

Attention: Jason Muncy

     Oliver Niesenson

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of March 31, 2016 (the “Credit Agreement”), by and among Domino Solar Ltd, as Borrower (the “Borrower”), SolarCity Corporation, as Manager and as Performance Guaranty, Dom Solar Lessor I, LP, acting through its general partner, Dom Solar General Partner I, LLC, as Original Lessor, Credit Suisse AG, New York Branch, as Agent for the financial institutions that may from time to time become parties thereto as Lenders (in such capacity, the “Agent”), the Lenders, and U.S. Bank National Association, as Paying Agent and as Custodian.  Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Credit Agreement

In accordance with Section 2.4 of the Credit Agreement, the Borrower hereby requests that the Lenders provide an Advance based on the following criteria:

1. Aggregate principal amount of Advance requested:   $________________

2. Allocated amount of such Advance to be paid by the Lenders in each Lender Group:

[__] Lender Group     $___________________

     3.  Requested Borrowing Date: ________ ___, 20__2

4. $_______________ should be transferred to the Liquidity Reserve Account

Account(s) to which Funding Agents should wire the balance of the requested funds:

[2]	No earlier than two Business Days after the date of delivery of this Notice of Borrowing.

C-2-1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Bank Name:

ABA No.:

Account Name:

Account No.:

Reference:

4. Attached to this notice as Exhibit A is the Borrowing Base Certificate in connection with this

Advance.

Very truly yours,

For and on behalf of

DOMINO SOLAR LTD, an exempted company

incorporated in the Cayman Islands

By: ___________________________

Name

Title:

C-2-2

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT D

Form of Loan Note

LOAN NOTE

Up to $[_____]                                         [DATE], 2016

New York, New York

Reference is made to that certain Credit Agreement, dated as of March 31, 2016 (as may be amended from time to time, the “Credit Agreement”), by and among Domino Solar Ltd, as borrower (the “Borrower”), SolarCity Corporation, as manager (in such capacity, the “Manager”), and as performance guarantor (in such capacity, the  “Performance Guarantor”), Dom Solar Lessor I, LP, acting through its general partner, Dom Solar General Partner I, LLC, as Original Lessor, Credit Suisse AG, New York Branch, as agent for the Lenders (including any Conduit Lender) that may become parties thereto (the “Agent”), the Lenders, and U.S. Bank National Association, as paying agent (in such capacity, the “Paying Agent”) and as custodian (in such capacity, the “Custodian”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

FOR VALUE RECEIVED, the Borrower hereby promises to pay CREDIT SUISSE AG, NEW YORK BRANCH, as Funding Agent, for the benefit of the Lenders in its Lender Group (the “Loan Note Holder”) on the Facility Maturity Date or such earlier date as provided in the Credit Agreement (whether or not shown on Schedule I attached hereto (or such electronic counterpart)), in immediately available funds in lawful money of the United States the principal amount of up to [____________] DOLLARS ($[________]) or, if less, the aggregate unpaid principal amount of all Advances made by the Lenders in the Loan Note Holder’s Lender Group to the Borrower pursuant to the Credit Agreement together with all accrued but unpaid interest thereon.

The Borrower also agrees to pay interest in like money to the Loan Note Holder, for the benefit of the Lenders in its Lender Group, on the unpaid principal amount of each such Advance from time to time from the date of each such Advance until payment in full thereof at the rate or rates and on the dates set forth in the Credit Agreement.

This Loan Note is one of the Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein and is secured by the Collateral including the Purchased Solar Assets.

In the event of any inconsistency between the provisions of this Loan Note and the provisions of the Credit Agreement, the Credit Agreement will prevail.

THIS LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS LOAN NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS LOAN NOTE, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS LOAN NOTE OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND  INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LOAN NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS LOAN NOTE.

This Loan Note may be transferred or assigned by the holder hereof at any time, subject to compliance with any applicable law. This Loan Note shall be binding upon the Borrower and shall inure to the benefit of the holder hereof and its successors and assigns. The obligations and liabilities of the Borrower hereunder may not be assigned to any Person without the prior written consent of the holder hereof. Any such assignment in violation of this paragraph shall be void and of no force or effect.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

[Signature page follows.]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, this Loan Note has been duly executed and delivered on behalf of the Borrower by its duly authorized officer on the date and year first written above.

                         For and on behalf of

DOMINO SOLAR LTD, an exempted company incorporated in the Cayman Islands

                         By: ____________________________

                         Name:

                         Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule I

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Cost of Funds	Interest Accrual Period	Notation made by:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT E

Commitments

Credit Suisse AG, Cayman Islands Branch	$50,000,000

E-1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT F

Form of Notice of Delayed Funding

Domino Solar Ltd

c/o SolarCity Corporation

3055 Clearview Way

San Mateo, CA 94402

Re:     Notice of Potential For Delayed Funding

Reference is made to the Credit Agreement, dated as of March 31, 2016, by and among DOMINO SOLAR LTD, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), SOLARCITY CORPORATION, a Delaware corporation (“SolarCity”), as performance guarantor (in such capacity, the “Performance Guarantor”), Dom Solar Lessor I, LP, acting through its general partner, Dom Solar General Partner I, LLC, as original lessor (the “Original Lessor”), SolarCity, as manager (in such capacity, the “Manager”), Credit Suisse AG, New York Branch (“CSNY”), as contractual representative (in such capacity, the “Agent”) for the financial institutions that may become parties hereto (each such financial institution (including any Conduit Lender), a “Lender” and collectively, the “Lenders”), the Lenders, each Funding Agent representing a group of Lenders, and u.s. bank national association, as paying agent (in such capacity, the “Paying Agent”) and as custodian (in such capacity, the “Custodian”).

Pursuant to Section 2.4 (D) of the Credit Agreement, [___], as a Committed Lender, hereby notifies the Borrower that it has incurred external costs, fees or expenses directly related to and as a result of the “liquidity coverage ratio” under Basel III in respect of its Commitments under the Credit Agreement and/or its interests in the Loan Notes.

Sincerely,

[____]

By: _____________________________

Name:

Title:

F-1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT G

Form of Delayed Funding Notice

Domino Solar Ltd

c/o SolarCity Corporation

3055 Clearview Way

San Mateo, CA 94402

Re:     Notice of Potential For Delayed Funding

Reference is made to the Credit Agreement, dated as of March 31, 2016, by and among DOMINO SOLAR LTD, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), SOLARCITY CORPORATION, a Delaware corporation (“SolarCity”), as performance guarantor (in such capacity, the “Performance Guarantor”), Dom Solar Lessor I, LP, acting through its general partner, Dom Solar General Partner I, LLC, as original lessor (the “Original Lessor”), SolarCity, as manager (in such capacity, the “Manager”), Credit Suisse AG, New York Branch (“CSNY”), as contractual representative (in such capacity, the “Agent”) for the financial institutions that may become parties hereto (each such financial institution (including any Conduit Lender), a “Lender” and collectively, the “Lenders”), the Lenders, each Funding Agent representing a group of Lenders, and u.s. bank national association, as paying agent (in such capacity, the “Paying Agent”) and as custodian (in such capacity, the “Custodian”).

Pursuant to Section 2.4(D) of the Credit Agreement, [___], as a Committed Lender, hereby notifies the Borrower of its intent to fund its amount of the Advance related to the Notice of Borrowing delivered by the Borrower on [__], on a Business Day that is before [____]3, rather than on the date specified in such Notice of Borrowing.

Sincerely,

[____]

By: _____________________________

Name:

Title:

[3]	Thirty-five days following the date of delivery by such Committed Lender of this Delayed Funding Notice.

G-1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT H

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of the date set forth in Item 1 of Schedule I hereto (the “Joinder Agreement”), among Domino Solar Ltd, as Borrower (the “Borrower”), the Lender set forth in Item 2 of Schedule I hereto, as an additional lender (the “Additional Lender”) and the Funding Agent set forth in Item 2 of Schedule I hereto, as an additional funding agent (the “Additional Funding Agent”), and CREDIT SUISSE AG, NEW YORK BRANCH, as Agent for the Lenders and Funding Agents under, and as defined in, the Credit Agreement described below (in such capacity, the “Agent”).

W I T N E S S E T H

WHEREAS, this Joinder Agreement is being executed and delivered in connection with the Credit Agreement, dated as of March 31, 2016, by and among DOMINO SOLAR LTD, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), SOLARCITY CORPORATION, a Delaware corporation (“SolarCity”), as performance guarantor (in such capacity, the “Performance Guarantor”) and as manager (in such capacity, the “Manager”), DOM SOLAR LESSOR I, LP, an exempted limited partnership formed under the laws of the Cayman Islands, acting through its general partner, Dom Solar General Partner I, LLC, as original lessor (the “Original Lessor”), Credit Suisse AG, New York Branch (“CSNY”), as contractual representative (in such capacity, the “Agent”) for the financial institutions that may become parties hereto (each such financial institution (including any Conduit Lender), a “Lender” and collectively, the “Lenders”), the Lenders, each Funding Agent representing a group of Lenders, and u.s. bank national association, as paying agent (in such capacity, the “Paying Agent”) and as custodian (in such capacity, the “Custodian”) (the “Credit Agreement”; unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined); and

WHEREAS, the Additional Lender wishes to become a Lender party to the Credit Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Upon receipt by the Agent of a counterpart of this Joinder Agreement, to each of which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Additional Lender, the Additional Funding Agent, the Borrower and the Agent, the Agent will transmit to the Borrower, the Manager, the Paying Agent, the Additional Lender and the Additional Funding Agent a Joinder Effective Notice, substantially in the form of Schedule III to this Joinder Agreement (a “Joinder Effective Notice”).  Such Joinder Effective Notice shall be executed by the Agent and shall set forth, inter alia, the date on which the joinder effected by this Joinder Agreement shall become effective (the “Joinder Effective Date”).  From and after the Joinder Effective Date, the Additional Lender shall be a Committed Lender party to the Credit Agreement for all purposes thereof having an initial Lender Group Percentage and Commitment, if applicable, as set forth in such Schedule II.

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By executing and delivering this Joinder Agreement the Additional Lender confirms to and agrees with the Agent and the Lender as follows:  (i) neither the Agent nor any other Lender makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement (other than representations or warranties made by such respective parties) or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, or with respect to the financial condition of [add relevant entities] or the Borrower (collectively, the “[___] Entities” and each, a “[___] Entity”), or the performance or observance by any [___] Entity of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto; (ii) the Additional Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (iii) the Additional Lender will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) each Additional Lender appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article VIII of the Credit Agreement; (v)  (v) each Additional Lender appoints and authorizes the related Additional Funding Agent to take such action as funding agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article VII of the Credit Agreement; and (vi) the Additional Lender agrees (for the benefit of the other parties to the Credit Agreement) that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Schedule II hereto sets forth the Commitment and the Facility Maturity Date of the Additional Lender, as well as administrative information with respect to the Additional Lender and the Additional Funding Agent.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

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SCHEDULE I TO
JOINDER AGREEMENT

COMPLETION OF INFORMATION AND
SIGNATURES FOR JOINDER AGREEMENT

Re:     Credit Agreement, dated as of as of March 31, 2016, by and among DOMINO SOLAR LTD, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), SOLARCITY CORPORATION, a Delaware corporation (“SolarCity”), as performance guarantor (in such capacity, the “Performance Guarantor”) and as manager (in such capacity, the “Manager”), DOM SOLAR LESSOR I, LP, acting through its general partner, Dom Solar General Partner I, LLC, as original lessor (in such capacity, the “Original Lessor”), Credit Suisse AG, New York Branch (“CSNY”), as contractual representative (in such capacity, the “Agent”) for the financial institutions that may become parties hereto (each such financial institution (including any Conduit Lender), a “Lender” and collectively, the “Lenders”), the Lenders, each Funding Agent representing a group of Lenders, and u.s. bank national association, as paying agent (in such capacity, the “Paying Agent”) and as custodian (in such capacity, the “Custodian”)

Item 1:     Date of Joinder Agreement:

Item 2:     Additional Lender:

     Additional Funding Agent:

Item 3:     Type of Lender:       ____ Conduit Lender
               ____ Committed Lender

Item 4:     Complete if Committed Lender:     Commitment: $ ______________

     Scheduled Maturity Date:

Item 5:     Name of Funding Agent:

Item 6:     Name of Lender Group:

Item 7:     Signatures of Parties to Agreement:

_____________________________________
as Additional Lender

By:     _____________________________________
Name:
Title:

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[By:     _____________________________________
Name:
Title:]

For and on behalf of

DOMINO SOLAR LTD, an exempted company incorporated in the Cayman Islands, as Borrower

By:     _______________________________________
Name:
Title:

CREDIT SUISSE AG, NEW YORK BRANCH,
  as Agent

By:     _______________________________________
Name:
Title:

By:     _______________________________________
Name:
Title:

[FUNDING AGENT], as Funding Agent

By:     __________________________________
Name:
Title:

By:     __________________________________
Name:
Title:

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SCHEDULE II TO
JOINDER AGREEMENT

LIST OF INVESTING OFFICES, ADDRESSES
FOR NOTICES AND COMMITMENT

[Additional Lender]
Committed Lender	(Y/N)
Initial Lender Group Percentage: (if applicable)	_______%
Initial Commitment:	$____________

Office and Address for Notices:

[Additional Funding Agent]

Office and Address for Notices:

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SCHEDULE III TO
JOINDER AGREEMENT

FORM OF
JOINDER EFFECTIVE NOTICE

To:     [Names and addresses of
Borrower, Provider, Manager, Paying Agent, Additional Lender and Additional Funding Agent]

The undersigned, as Agent under the Credit Agreement, dated as of [_____], 2016, by and among DOMINO SOLAR LTD, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), SOLARCITY CORPORATION, a Delaware corporation (“SolarCity”), as performance guarantor (in such capacity, the “Guarantor Performance”) and as manager (in such capacity, the “Manager”), DOM SOLAR LESSOR I, LP, acting through its general partner, Dom Solar General Partner I, LLC, as original lessor (the “Original Lessor”), Credit Suisse AG, New York Branch (“CSNY”), as contractual representative (in such capacity, the “Agent”) for the financial institutions that may become parties hereto (each such financial institution (including any Conduit Lender), a “Lender” and collectively, the “Lenders”), the Lenders, each Funding Agent representing a group of Lenders, and u.s. bank national association, as paying agent (in such capacity, the “Paying Agent”) and as custodian (in such capacity, the “Custodian”) acknowledges receipt of five executed counterparts of a completed Joinder Agreement. [Note: attach copies of Schedules I and II from such Joinder Agreement.]  Terms defined in such Joinder Agreement are used herein as therein defined.

Pursuant to such Joinder Agreement, you are advised that the Joinder Effective Date will be _____________, .

Very truly yours,

CREDIT SUISSE AG, NEW YORK BRANCH,
  as Agent

By:     ____________________________
Name:
Title:

By:     ____________________________
Name:
Title:

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Schedule I

Lockbox Bank, Lockbox Account, the Collection Account, the Distribution Account, the Inverter Replacement Reserve Account, the Pre-Placed In Service Reserve Account and the Liquidity Reserve Account

1.     Lockbox Bank: Bank of America N.A.

Contact:

100 North Tryon Street,

Charlotte,

NC 28255

Account #: [***] Lockbox Account

2.     U.S. Bank National Association

Contact:

U.S. Bank

MN-West Side Flats, St Paul

60 Livingston Ave, Saint Paul,

MN 55107

Account #: [***]

Subaccounts:

#[***]               Collection Account

#[***]               Distribution Account

#[***]               Inverter Replacement Reserve Account

#[***]               Pre-Placed in Service Reserve Account

#[***]               Liquidity Reserve Account

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Schedule IV

Eligible Solar Asset Criteria

An “Eligible Solar Asset” shall mean, on any day, a Solar Asset meeting the criteria specified in the Transaction Documents including but not limited to:

1.     Schedule of Solar Assets.  Each entry with respect to the Solar Asset set forth on the Schedule of Solar Assets is complete, accurate, true and correct in all material respects and does not omit any necessary information that makes such entry misleading.

2.     Form of Customer Agreement.  The related Customer Agreement is substantially in the form of one of the template agreements attached as an exhibit to the Master Lease Documents (except with respect to variations permitted under SolarCity’s Commercial Contract Negotiations and Modifications Policy).

3.     Modifications to Customer Agreement.  The terms of the related Customer Agreement have not been amended, waived, extended, or modified in any material respect, except in compliance with SolarCity’s Commercial Contract Negotiations and Modifications Policy.

4.     Host Customer Payments in U.S. Dollars.  The related Host Customer is obligated per the terms of the related Customer Agreement to make payments in U.S. dollars to the owner of the related Customer Agreement or its designee.

5.     Absolute and Unconditional Obligation.  The related Customer Agreement by its terms contains an absolute and unconditional obligation of the Host Customer to make scheduled lease payments or power purchase payments at the times and in the amounts determined pursuant to the related Customer Agreement, and such payment obligations under the related Customer Agreement do not provide for offset for any reason; provided, however, that certain Customer Agreements may permit such Host Customer to be excused from making payments if a prolonged force majeure event occurs or if there’s a material breach by SolarCity, the owner of the PV System or the Lessee of its obligations under the related Customer Agreement.

6.     Rent Prepayment.  Lessee has confirmed that all conditions to the payment of the Rent Prepayment by the Lessee have been satisfied or waived by the Lessee, including satisfaction of Section 2.3 of the Master Lease Agreement and Exhibit R of the Master Lease Agreement, and the Lessee has paid the Rent Prepayment to the Original Lessor at the written direction of the Borrower.

7.     Non-cancelable; Prepayable.  With respect to each Solar Asset which is not a Pre-Placed In Service Asset, the related Customer Agreement is cancelable by Host Customer without cause, if applicable under the terms of the related Customer Agreement, and may be

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voluntarily prepayable, in each case, only with a mandatory payment amount equal to an amount determined by the discounting of all prepaid projected Host Customer Payments at a pre-determined discount rate (such discount rate not to be greater than the Discount Rate).

8.     Freely Assignable.

a.       The ownership of the related PV System is freely assignable to the Borrower and  a security interest in such PV System may be granted by the Borrower without the consent of any Person, subject to the rights of the Lessee under the Master Lease Agreement with respect to an MLA Solar Asset.

b.       The related Customer Agreement and the rights with respect to the related Solar Assets (other than the PV Systems) are freely assignable to the Borrower and a security interest in any such assets may be granted by the Borrower without the consent of any Person, subject to the rights of the Lessee under the Master Lease Agreement with respect to an MLA Solar Asset.

9.     Legal Compliance.  The Customer Agreement and the origination thereof and the installation of the related  PV System, in each case, was  in compliance in all material respects with respect to the applicable federal, state and local laws and regulations (including all consumer protection laws) at the time such Customer Agreement was originated and such System was installed.

10.     Legal, Valid and Binding Agreement.  The related Customer Agreement is legal, valid and binding on the related Host Customer, enforceable against such related Host Customer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity)..

11.     No Delinquencies, Defaults or Terminations.  The related Customer Agreement is not a Delinquent Solar Asset, a Defaulted Solar Asset or a Terminated Solar Asset.

12     No Adverse Selection.  No selection procedures reasonably believed by the Borrower to be adverse to the Agent and the Lenders were utilized in selecting the PV Systems leased under the Master Lease Agreement, and the related Customer Agreements from among the Eligible Solar Assets directly owned by SolarCity.

13.     Full Force and Effect.  The related Customer Agreement is in full force and effect in accordance with its respective terms.

14.     No Defenses Asserted.  The related Customer Agreement has not been satisfied, subordinated or rescinded and no lawsuit is pending with respect to such related Customer Agreement.

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15.     Ordinary Course of Business.  The related Customer Agreement relates to the sale of power from or the leasing of a PV System originated in the ordinary course of business of SolarCity.

16.     PV System.  For Solar Assets which are not Pre-Placed In Service Solar Assets, (i) the related PV System was properly delivered to and installed for the related Host Customer in good repair, without defects and in satisfactory order and (ii) the related Host Customer has accepted the related PV System, and no related Host Customer has notified SolarCity of any existing defects therein which is not in the process of being investigated, addressed or repaired by SolarCity.   For Pre-Placed In Service Solar Assets, the related PV System meets the definition of Substantial Completion in the Master Lease Documents.

17.     Insurance.  With respect to the related PV System, SolarCity has obtained and does maintain, on behalf of the Lessee, insurance in amounts and coverage consistent with the business’ policies.  All such required insurance is in full force and effect as of the Borrowing Date for such Solar Asset.

18.     Taxes and Governmental Charges.  The transfer, assignment and the pledge of the Solar Assets pursuant to the Master Contribution Agreement and the Security Agreement are not subject to and will not result in any tax, fee or governmental charge payable by the Borrower to any federal, state or local government except as paid.

19.     Governing Law of Customer Agreement.  The related Customer Agreement is governed by the laws of a state of the United States and was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer, pledge or assignment of the related Customer Agreement under any of the Facility Documents.

20.     No Unpaid Fees.  There are no unpaid fees owed by the Borrower to third parties relating to the origination of the related Customer Agreement and installation of the related PV System.

21.     Payment Terms of Customer Agreement.  Except as otherwise provided in the related Customer Agreement, the related Customer Agreement provides that the Host Customer thereunder is required to make periodic Host Customer Payments, which are due and payable on a monthly basis, during the term of the related Customer Agreement.

22.     Host Customer.  The related Host Customer satisfied SolarCity’s Credit Underwriting Policy at the time of origination, except as otherwise accepted and approved by the Lessee.

23.     Warranties.  All Manufacturer Warranties relating to the related Customer Agreement and the related PV System are in full force and effect and can be enforced by the Lessee, the Borrower or the Manager, as applicable, other than with respect to those Manufacturer

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Warranties that are no longer being honored by the relevant manufacturer with respect to all customers generally.

24.     PBI Payments.

a.     All applications, forms and other filings required to be submitted in connection with the procurement of PBI Payments have been properly made in all material respects under applicable law, rules and regulations.  For Solar Assets which are not Pre-Placed In Service Solar Assets, the related PBI Obligor has provided a written reservation approval (which may be in the form of electronic mail from the related PBI Obligor) for the payment of PBI Payments.

b.     For Solar Assets which are not Pre-Placed In Service Solar Assets, all conditions to the payment of PBI Payments by the related PBI Obligor (including but not limited to the size of the PV Systems, final site visits, provision of data, installation of metering, proof of project completion, production data and execution and delivery of final forms and related agreements (including all applications, forms and other filings and any written reservation approvals, Interconnection Agreements and REC purchase agreements, if required, each, a “Performance Based Incentive Agreement”)) have been satisfied or approved, as applicable, and the PBI Obligor's payment obligation is an absolute and unconditional obligation of the PBI Obligor that is not subject to offset for any reason.

c.     Copies of all PBI Documents and the Performance Based Incentive Agreement, if any, for PBI Payments are maintained, in the case of an MLA Solar Asset, by the Provider on behalf of the Lessee and copies thereof shall be delivered to the Custodian.

d.     The rights to receive PBI Payments (provided such rights are not retained by the Host Customer pursuant to the related Customer Agreement) and the related Performance Based Incentive Agreement, if any, are freely assignable by the Borrower and a security interest therein may be granted by the Borrower without the consent of or notice to any Person, or, if consent is required for any such assignment, such consent is not to be unreasonably withheld.  The PBI Payments are not subject to any law, rule or regulation which would make unlawful the sale, transfer, pledge or assignment of any rights to the PBI Payments within the regulations set forth with respect to such PBI Payments.  As of the related Borrowing Date, the Lessee had full legal and equitable title to such rights with respect to an MLA Solar Asset, free and clear of any liens and encumbrances except with respect to the security interest granted by Lessee in favor of Borrower which has been pledged to the Agent.

e.     If a Performance Based Incentive Agreement is required by the laws, rules or regulations governing the obligations of the PBI Obligor to pay the PBI Payments, such Performance Based Incentive Agreement is, to the best knowledge of the Borrower, the legal valid and binding payment obligation of the

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PBI Obligor, enforceable against such PBI Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered at law or in equity).

25.     True Lease.  The related Customer Agreement in the form of a Lease Agreement is a "true" lease, as defined in Article 2-A of the UCC.

26.     UCC.  The related Customer Agreement and rights to PBI Payments constitute "general intangibles", "accounts" or "chattel paper" within the meaning of the applicable UCC.  The PV Systems constitute “Equipment” within the meaning of the applicable UCC.  Upon the filing of all appropriate financing statements in the proper filing offices in the appropriate jurisdictions, the Agent will have a first priority perfected security interest in and to the Customer Agreements, the rights to PBI Payments and the PV Systems, subject to Permitted Liens.

27.     Delivery of Customer Agreements.  The related Customer Agreement and any amendments or modifications have been converted into an electronic form (an “Electronic Copy”) and the related original Customer Agreement and any amendments or modifications have been destroyed on or before the related Borrowing Date in compliance with SolarCity’s document storage policies (which include exceptions for preservation of originals where the local utility or governmental authority requires such preservation).  In the case of an MLA Solar Asset, an Electronic Copy is being maintained by the Provider on behalf of the Lessee, such Electronic Copy will be delivered to the Custodian on or prior to the related Borrowing Date and such Electronic Copy is a true and complete copy of such original Customer Agreement and any amendments or modifications thereto.  Each original Customer Agreement in the form of a Customer Lease Agreement that has been retained by SolarCity as Provider or as Manager in a custodial capacity in compliance with such exception to its document storage policies has been labeled on or before the related Borrowing Date to indicate that such Customer Lease Agreement was transferred to the Lessee.

28.     Fixture Filing.  The terms of the related Customer Agreement provide that the parties thereto agree that the related PV System is not a fixture.  SolarCity or an affiliate thereof has filed a protective UCC fixture filing in respect of the related PV System; provided, however, that (i) certain of such UCC fixture filings have been released in order to assist the applicable Host Customer in a pending refinancing of such Host Customer's mortgage loan or sale of the related property, and (ii) such UCC fixture filings may not have been filed or maintained in a manner that would provide priority under the UCC over a conflicting interest of an encumbrancer or owner of the real property subject to the UCC fixture filing.

29.     PV System Components.  The components of the PV System are manufactured by an Approved PV System Manufacturer, unless otherwise accepted and approved by the Lessee.  The Customer Agreement applies to a newly manufactured PV System.

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30.     Original Term: The original term to maturity of the Customer Agreement is less than or equal to 300 months.

31.     Host Customer Solvency: As of the related Borrowing Date with respect to each Solar Asset, the related Host Customer is not subject to insolvency or bankruptcy nor has it commenced any litigation or asserted any claim challenging the validity or enforceability of such Customer Agreement.

32.     No Impairment.  The Original Lessor has not done anything to impair the rights of the Borrower, the Agent or the Lenders in the Collateral or payments with respect thereto.

33.     Ownership.  The Borrower has full legal and equitable title to the related PV System, free and clear of any liens and encumbrances.  All filings necessary in any jurisdiction to provide third parties with notice of and (subject to Permitted Liens) to give the Agent a first perfected security interest in the related PV System (subject to Permitted Liens) have been made, except the filing, after the related Borrowing Date, of a new Notice of Independent Solar Energy Producer Contract pursuant to California PUC Code Section 2869(b) with respect to each Customer Agreement in connection with a PV System located in the State of California.  In the case of an MLA Solar Asset, the Master Lease Documents provide that the Customer Agreements and PBI Documents related to such PV System shall revert back to the Borrower upon the termination of the Master Lease Agreement related to such PV System.

34.     No Condemnation.  With respect to any Solar Asset which is not a Pre-Placed In Service Solar Asset, no condemnation is pending or, to the Borrower's knowledge, threatened with respect to the PV System, or any portion thereof material to the ownership of the PV System, and no unrepaired casualty exists with respect to the PV System or any portion thereof material to the ownership or operation of the PV System or the sale of the electricity therefrom.

35.     Initial Rent Schedule.  In the case of an MLA Solar Asset, an initial Rent Schedule has been determined.

36.     Master Lease Documents.  In the case of an MLA Solar Asset, the related PV System has been leased to the Lessee pursuant to the Master Lease Agreement and the Master Lease Agreement satisfies each of the following criteria:

a.     Legal, Valid and Binding Agreements. As of the related Borrowing Date, each of the Master Lease Agreement, the Lessee Security Agreement and the SNDA is the legal, valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity.  The Maintenance Services Agreement is the legal, valid, and binding

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obligation of the Provider, enforceable against the Provider in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

b.     Lessee Payments in U.S. Dollars.  The Lessee is obligated per the terms of the Master Lease Agreement to make payments in U.S. dollars to the Borrower or its designee.

c.     Absolute and Unconditional Obligation.  The Master Lease Agreement is by its terms an absolute and unconditional obligation of the Lessee to pay Periodic Rent as required thereunder and such payment obligations do not provide for offset for any reason, including without limitation non-payment by Host Customers in respect of MLA Solar Assets or the non-payment or non-performance by the Borrower of its obligations under the Master Lease Agreement.

d.     Triple Net Lease.  The Lessee is responsible for the maintenance of PV Systems in respect of MLA Solar Assets in accordance with general industry standards applicable to such PV Systems, for payment of all for maintaining insurance with respect to such PV Systems in accordance with the requirements of the Master Lease Agreement and for payment of all state and local sales, use and transfer taxes on Rent, for collection of any such taxes on Host Customer Payments in respect of MLA Solar Assets and for payment of property taxes to the extent not borne by such Host Customer.

e.     Freely Assignable.  Each of the Master Lease Agreement and the Lessee Security Agreement and the rights, remedies and obligations of the Borrower are freely assignable; provided, that the Borrower may not assign its interest in the Master Lease Agreement (i) during the Recapture Period, to any "tax exempt entity" within the meaning of Section 168(h) of the Internal Revenue Code or an entity described in Treasury Regulation §1.48-4(a)(i)(v) and (ii) to any Person if such assignment would result in the Rents being subject to U.S. withholding taxes or (in the event of any assignment to the Agent or a foreclosure transferee thereof) sales, use, property, transfer or other similar taxes that are not otherwise taken into account.  A security interest may be granted by the Borrower without the consent of any Person (or, if any consent is required such consent has been obtained).

f.     Full Force and Effect; No Defaults or Terminations.  Each of the Master Lease Agreement, the Lessee Security Agreement and the Maintenance Services Agreement is in full force and effect in accordance with its respective terms, and there have been no breaches or defaults by the Provider or the Borrower, or, to the knowledge of the Borrower, by the Lessee under any of such agreements that would entitle the other party to any such agreement to terminate such agreement, and neither the Borrower nor the Provider has given or received any notice of default under any of such agreements.

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g.     Modifications to Master Lease Documents.  True and complete copies of the Master Lease Agreement, the Lessee Security Agreement and the Maintenance Services Agreement as in effect on the Closing Date have been delivered to the Borrower and the Agent on or before the Closing Date.  On each Borrowing Date, the terms of the Master Lease Agreement, the Lessee Security Agreement and the Maintenance Services Agreement have not been amended, waived, extended, or modified in any material respect since the Closing Date or the last Borrowing Date; provided, that if they have, true and complete copies of such material amendments, waivers, extensions or modifications to the Master Lease Agreement, the Lessee Security Agreement and the Maintenance Services Agreement have been delivered to the Borrower and the Agent on or before such Borrowing Date.

h.     No Defenses Asserted.  None of the Master Lease Agreement and the Lessee Security Agreement has been satisfied, subordinated (except pursuant to the SNDA) or rescinded, and no lawsuit is pending by or against the Borrower with respect to such agreements.

i.     Taxes and Governmental Charges.  The pledge by the Borrower to the Agent pursuant to the Borrower Security Agreement are not subject to and will not result in any tax, fee or governmental charge payable by the Borrower to any federal, state or local government except as paid.

j.     True Lease.  The Master Lease Agreement is a "true" lease, as defined in Article 2-A of the UCC.

k.     Lessee Security Agreement.  The Borrower has a first priority perfected security interest in the Customer Agreements in respect of MLA Solar Assets and other collateral subject to the Lessee Security Agreement (subject to Permitted Liens, Lessee Retained Amounts and proceeds thereof being identifiable cash proceeds and to the extent deposited into a Lessee deposit account (as defined in the UCC), to any prior lien or security interest covering such deposit account).  All filings necessary in any jurisdiction to provide third parties with notice of and to give the Borrower a perfected security interest in such Customer Agreements and other collateral subject to the Lessee Security Agreement have been made.

l.     Permitted Indebtedness.  The Loan Notes are permitted indebtedness under the Master Lease Agreement.

m.     SNDA.  Pursuant to and to the extent provided in the SNDA, the Lessee has agreed to subordinate its rights and remedies in respect of any payment obligations of the Borrower under the Master Lease Agreement (including, without limitation, the Early Termination Option Fair Market Value) to payments and obligations of the Borrower under the Credit Agreement, the Loan Notes and the Transaction Documents, including without limitation the Tax Loss Indemnity Payment.

n.     Termination Value Payments.  The Lessee is obligated to make the applicable Termination Value Payment, at the times and subject to the conditions set forth in the Master Lease Agreement, subject to adjustment in accordance with the

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provisions of the Master Lease Agreement, in connection with the termination of the Master Lease Agreement with respect to any PV System (other than as a result of a default by the Borrower).

.

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Schedule 4.1(W)

Environmental Matters

None.

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